As filed with the Securities and Exchange Commission on June 10, 1999

                                             Registration No. 333

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                             ----------------
                                 FORM SB-2
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                             ----------------

                         CAVION TECHNOLOGIES, INC.
              (Name of Small Business Issuer in its Charter)

      Colorado                    514191                  84-1472763
  (State or other         (Primary North American      (I.R.S. Employer
    jurisdiction         Industry Classification     Identification No.)
 of incorporation)            System Number)

                       7475 Dakin Street, Suite 607
                          Denver, Colorado 80221
                              (303) 657-8212
       (Address and Telephone Number of Principal Executive Offices
                     and Principal Place of Business)

                              DAVID J. SELINA
                   President and Chief Executive Officer
                         Cavion Technologies, Inc.
                       7475 Dakin Street, Suite 607
                          Denver, Colorado 80221
                              (303) 657-8212
         (Name, Address, including Zip Code, and Telephone Number,
                including Area Code, of Agent for Service)
                             ----------------

                                Copies to:

   S. LEE TERRY, JR., ESQ.                       JOHN G. HERBERT, ESQ.
    CYNTHIA R. CAIN, ESQ.                         John G. Herbert P.C.
      Gorsuch Kirgis LLP                     1675 Larimer Street, Suite 310
     Tower I, Suite 1000                        Denver, Colorado  80202
     1515 Arapahoe Street                            (303) 534-0522
   Denver, Colorado  80202
        (303)376-5000

                             ----------------

     Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

                             ----------------

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
     SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE
 WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE
     REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
                              MAY DETERMINE.

                      CALCULATION OF REGISTRATION FEE

                                     Proposed    Proposed
                                     Maximum     Maximum        Amount
Title of Each Class      Amount to   Offering   Aggregate         of
of Securities to be          be     Price Per    Offering    Registration
Registered               Registered  Share(1)    Price(1)        Fee
                         1,380,000   $0.0008   $10,497,254    $2,918.26
                         ---------- ---------  -----------   ------------

Class A common stock,
  $.0001 par value
  per share ("common
  stock")(2)             1,380,000    $6.75      $9,315,000    $2,589.57

Representative's
  Warrants(3)              120,000    $0.0008          $100        $0.03

Common stock issuable
  upon exercise of
  Representative's
  Warrant(4)               120,000    $8.10        $972,000      $270.22

Convertible preferred
  stock, Series A,
  convertible into
  one share of common
  stock ("preferred
  stock")(5)               700,000    $0.0001           $70        $0.02

Common stock issuable
  upon conversion of
  the preferred
  stock(6)                 700,000    $0.0001           $70        $0.02

Agent's Warrant(7)          70,000    $0.0001            $7        $0.01

Preferred stock issuable
  upon exercise of
  the Agent's Warrant(8)    70,000    $3.00        $210,000       $58.38

Common stock issuable
  upon conversion of
  preferred stock issued
  upon exercise of
  Agent's Warrants(9)       70,000    $0.0001            $7        $0.01

Total                           --    --        $10,497,254    $2,918.26


(1) Estimated solely for the purpose of calculating the amount of the registration fee.
(2) Includes 180,000 shares of common stock which the underwriters have the option to purchase to cover over- allotments, if any.
(3)  Representative's warrants to be sold to the representative.
(4) Underlying shares of common stock issuable upon exercise of representative's warrants. This Registration Statement also covers such additional number of warrants as may become issuable upon exercise of the representative's option by reason of anti-dilution provisions pursuant to Rule 416.
(5) Each share of preferred stock is convertible into one share of common stock.
(6) Underlying shares of common stock issuable upon exercise of preferred stock.
(7) Agent's warrant issued to the agent for the Company's February 8, 1999 private placement of preferred stock convertible into common stock.
(8) Underlying shares of preferred stock issuable upon exercise of agent's warrant.
(9) Underlying shares of common stock issuable upon exercise of preferred stock underlying agent's warrant.

                Subject to completion, dated June 10, 1999

PROSPECTUS

                             1,200,000 Shares

                                cavion.com
                      Common Stock, $.0001 Par Value
-------------------------------------------------------------------------

  This is our initial public offering of shares of common stock. Of the shares of common stock being offered, 1,200,000 are being offered by us and 700,000 shares will be offered no earlier than nine months after the date of this prospectus by those shareholders named under "Selling Shareholders" after conversion of their shares of preferred stock. We will not receive any of the proceeds from the sale of shares by the
                           Selling Shareholders.
          No public market currently exists for our common stock.

  We will list the shares on the Nasdaq SmallCap Market under the symbol
                                  "CAVN."
           Anticipated Price Range is $6.00 to $7.50 per share.

             Investing in shares of our stock involves risks.
                       Risk Factors begin on page 5.

                                                   Per Share     Total
                                                  -----------   --------
Public Offering Price                              $            $
Underwriting Discount                              $            $
Proceeds to cavion.com                             $            $
Proceeds to Selling Shareholders                   $            $


We have granted the underwriters a 45-day option to purchase up to 180,000 additional shares of common stock on the same terms and conditions to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Neidiger, Tucker, Bruner, Inc., as representative of the underwriters,
expects to deliver the shares against payment on or about             ,
1999.
-------------------------------------------------------------------------


                          NEIDIGER/TUCKER/BRUNER
                               Incorporated
                                           , 1999

The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       [INSIDE COVER OF PROSPECTUS]

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                             TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                   1
RISK FACTORS                                                         5
USE OF PROCEEDS                                                     17
DIVIDENDS                                                           17
CAPITALIZATION                                                      18
DILUTION                                                            21
SELECTED FINANCIAL INFORMATION                                      23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS                                               26
OUR BUSINESS                                                        34
MANAGEMENT                                                          44
EXECUTIVE COMPENSATION                                              48
EQUITY INCENTIVE PLAN                                               50
PRINCIPAL SHAREHOLDERS                                              53
DESCRIPTION OF CAPITAL STOCK                                        55
SHARES ELIGIBLE FOR FUTURE SALE                                     59
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                      60
THE SELLING SHAREHOLDERS                                            66
PLAN OF DISTRIBUTION                                                70
UNDERWRITING                                                        71
ADDITIONAL INFORMATION                                              75
REPORTS TO SECURITY HOLDERS                                         76
EXPERTS                                                             76
LEGAL MATTERS                                                       76
INDEX TO FINANCIAL STATEMENTS                                       77

                           ABOUT THIS PROSPECTUS

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

     This preliminary prospectus is subject to completion prior to this offering. Among other things, this preliminary prospectus describes our company as we currently expect it to exist at the time of this offering and changes may occur that we don't presently expect.

     See the section of this prospectus entitled "Risk Factors" for a discussion of certain factors that you should consider before investing in the common stock offered in this prospectus.

     Until                   , 1999, all dealers selling shares of the
common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            PROSPECTUS SUMMARY

     This summary highlights information that we present more fully in the rest of this prospectus. The summary does not contain all the information you should consider before buying shares in this offering. You should read the entire prospectus carefully.

                                Our Company
                                -----------

     cavion.com is the trade name for our company, Cavion Technologies, Inc. We are an Internet service provider specializing in Internet-related
products and services for the credit union industry.   Our products and
services, which utilize our proprietary software, include a secure credit union network, secure Internet financial products and secure Internet access. As of the date of the prospectus, 35 entities in the credit union industry have subscribed to our network. Through our affinity program, we plan to offer additional goods and services to credit union members via our credit union customers' websites, including long distance telephone services, new vehicle transactions, retail internet service provider services, consumer products and insurance products, among others. We market our products and services to credit unions located in key geographic areas across the United States that we have selected due to their high concentration of credit unions. On February 1, 1999, we purchased the business of a company called LanXtra, Inc., a Colorado corporation ("LanXtra"), which began this business on January 1, 1998. In this prospectus, when we refer to our company or our business, we are referring to it as it has been conducted by us and, before us, by LanXtra. (See "Our Business - Company History.")

     Our principal executive offices are located at 7475 Dakin Street, Suite 607, Denver, Colorado 80221. Our telephone number is 303-657-8212. We were incorporated in Colorado in 1998.

                               The Offering
                               ------------

Common stock offered by cavion.com      1,200,000 shares
Common stock to be outstanding after
   this offering                        4,606,326 shares
Use of proceeds                         We estimate that we will receive
                                        proceeds from this offering of
                                        approximately $6.8 million or $7.9
                                        million if the underwriter
                                        exercises its over-allotment
                                        option in full.  We expect to use
                                        the proceeds to purchase equipment
                                        and infrastructure, to establish
                                        new points of presence, for sales
                                        and marketing activities, to pay
                                        certain debts and accounts
                                        payable, for working capital and
                                        possibly to pay for the put or
                                        call of shares of our Class B
                                        common stock.  (See "Use of
                                        Proceeds.")

     Proposed Nasdaq Small Cap Market Symbol CAVN

     The calculation of common stock to be outstanding after this offering is based on shares outstanding on June 9, 1999 and includes the automatic conversion of 700,000 shares of our Series A preferred stock upon consummation of this offering. It excludes:
     o 403,500 shares of common stock issuable upon exercise of options outstanding under our Equity Incentive Plan, none of which are exercisable today. (See "Equity Incentive Plan").

     o An additional 346,500 shares available for issuance under our Equity Incentive Plan. (See "Equity Incentive Plan").

     o 28,648 shares of Class B common stock which will be converted into Class A common stock 30 days after we have 100 credit union industry customers on our network if neither the put or the call have been exercised prior to that date. (See "Description of Capital Stock").

     o 70,000 shares of Series A preferred stock issuable upon exercise of the placement agent's warrant issued in our 1999 private placement, which preferred shares are convertible into common stock. (See "Description of Capital Stock").

     o 180,000 shares of Class A common stock issuable upon exercise of the underwriter's over-allotment option. (See "Underwriting").

     o 120,000 shares of Class A common stock issuable upon exercise of the representative's warrant. (See "Underwriting").

                       Summary Financial Information
                       -----------------------------

     The following tables contain our summary financial data. These tables do not present all of our financial information. You should read this information together with our financial statements and the financial statements of LanXtra and the notes to those statements beginning on page F-1 of this prospectus and the information under "Selected Financial Data," "Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                     cavion.com
                                    Period from                Pro Forma
                                     August 18,                 Combined
                        LanXtra         1998                   Year Ended
                       Year Ended  (Inception) to  Pro Forma  December 31,
                      December 31,  December 31,  Adjustments     1998
                          1998          1998      (Unaudited) (Unaudited)
                      ------------ -------------- ----------- ------------

Statement of
------------
Operations
----------
Data:
-----

   Revenue            $   215,022    $       --    $      --  $   215,022

   Cost of Revenue        222,419            --           --      222,419

   Operating Expenses   1,117,892         6,877      914,146    2,038,915

   Operating Loss     (1,125,289)       (6,877)    (914,146)  (2,046,312)

   Interest expense,
      and other           845,213        29,067    (584,480)      289,800
                      -----------    ----------    ---------  -----------

   Loss from
      continuing
      operations     $(1,970,502)     $(35,944)   $(329,666) $(2,336,112)
                      ===========    ==========    =========  ===========

   Basic and diluted
      net from
      continuing
      operations per
      share                $(7.66)        $(.02)                    $(.77)
                            =====          ====                      ====

   Weighted average
      common shares
      outstanding -
      basic and
      diluted             257,319     2,078,170                 3,029,218
                      ===========    ==========               ===========




                                                               Pro Forma
                                                                Combined
                                     cavion.com                  Three
                        LanXtra        Three                     Months
                       One Month       Months                    Ended
                         Ended         Ended       Pro Forma   March 31,
                      January 31,    March 31,    Adjustments     1999
                          1999          1999      (Unaudited) (Unaudited)
                      ------------ -------------- ----------- ------------

Statement of
------------
Operations
----------
Data:
-----

   Revenue             $  37,850     $   66,539     $     --   $  104,389

   Cost of Revenue        31,898         41,443     $     --       73,341

   Operating Expenses    213,311        609,609       79,388      902,308

   Operating Loss      (207,359)      (584,513)     (79,388)    (871,260)

   Interest expense,
      and other           64,069         73,656     (52,932)       84,793
                       ---------     ----------     --------   ----------

   Net Loss           $(271,428)    $ (658,169)    $(26,456)  $ (956,053)
                       =========     ==========     ========   ==========

   Basic and diluted
      net per share       $(1.06)         $(.23)                    $(.32)

   Weighted average
      common shares
      outstanding -
      basic and
      diluted            256,464      2,875,879                 3,032,978
                       =========     ==========                ==========


The following table is a summary of our balance sheet data. The pro forma as adjusted column reflects our receipt of the estimated net proceeds of the shares of common stock we are selling in this offering at an assumed initial public offering price of $6.75 per share, after deducting estimated underwriting discounts and expenses.


                                                             Pro Forma
                                              Pro Forma     As Adjusted
                                cavion.com   Adjustments   March 31, 1999
                              March 31, 1999 (Unaudited)    (Unaudited)
                              -------------- -----------   --------------

Balance Sheet Data:
-------------------

   Current Assets               $1,241,069    $6,825,000      $8,066,069

   Total Assets                 $6,353,661    $6,825,000     $13,178,661
                                ==========    ==========     ===========

   Current Liabilities          $1,788,418    $     --        $1,788,418

   Long-term Borrowings            400,593          --           400,593

   Putable Stock                   172,816          --           172,816

   Stockholders' Equity          3,991,834     6,825,000      10,816,834
                                ----------    ----------     -----------

   Total Liabilities and
   Stockholders' Equity         $6,353,661    $6,825,000     $13,178,661
                                ==========    ==========     ===========

                               RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to invest in shares of our common stock. An investment in this offering involves a high degree of risk. The risks identified below are not the only risks we face.

We have a short operating history
---------------------------------

     Our business plan was developed in January 1998 and we began acquiring credit union customers, other than our original pilot customers, in April 1998. Accordingly, we have a limited operating history upon which you may evaluate us. We face the risks and uncertainties faced by early-stage companies. Our short operating history makes it difficult to predict our future financial results. Today, we receive our revenue from the license and sale of products and services to our credit union customers. We may not be able to continue to generate revenue at the current level, or increase that level. If we don't, our business, financial condition and operating results will be materially and adversely affected.

We have incurred losses
-----------------------

     To date, we have not been a profitable business. We may never achieve profitable operations. Even if we do become profitable, we may not be able to continue to be profitable. Combined with LanXtra, we reported a total loss of $2,006,446 for the year ended December 31, 1998, comprised of a $35,944 net loss for Cavion and a net loss of $1,970,502 for LanXtra. We reported additional combined losses of $956,053 for the three months ended March 31, 1999. We expect to continue to report losses for the foreseeable future. Our short operating history makes it difficult to predict our future operating results, including our operating expenses. Our revenues have grown since the start of our business but it may not continue to grow or even continue at their current level. Because some of our expenses are fixed, including equipment leases and real estate leases, if our revenues do not increase, we may not be able to compensate by reducing our expenses as much or as quickly as we need to do. In addition, we plan to significantly increase our spending by:

     o    purchasing infrastructure and equipment

     o    expanding our sales and marketing operations

     o    broadening the geographic scope of our operations

     It is possible that our operating losses will continue at present levels or even increase in the future. Our business, our financial condition and the results of our operations will be materially and adversely affected if we can't quickly adjust our operating expense levels to match our revenue levels, which we might not be able to do. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Business").

Our quarterly and annual results may vary
-----------------------------------------

     Our quarterly and annual operating results may vary over time due to many factors including:

     o our plan to increase operating expenses to expand our product development, our sales and marketing activities and the geographic scope of our operations

     o the timing and extent of market acceptance of our products and services

     o    general market conditions

     o    competition

     o system downtime or technical difficulties that affect our operations or the Internet in general

You should not rely on quarter-to-quarter comparisons of our operating results as an indication of future performance. It is possible that, in some future periods, our actual results may be lower than the expectations of public market investors and analysts. If this did occur, the price of our common stock would probably go down.

We are counting on continued market acceptance of our products and services
------------------------------------------------------------------

     The market for Internet-based network financial services is new and uncertain. To date, our products and services have been sold to credit unions located in Colorado and nine other states. While we are now marketing our products and services across the country, no one can be certain that they will sell as well in the new markets as they have in Colorado. The market for Internet-based financial services has only recently begun to develop, so market demand for our products and services is uncertain. Important questions remain about the use of the Internet for financial services, such as security, reliability, ease of access, cost of access, quality of service and costs of service. The answers to those questions may affect the growth of Internet use in ways we can't predict today. As a result, we also can't accurately predict the size of the market for Internet-based financial services or the rate at which that market will grow. If it fails to grow or grows more slowly than we expected, or if it becomes saturated with competitors, our business, financial condition and operating results will be materially and adversely affected. Our future success depends on our ability to design, develop, test, sell and support improved versions of our current products and new software products in time to respond to changing customer needs. We will also need to respond to actions taken by our competitors, to technological developments and to emerging industry standards. (See "Our Business - Products and Services").

We face risks associated with Internet communications and system security
-------------------------------------------------------------------------

     Our business requires us to transmit confidential information over public networks in a secure manner. People may attempt to breach our security to steal confidential information or to damage our operations. Security breaches could damage our reputation and expose us to liability. Like all networked computers, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. These problems could lead to interruptions, delays or loss of data. We believe that our network security measures provide a level of protection which is reasonable and appropriate for the risks of our business, but the risk of security breaches can never be totally eliminated. We expend significant capital and other resources to protect against security breaches. If such a breach occurs, significant additional resources may be required to respond to it. A failure to prevent security breaches may have a material adverse effect on our business, our operating results, and our financial condition.

Our market is highly competitive
--------------------------------

     The market for Internet-based financial services is very competitive and can be affected by rapid technological changes. New competitors can be expected to enter our market, the credit union network and Internet service market, and increase competition. We already face competition from a number of companies which offer software and networking products and services to the credit union market. We think that, as the Internet transaction and network services we sell are purchased by more of our targeted customers, other competitors will enter the market to compete aggressively with us, including some larger, established companies. Competition may also increase if there is consolidation in the software and networking industries, particularly if one or more of our competitors is acquired by a larger provider of products and services to the banking industry as a means for the larger company to penetrate the credit union market. We expect the credit union software and network services market to continue to attract new technologies and new competitors. It is possible that some of these new competitors will be able to respond more quickly to new technologies or changes in customer demands than we can. They might also be able to put more money, time or effort into the development, promotion and sale of their products and services than we can. You cannot be sure that we will be able to compete successfully against present or future competitors. If we don't, it will materially and adversely affect our business, our financial condition and our results of operations. (See "Our Business - Competition").

We are counting on expanding our business
-----------------------------------------

     To date, substantially all our revenues have been derived from network access and connectivity fees and installation service fees from our credit union customers. We expect that reliance to continue for at least the next 18 months, after which we expect to receive revenues from our affinity program. Our revenue depends on information-technology spending by credit unions and we can't be sure that this type of spending will increase as we expect or even continue at today's levels. We do expect the credit union industry to grow over the next several years, partially because credit unions have recently been allowed to expand their membership beyond a single employee group. We think that, as the credit union industry grows, its demand for information technology products will also grow. Still, the demand for our products and services is unpredictable. Our network currently hosts 32 credit unions, two credit union leagues (one of which provides check clearing services to credit unions) and one corporate credit union (which provides liquidity services to credit unions). Our future growth depends on our ability to provide more services and different kinds of services to our existing and to new customers. We cannot be certain that we will be able to do that. There are approximately 12,600 credit unions in the United States with combined assets of more than $375 billion and approximately 73 million members.
Our success in the near term will depend on our ability to capture a significant percentage of the credit union services market and to expand the services we provide to our existing credit union customers. We cannot assure you we will be able to do so. If we don't broaden our services to existing customers or if we fail to expand our customer base, or if it takes too long to do so, it will have a materially adverse effect on our business, our financial condition and our results of operations.

A small number of customers have accounted for our revenues
-----------------------------------------------------------

     Because of our short operating history, a small number of credit unions accounted for all of our early revenues. Although we expect that we will not be reliant on a few customers as our customer base expands, if we fail to attract a significant number of new customers, it will have a materially adverse effect on our business, our financial condition and our results of operations.

Managing our growth may be difficult
------------------------------------

     We have grown quickly in the past and we expect to continue to grow rapidly by attracting new customers, adding new products and hiring new employees. This growth will probably put a significant strain on our business. To manage our growth, we will have to put new financial and operating systems in place, and attract, hire and train new employees. We cannot assure you that our management will be able to effectively or successfully manage our growth.

We are dependent on telecommunications service providers
--------------------------------------------------------

     In order to provide our Internet-based network products and services to our customers, we must purchase a large quantity of telecommunications services from providers of those services. Our financial results therefore depend greatly on the amount we pay for those services and our efficiency in using them. In order to obtain the volume we need at a good price, we may enter into exclusive or semi-exclusive contracts with one or more telecommunications providers, which would then make us even more dependent on that provider. Although the amounts we pay for telecommunications services are passed through to our customers, if one or more of our telecommunications providers are unable to provide the volume or level of service required, our ability to carry out our business plan will be impaired and our business, our financial condition and our results of operations will be materially and adversely affected. In addition, we get most of our revenues from recurring sales of our products and services. These revenues cannot be earned until the telecommunications provider installs a dedicated telecommunications circuit for our new credit union customer. This installation can take from one to three months, or longer in some cases, after we sign up a new customer.

As we grow, the risk of failure of our system increases until we put a backup system in place
-----------------------------------------------------------------------

     Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Any system interruptions that cause our services to be unavailable to our credit union customers would greatly reduce the attractiveness of our services and would materially damage our business, financial condition, and operating results. Substantially all of our computer and communications hardware is located at a single leased facility in Denver, Colorado, which has finite backup protection. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. We presently do not have redundant, or backup, systems in separate geographic locations for our network, nor do we have a formal disaster recovery plan. We do store copies of critical data from our internal systems and customers' systems, including the source code of our proprietary software, at a second location. We carry business interruption insurance which will compensate us for up to twelve months of actual losses of business income due to physical loss of or damage to property at our principal facility. This insurance is limited and may not compensate us for all of our losses. The design of our network architecture includes some redundancy and disaster recovery capabilities, but these capabilities will not be available until we have installed and connected at least one other network server farm with capacity similar to our Denver facility. We can't predict today when that second installation will be completed. Despite our implementation of network security measures, our computer servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, or loss of stored information. The occurrence of any of the foregoing risks could have a materially adverse effect on our business, prospects, financial condition and results of operations.

The capacity limits of our network are difficult to predict
-----------------------------------------------------------

     As user traffic on our network increases, we will have to expand and upgrade our technology, our systems and our network infrastructure. We may not always accurately predict the rate or the timing of the traffic increases or the customer demands. If we don't upgrade our network hardware and software when it is necessary to do so, our business, our financial condition and our operating results will be materially and adversely affected.

Our success is dependent on our key people
------------------------------------------

     We believe that our success will depend on continued employment of our senior management team, our sales force and our software professionals, especially our project managers, software engineers and other senior technical personnel. If one or more members of our senior management team did not continue in their present positions, our business, financial condition and operating results could be materially adversely affected. While we recently lost the services of our former Chief Executive Officer, Craig Lassen, who resigned in March of 1999 to pursue other interests, we believe that the current management team is highly qualified to carry out our business expansion plans. We recently entered into an agreement with Mr. Lassen under which he will provide consulting services to cavion.com. We have employment contracts with three key executive officers, David Selina, Jeff Marshall and Marshall Aster. Pursuant to the Underwriting Agreement, we have agreed to purchase $1,000,000 of key man insurance on certain key employees. To date, we have relied on our direct sales force for sales of our products and services. We will need to hire more people in sales, customer service and other areas in 1999 and beyond if we grow as we expect to do. Competition for qualified people in the Internet services and software industry, particularly in the network services field, is intense. We compete with bigger and better financed software and Internet services companies for these employees. Our future success may depend on whether we can attract, retain and motivate highly qualified personnel. We can't assure you that we will be able to do so. Any difficulty or delay in hiring the people we need will have a material adverse effect on our business, our financial condition and our results of operations.

We may not be able to protect our intellectual property rights and we may infringe the intellectual property rights of others
-------------------------------------------------------------------------

     We believe that our proprietary secure communications network, which we have brought to market before most of our competitors, gives us a significant competitive advantage in providing Internet-based network products and services to the credit union market. We rely on copyrights, trademarks, service marks, non-disclosure agreements, confidentiality provisions, trade secret laws, and general technical and practical security measures to protect our rights in our intellectual property. We can't assure you that these protections will prevent other persons from using, copying, damaging, or reverse-engineering our products without our authorization. It is also possible that our competitors will independently develop their own technologies that are similar to or even better than ours. We don't have any patents or any patent applications pending. We expect that trade secret laws will provide some protection to our intellectual property, but these laws are much less effective in preventing our competitors from developing their own "copy-cat" versions of our products. Despite our efforts, there is no guarantee that our intellectual property rights will be fully shielded against unauthorized use, copying, or destruction. We have not been involved in a material intellectual property dispute. Still, we may not be able to prevent or disprove all claims which might be made in the future to the effect that our technology infringes or violates someone else's intellectual property rights. If these kinds of claims are made, even if they are false, they can be time-consuming and expensive to defend. Also, there is some risk that future events may cause our intellectual property or that which we license from others to infringe on the intellectual property rights of others. Besides the cost of litigation resulting from these kinds of claims, because we only have a few key employees, it could materially disrupt our ongoing efforts to grow our business and improve our technology.

We could be liable for defects in our products or failures in our services
-----------------------------------------------------------------

     We represent to our credit union customers that our Internet-based network and transactional banking software are secured and protected by multiple network "firewalls", seven days a week, 24 hours a day, with electronic monitoring and activity tracking, and industry-standard software encryption. We believe that these features are an important factor in convincing credit unions to buy our products and services, and encouraging their members to use our Internet network systems for their personal and sometimes sensitive financial transactions.

     Although we believe our systems will prevent unauthorized access to credit union and personal information, it is impossible to eliminate all risk of unauthorized access. Despite all the measures we have taken, our products may be vulnerable to physical or electronic break-ins, viruses, unknown software defects and similar problems. If someone does circumvent our security measures, that person could copy or review our trade secrets and/or the private information of our credit union customers and their members. Such an intruder, or "hacker", could also disrupt our systems and cause interruptions to our operations. Any such breaches of our network could cause us to lose customers, and could make us liable for substantial damages to our credit union customers or their members.

We may face increased government regulation and legal uncertainties
-------------------------------------------------------------------

     Any regulation of the Internet (under new legislation or under new interpretations of existing laws), could materially and adversely affect our business, our operating results and our financial condition. There are an increasing number of laws and regulations pertaining to the Internet. Legislation in these areas could impair the growth of the Internet and decrease the acceptance of the Internet as a communications and commercial medium. This could decrease the demand for our services or increase our cost of doing business.

     We face risks from potential telecommunications regulations. Several telecommunications carriers are advocating that the Federal Communications Commission regulate the Internet in the same manner as other telecommunications services by imposing access fees on Internet service providers. Any such regulations could substantially increase the costs of communicating on the Internet. This, in turn, could slow the growth of Internet use and thereby decrease the demand for our products and services. Further, changes in government regulation of credit unions could adversely affect our business.

We bear many of the business risks common to new companies
----------------------------------------------------------

Historically, we have not used bilateral service contracts with our credit union customers, but have relied on our customers' written acceptance of our written proposal. As a result, many of the terms of our agreements with early customers are implied from generally accepted business practices and customs rather than being spelled out in a formal document. We are currently using a standard service contract with our customers, including provisions limiting our liability to our customers and their members. However, we can't be sure that these contractual limitations of liability would actually protect us from liability for damages. We carry general liability insurance. We have applied for errors and omissions insurance and Internet security insurance policies. Even if we do obtain this insurance at reasonable cost, it may not cover all future claims. If a large claim is successfully asserted against us, we might not be covered by insurance, or it might be covered but cause us to pay much higher insurance premiums or a large deductible or co-payment. Furthermore, regardless of the outcome, litigation involving customers, credit union members, or even insurance companies disputing coverage could divert management's attention and energies away from operations. Any such litigation could have a materially adverse effect on our business, our financial condition and our results of operations.

Our business depends on the growth of the Internet
--------------------------------------------------

     The market for our products and services is new and rapidly evolving. Our business would be adversely affected if Internet usage does not continue to grow. Internet usage may be inhibited for a number of reasons, such as:

     o    infrastructure

     o    security concerns

     o    inconsistent quality of service

     o    lack of availability of cost-effective, high-speed service

     If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by this growth, or its performance or reliability may decline. In addition, websites may from time to time experience interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays frequently occur in the future, Internet usage, as well as usage of our services, could be adversely affected. Also, cavion.com must obtain Internet Protocol addresses from our Internet service providers. The availability of these numbers may be limited.

Certain existing shareholders own a large percentage of our voting stock
------------------------------------------------------------------------

     Upon completion of the offering, on a fully-diluted basis, our directors, executive officers and certain principal shareholders will beneficially own approximately 53.2% of our outstanding Class A common stock. If some or all of these various shareholders act together, they might be able to elect our directors or even determine the outcome of corporate actions requiring shareholder approval, no matter how other shareholders vote. This concentration of ownership may have the effect of
delaying or preventing a change in control of our company.    (See
"Principal Shareholders").

Year 2000 issues could adversely affect us
------------------------------------------

     Many uncertainties exist within the computer hardware and software and electronic networking industries about the changeover from the 1999 to 2000 calendar years. While we believe that our products and services will comply with Year 2000 ("Y2K") requirements on or before July 1, 1999, there is still some risk that credit unions will encounter difficulties with one or more of our products or services because of Y2K issues. The National Credit Union Administration ("NCUA"), the national regulatory body for credit unions, has required member credit unions to put a plan in place to ensure their compliance with Y2K requirements on or before July 1, 1999. There is still risk, however, that Y2K issues will adversely affect third-party network or application software that is integrated with our products or even the functioning of the Internet itself. There are also similar risks of failure from the telecommunications networks, the electric power grid, and the other systems on which the operation of our products and the delivery of our services depend. The disruption of these broader services would have an adverse effect on our ability to provide our products and services to our credit union customers, and could then have a material adverse effect on our business, our financial condition and our results of operations. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations").

You will bear immediate and substantial dilution
------------------------------------------------

     Purchasers of shares in the offering will suffer an immediate and substantial dilution in the net tangible book value of the shares from the offering price. As a result, our current shareholders will gain an immediate increase in the net tangible book value of their shares of common stock in the amount of $6,825,000 or $1.50 per share. Conversely, as a purchaser in this offering, you will suffer an immediate dilution of the net tangible value of your shares in the amount of $5.33 per share as soon as you make your purchase, depending on whether the over allotment option is exercised. (See "Dilution").

We do not intend to pay dividends
---------------------------------

     We do not intend to pay dividends on our common stock in the foreseeable future. Dividends are payable quarterly on the preferred stock at a rate of 5% per annum payable in cash or in Class A common stock at the discretion of our board of directors. Dividends for the first quarter ended March 31, 1999, (totaling $3,858), were paid in cash. All preferred stock will be converted into Class A common stock upon the consummation of this offering. Holders of the preferred stock will be entitled to receive their dividends until the date of conversion. Should our board of directors decide to pay dividends on the preferred stock in shares of Class A common stock, the number of shares of our common stock to be issued upon consummation of the offering will increase accordingly. (See "Description of Capital Stock").

Shares that can be sold in the future by our current shareholders could lower our stock price
------------------------------------------------------------------------

     If our shareholders sell large amounts of our common stock in the public market following the offering, then the market price of our common stock could fall. Restrictions under the securities laws and certain lock-up agreements limit the number of shares of common stock which can be sold in the public market. Affiliates of cavion.com have agreed not to sell their shares for a period of twelve months after this offering without the prior written consent of Neidiger, Tucker, Bruner, Inc. ("NTB"). In addition, all of the other shareholders who own shares (including the holders of the 700,000 shares of Series A preferred stock that will automatically convert into the same number of shares of common stock when this offering closes) have agreed not to sell their shares for nine months after the effective date of this offering. NTB may, in its sole discretion, release some or all of the shares subject to the lock-up agreements before their scheduled expiration. Such an early release could adversely affect the market price of our common stock. We also plan to file a registration statement to register all shares of common stock under our Equity Incentive Plan. After that registration statement is effective, shares issued upon exercise of stock options will be eligible for resale in the public market without restriction.

We may be liable to a dissenting shareholder of LanXtra
-------------------------------------------------------

     At LanXtra's shareholders meeting on January 15, 1999, to consider the sale of LanXtra's assets to us, Kirk W. Dennis, a LanXtra shareholder holding 50,000 shares, or 17.45% of its outstanding shares at the time, voted against the transaction. Under Colorado law, a shareholder voting against a sale-of-assets transaction has the right to dissent from the sale and obtain payment of the fair value of the shareholder's shares. Fair value, in general, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects. We have assumed the liability, if any, of LanXtra to the dissenting shareholder. On or about March 12, 1999, Mr. Dennis demanded payment for the value of his 50,000 shares immediately before the effective date of the asset sale which he asserted to be $250,000. Because we could not reach an agreement with Mr. Dennis as to the fair value of his shares, we filed a lawsuit against him on June 1, 1999 titled LANXTRA, INC. V. KIRK
W. DENNIS, Case No. 99 CV 3583 in the District Court, City and County of Denver, Colorado to resolve the matter. While we could be required to purchase his shares from him at the fair value determined in the proceeding, we believe that the value paid on account of these shares under the asset purchase agreement is greater than the amount which he could recover under Colorado law and substantially less than the value of the shares upon consummation of this offering. Therefore, we have not reserved any funds to cover payment of the liability. If Mr. Dennis nevertheless obtains an award of a substantial amount as fair value, it could have a materially adverse effect on our financial condition. Further, a payment to this dissenting shareholder could result in the transaction in which we purchased the business of LanXtra becoming a taxable transaction, which could expose us to significant tax liability. (See "Risk Factors - Dissenting LanXtra Shareholder").

We might have to pay some of the liabilities of LanXtra that we didn't assume
------------------------------------------------------------------------

     According to our agreement with LanXtra we acquired substantially all of LanXtra's assets (including all of its contracts with credit unions and its business goodwill) and assumed the known liabilities of that company. We recognize, however, that we might still become legally obligated to satisfy some unknown liabilities we didn't assume. We also don't really know what types of liabilities they are or their amount. To date, no liabilities other than those identified in the Asset Purchase Agreement have arisen. However, other liabilities could arise in the future. If we become obligated to satisfy material LanXtra liabilities beyond those we know of today, our business and financial condition be materially and adversely affected.

Our common stock has never been publicly traded
-----------------------------------------------

     There has not been a public market for our common stock. We cannot predict the extent to which a trading market will develop or how liquid that market might become. The initial public offering price will be determined by negotiations between the representative of the underwriters and us and may not be indicative of prices that will prevail in the trading market.

Our common stock price is likely to be highly volatile
------------------------------------------------------

     The market price of our common stock is likely to be highly volatile since the stock market in general, and the market for Internet-related and technology companies in particular, has been highly volatile. Investors may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to such volatility. The trading prices of many technology and Internet-related companies' stocks have reached historical highs within the last 52 weeks and have reflected relative valuations substantially above historical levels. During the same period, such companies' stocks have also been highly volatile and have recorded lows well below their historical highs. We cannot assure you that our stock will trade at the same levels as other Internet stocks or that Internet stocks in general will sustain their current market prices.

     Factors that could cause volatility in our stock price may include, among other things:

     o    actual or anticipated variations in quarterly operating results

     o    announcements of technological innovations

     o    new sales formats or new products or services

     o    changes in financial estimates by securities analysts

     o    conditions or trends in the Internet industry

     o    changes in the market valuations of other Internet companies

     o announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures

     o    capital commitments

     o    additions or departures of key personnel

     o    sales of common stock

You should not unduly rely on forward looking statements
--------------------------------------------------------

     This prospectus contains forward looking statements that involve risks and uncertainties. We use words such as "anticipate", "believe", "expect", "future" and "intend", and similar expressions to identify forward looking statements. You should not place undue reliance on these forward looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward looking statements for many reasons, including the risks described above and elsewhere in this prospectus.

     Many of these factors are beyond our control. These factors may materially adversely affect the market price of our common stock, regardless of our operating performance.

                              USE OF PROCEEDS

     We estimate the net proceeds from the offering to be approximately $6.8 million, or $7.9 million if the underwriters exercise their over-allotment option in full, assuming an initial public offering price of $6.75 per share and after deducting estimated underwriting discounts and commissions and expenses of the offering.

     We expect to use the net proceeds from the offering

     o to purchase the equipment required for expansion of our telecommunications and secure network infrastructure

     o to establish new points of presence (physical locations housing a switch that permits access by local credit unions to our national network)

     o    for sales and marketing

     o to satisfy certain liabilities assumed in connection with the purchase of LanXtra's assets. (See "Certain Relationships and Related Transactions")

     o possibly to pay for the put or call of shares of our Class B common stock. (See "Description of Capital Stock")

     o    for working capital

     In addition to our need for funds to finance our operations, payment of approximately $1.4 million of existing obligations will become due upon completion of this offering. (See "Our Business - Company History" and "Certain Relationships and Related Transactions").

     While we currently expect that the proceeds of the offering will be sufficient to satisfy our cash needs for the foreseeable future, we may decide to seek or obtain additional debt or equity financing in the future.

     As of the date of this prospectus, we cannot state with certainty all of the particular uses for the remaining net proceeds we will have upon completion of the offering. Accordingly, our management will have broad discretion in the application of the net proceeds.

     Net proceeds not immediately required for the purposes described above will be principally invested in United States government securities, A-1 rated commercial paper with maturities of 30 days or less, short-term certificates of deposit, money market funds or other short-term interest-bearing investments with qualifying banks or institutions.

                                 DIVIDENDS

     We have never declared or paid any dividends on our common stock. We do not intend to pay cash dividends on our common stock in the foreseeable future. Holders of shares of Series A preferred stock are entitled to receive 5% per annum cumulative preferred dividends payable quarterly in cash or in shares of Class A common stock at the discretion of our board of directors. Dividends for the first quarter ended March 31, 1999 of $3,858 were paid in cash. All preferred stock will be converted into common stock upon the consummation of this offering. Holders of the preferred stock will be entitled to receive their dividends until the date of conversion. Should our board of directors decide to pay dividends on the preferred stock in shares of common stock, the number of shares of our common stock to be issued upon consummation of the offering will increase accordingly. We plan to retain our future earnings, if any, to finance our operations and the expansion of our business. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.

                              CAPITALIZATION

     The following table sets forth our capitalization as of March 31, 1999. You should also read our Financial Statements and the notes to those Financial Statements, beginning on page F-1 of this prospectus. Our capitalization is presented:

     o    on an actual basis

     o    on an unaudited pro forma basis to give effect to:

          o the re-purchase of 299,884 shares of Class A common stock held by our founders in April, 1999 for $.0001 per share

          o the proceeds of Series A preferred stock offering received in April, 1999

     o    on an unaudited pro forma basis as adjusted to reflect:

          o our receipt of the estimated net proceeds from the sale of 1,200,000 shares of common stock offered in the offering at an assumed initial public offering price of $6.75 per share, after deducting underwriting discounts and commissions and estimated offering expenses, and

          o the automatic conversion of all outstanding shares of preferred stock into common stock upon the consummation of the offering

                           As of March 31, 1999
                           ---------------------

                                                              Pro Forma
                                      Actual     Pro Forma   As Adjusted
                                   -----------  -----------  -----------

Notes and capital leases payable    $1,317,950   $1,317,950  $ 1,317,950
  Putable Class B common stock,
    $.0001 par value; 30,000
    shares authorized; 28,648,
    28,648 and 28,648 shares
    issued and outstanding actual,
    pro forma and pro forma as
    adjusted, respectively             172,816      172,816      172,816

Stockholders' equity

  Series A Convertible preferred
    stock, $.0001 par value;
    10,000,000 shares authorized;
    567,000, 700,000 and 0 shares
    issued and outstanding actual,
    pro forma and pro forma, as
    adjusted, respectively           1,496,880    1,848,000           --

  Class A common stock, $.0001
    par value; 19,970,000 shares
    authorized; 3,006,210,
    2,706,326 and 4,606,326
    shares issued and outstanding
    actual pro forma and pro forma
    as adjusted respectively               302          272          462

Additional paid-in capital           3,188,765    3,188,765   11,861,575

Accumulated (deficit)                (694,113)    (694,113)    (694,113)
                                    ----------   ----------  -----------

      Total stockholders' equity    $3,991,834   $4,342,924  $11,167,924
                                    ==========   ==========  ===========

Total capitalization                $5,482,600   $5,833,690  $12,658,690
                                    ==========   ==========  ===========


     We expect there to be 4,606,326 shares of common stock outstanding after the offering which includes shares issuable upon the conversion of all outstanding shares of preferred stock. In addition to the shares of common stock to be outstanding after the offering, we may issue additional shares of common stock under the following:

     o 403,500 shares of common stock issuable upon exercise of options outstanding under our Equity Incentive Plan, none of which are exercisable today. (See "Equity Incentive Plan")

     o An additional 346,500 shares available for issuance under our Equity Incentive Plan. (See "Equity Incentive Plan")

     o 28,648 shares of Class B common stock which are convertible into Class A common stock 30 days after the date when we have 100 credit union industry customers on our network if neither the put or the call have been exercised prior to that date. (See "Description of Capital Stock")

     o 70,000 shares of Series A preferred stock issuable upon exercise of the placement agent's warrant issued in our 1999 private placement offering, which preferred shares are convertible into common stock. (See "Description of Capital Stock")

     o 180,000 shares of Class A common stock issuable upon exercise of the underwriter's over-allotment option. (See "Underwriting")

     o 120,000 shares of Class A common stock issuable upon exercise of the representative's warrant. (See "Underwriting")

Please read the capitalization table together with the sections of this prospectus entitled "Selected Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements included in this prospectus.

                                 DILUTION

     As of March 31, 1999, our net tangible book value (deficit) on a pro forma basis based upon an assumed public offering price of $6.75 per share and giving effect to the re-purchase of 299,884 of Class A common stock by the Company in April, 1999 and the April, 1999 issuance and assumed conversion of all of the outstanding shares of preferred stock into shares of common stock upon the consummation of this offering was approximately ($261,568) or ($.08) per share of common stock. "Net tangible book value" (deficit) per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by pro forma the number of shares of common stock outstanding. As of March 31, 1999, our net tangible book value, on a pro forma basis adjusted for the sale of 1,200,000 shares offered in the offering and the application of the net proceeds from such sale of approximately $6.8 million (based on an assumed initial public offering price of $6.75 per share and after deducting the underwriting discounts and commissions and other estimated offering expenses), would have been approximately $1.42 per share. This represents an immediate increase of $1.50 per share to existing shareholders and an immediate dilution of $5.33 per share to you. The following table illustrates this per share dilution:


     Assumed initial public offering price per share              $6.75

     Pro forma net tangible book value per share
          as of March 31, 1999                                    $0.08

          Increase per share attributable to you                  $1.50

     Net tangible book value per share after the offering         $1.42

     Dilution per share to you                                    $5.33


     The following table summarizes on a pro forma basis as of June 9, 1999 by the differences between the total consideration paid and the average price per share paid to the existing shareholders, including the shares of preferred stock convertible into common stock upon the consummation of the offering, and the new investors with respect to the number of shares of common stock purchased from us on an assumed initial offering price of $6.75 per share:


                         Shares Purchased    Total Consideration

                                                                Average
                                                                 Price
                          Number   Percent    Amount   Percent Per Share
                        ---------  ------- ----------- ------- ---------

Existing Shareholders    3,406,326   74.0% $ 5,289,037   39.5%   $ 1.55

New Investors            1,200,000   26.0%   8,100,000   60.5%   $ 6.75

TOTAL                    4,606,326  100.0% $13,389,037  100.0%



     We expect there to be 4,606,326 shares of common stock outstanding after the offering. In addition to the shares outstanding after the offering, we may issue additional shares of common stock under the following:

     o 403,500 shares of common stock issuable upon exercise of options outstanding under our Equity Incentive Plan, none of which are exercisable today. (See "Equity Incentive Plan")

     o An additional 346,500 shares available for issuance under our Equity Incentive Plan. (See "Equity Incentive Plan")

     o 28,648 shares of Class B common stock which are convertible into Class A common stock 30 days after the date when we have 100 credit union industry customers on our network if neither the put or the call have been exercised prior to that date. (See "Description of Capital Stock")

     o 70,000 shares of Series A preferred stock issuable upon exercise of the placement agent's warrant issued in our 1999 private placement offering, which preferred shares are convertible into common stock. (See "Description of Capital Stock")

     o 180,000 shares of Class A common stock issuable upon exercise of the underwriter's over-allotment option. (See "Underwriting")

     o 120,000 shares of Class A common stock issuable upon exercise of the representative's warrant. (See "Underwriting")

     Options available for issuance under the 1999 Equity Incentive Plan may be granted with exercise prices as low as 50% of market value of the common stock on the grant date. If we grant options below fair market value it would be dilutive to investors who purchase shares at the initial public offering price.

                      SELECTED FINANCIAL INFORMATION

     We derived the selected historical and pro forma financial data represented below from our historical and pro forma financial statements and related notes included in other parts of this prospectus. The statement of operations adjustments reflect:

     o    our actual expenses for 1998 and the three months ended March
          31, 1999

     o the pro forma amortization expense for goodwill in connection with the acquisition

     o adjustments to interest expense based on our new capital structure

You should read the selected financial data along with our historical and pro forma financial statements and the section of the prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Following are the historical balance sheet at March 31, 1999, and the pro forma statement of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 for LanXtra and cavion.com. For purposes of the statement of operations, the transaction was assumed to be consummated on January 1, 1998. Pro forma earnings per share are calculated as if the Purchase Agreement was completed on January 1, 1998.


Balance Sheet
=============
                                                               cavion.com
                                                               ----------
Assets:
-------

   Current assets                                              $1,241,069
   Property & equipment, net                                      413,103
   Goodwill and other assets                                    4,699,489
                                                               ----------
   Total Assets                                                $6,353,661

Liabilities:
------------

   Current liabilities                                         $1,788,418
   Long-term borrowings                                           400,593

Putable stock                                                     172,816

   Stockholders' equity
      Preferred Stock                                           1,496,880
      Common stock                                                    302

   Additional paid-in capital                                   3,188,765

   Accumulated deficit                                          (694,113)
                                                               ----------
   Total liabilities and Stockholders' equity                  $6,353,661
                                                               ==========




Statement of Operations for Year Ended December 31, 1998
========================================================

                                                   Pro Forma   Pro Forma
                                                  Adjustments   Company
                          LanXtra    cavion.com   (unaudited) (unaudited)
                        ------------ ----------   ----------- -----------

Revenue                 $   215,022  $    -        $   -      $   215,022
   Cost of revenue          222,419       -            -          222,419
                        -----------  ----------    ---------  -----------
   Gross loss               (7,397)       -            -          (7,397)
                        -----------  ----------    ---------  -----------

   Total operating
      expenses            1,117,892       6,877      914,146    2,038,915
                        -----------  ----------    ---------  -----------

   Loss from
      operations        (1,125,289)     (6,877)    (914,146)  (2,046,312)

   Interest expense and
      other, net            845,213      29,067    (612,200)      289,800
                                                      27,720

   Loss from continuing
      operations       $(1,970,502) $  (35,944)   $(329,666) $(2,336,112)
                        ===========  ==========    =========  ===========

   Net loss per share   $     (7.66) $     (.02)              $      (.77)
                        ===========  ==========               ===========

   Weighted average
      common shares
      outstanding           257,319   2,078,170                 3,029,218
                        ===========  ==========               ===========



   Notes to Unaudited Combined Condensed Pro Forma Financial Statements
   --------------------------------------------------------------------

Pro Forma adjustments to the unaudited condensed pro forma statement of operations for the year ended December 31, 1998 are as follows:


Income Statement Item      Amount   Explanation
---------------------      ------   -----------

Amortization of goodwill $(914,146) To record amortization expense for
and other intangible                the developed technologies, goodwill
assets                                   and other intangible assets.

Accretion of putable     $(612,200) To eliminate the accretion expense
common stock                             for the terminated putable common
                                    stock.

Accretion of putable      $27,720   To record accretion of Cavion's
common stock                             Class B common stock put options.




Statement of Operations for Three Months Ended March 31, 1999
=============================================================

                                                                Pro Forma
                           LanXtra    cavion.com                 Combined
                             One        Three                     Three
                            Month       Months                    Months
                            Ended       Ended      Pro Forma      Ended
                         January 31,  March 31,   Adjustments   March 31,
                             1999        1999     (Unaudited)  (Unaudited)
                          ----------  ----------  -----------  -----------

Revenue                   $   7,850   $  66,539     $    --     $ 104,389
   Cost of revenue           31,898      41,443           --       73,341
                          ---------   ---------     --------    ---------

   Gross profit               5,952      25,096           --       31,048
                          ---------   ---------     --------    ---------

   Total operating
      expenses              213,311     609,609       79,388      902,308
                          ---------   ---------     --------    ---------

   Loss from operations   (207,359)   (584,513)     (79,388)    (871,260)
                          ---------   ---------     --------    ---------

   Interest expense and
      other, net             64,069      73,656     (52,932)       84,793
                          ---------   ---------     --------    ---------

   Net Loss              $(271,428)  $(658,169)    $(26,456)   $(956,053)
   Net loss per share        $(1.06)      $(.23)                    ($.32)
                          =========   =========                 =========

   Weighted average
      common shares
      outstanding           256,464   2,875,879                 3,032,978
                          =========   =========                 =========


Pro forma adjustments to the unaudited condensed pro forma statement of operations for the three months ended March 31, 1999 are as follows:


Income Statement Item      Amount   Explanation
---------------------      ------   -----------

Amortization of goodwill $79,388    To record amortization for
                                    goodwill for January, 1999

Interest expense:        $(52,932)  To eliminate the accretion
                                    expense for the terminated putable
                                    stock



                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read together with the financial statements and related notes included in another part of this prospectus. Those financial statements and notes should be considered to be incorporated into this section. This discussion contains forward looking statements that involve risk and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to the risk factors listed elsewhere in this prospectus.

     We completed our acquisition of the assets of LanXtra on February 1, 1999 pursuant to the Asset Purchase Agreement. (See "Certain Relationships and Related Transactions"). Prior to the acquisition, we did not conduct any operations except financing activities and other preparations for the acquisition. The following discussion relates to LanXtra's historical results of operations since January 1, 1998 (the date on which LanXtra commenced the business we acquired), and to our plan of operation following the offering.

     Since January 1, 1998, we have been engaged in building a suite of network products and services for the credit union industry that includes:
(1) a secure network that enables access to our credit union customers' products and services via the Internet or an intranet; (2) secure Internet financial products, including Internet banking software; and (3) secure Internet access services for credit unions. These products and services utilize our proprietary software. We are in the start-up phase of our operations and generated a net loss of $2,006,446 for the year ended December 31, 1998, comprised of a $35,944 net loss for Cavion and a net loss of $1,970,502 for LanXtra. We expect to incur substantial monthly operating losses for the foreseeable future.

     Since January 1, 1998, our revenue has been derived from recurring monthly connectivity fees, installation services and monthly recurring revenues associated with our secure Internet access services and secure Internet financial products. To date, 32 credit unions, two credit union leagues (one of which provides check clearing services to credit unions) and one corporate credit union (which provides liquidity services to credit unions) have subscribed to our products and services. The majority of these entities are located in Colorado, except nine which are located in nine different states.

     We have financed the development of our products and services with capital provided by the sale of LanXtra's unrelated business, a bank loan, loans from certain shareholders and employees of LanXtra, a private placement of promissory notes and related warrants and a private placement of preferred stock.

Results of Operations for the Year Ended December 31, 1998
----------------------------------------------------------

     The following discussion relates to LanXtra's operations for the fiscal year ended December 31, 1998. While LanXtra generated nominal revenues and incurred general and administrative and research and development costs prior to commencement of the 1998 fiscal year, management believes that a comparison of the 1998 operations to those operations conducted in fiscal year 1997 would provide little benefit since our current business was launched in January 1998 (with 1997 activity limited to general and corporate activities and research and development activities) and LanXtra's prior business was sold.

     During the fiscal year ending December 31, 1998, we generated $215,022 in revenue. This revenue was derived from a variety of Internet/intranet activities, including secure Internet access for credit unions utilizing dedicated lines, secure credit union network services, secure Internet financial products such as Internet banking software, sales of related equipment, and installation fees charged for these services. Cost of sales during this period were $222,419 (103%). These costs include Internet access fees, telephone company charges for frame relay lines, equipment purchased for resale, service personnel and occupancy costs, hardware repair and maintenance expenses. Our margins will significantly improve in the future as sales discounts for installations diminish for our customers.

     General and administrative expenses for the period were $869,293 or 404% of revenue. Of these expenses, $566,380 was attributable to salaries and wages (263% of gross revenues). Additionally, we incurred $248,599 in research and development costs during this period, which represented a percentage of programmers' and engineers' salaries applicable to the amount of time they devoted to development activities. We anticipate that our general and administrative expenses will increase as we hire additional employees to handle the expected growth of our business.

     In May 1998, LanXtra issued common stock which the holders can require LanXtra to repurchase on certain terms. For financial accounting purposes, the cost of this "putable" common stock from its issuance price to its redemption value is treated as interest expense. During 1998, such interest expense totaled $612,200.

Results of Operations for the Three Months Ended March 31, 1999
---------------------------------------------------------------

     The following discussion relates to our operations for the three months ended March 31, 1999. LanXtra had no significant revenues during the three months ended March 31, 1998. It used the capital on hand to develop its clients and continue research and development. Management therefore believes that a comparison of operations for the three months ended March 31, 1998 of Lanxtra and our three months ended March 31, 1999 would provide little benefit. Our current business was not launched until January 1998 and LanXtra had no revenues during the same period for comparison.

     During the period ended March 31, 1999, we recognized $66,539 in revenue. This revenue was derived from a variety of Internet/intranet activities, including secure Internet access for credit unions utilizing dedicated lines, secure credit union network services, secure Internet financial products such as Internet banking software, sales of related equipment, and installation fees charged for these services. Cost of sales during this period were $41,443 (62%). These costs include Internet access fees, telephone company charges for frame relay lines, equipment purchased for resale, service personnel and occupancy costs, hardware repair and maintenance expenses.

     General and administrative expenses for the period were $404,249 or 608% of revenue. Of these expenses, $166,219 was attributable to salaries and wages (250% of gross revenues). Additionally, we incurred $46,584 in research and development costs during this period, which represented a percentage of programmers' and engineers' salaries applicable to the amount of time they devoted to development activities. We anticipate that our general and administrative expenses will continue to increase as we hire additional employees to handle the expected growth of our business. As we expand our operations nationwide our depreciation expense will increase because we will be purchasing additional equipment and infrastructure. After this offering is funded certain of our debts will be paid off and therefore interest expense will be reduced.

     We expect to invest at least an additional $200,000 in research and development during 1999. We are currently developing software for an Internet-enabled automated loan application and approval system, and we are in the early stages of designing stored value or "smart card" capabilities for our network. We expect in the near future to begin development of two or more additional interfaces for credit union host data processing systems not yet supported by our network as well as an additional Internet bill pay vendor interface. We are continuously evaluating possible enhancements to the security and functionality of our existing products and services. In addition, we expect to incur development costs in launching our affinity program, through which we plan to offer products and services to credit union members via our credit unions' websites. We expect our product development focus to evolve continuously in the future based on guidance from our customers.

     The transaction with LanXtra resulted in approximately $4,760,000 of intangible assets (primarily technology, customer lists and goodwill.) These intangible assets will be amortized over five years. The purchase price allocation is subject to adjustment based on the final determination of the fair value of the assets and liabilities assumed, which could take as long as one year from February 1, 1999. Because the business now operated by cavion.com has never been profitable, and due to the other risks and uncertainties discussed herein, it is reasonably possible that an analysis of these long-lived assets in future periods could result in a conclusion that they are impaired, and the amount of the impairment could be substantial.

Liquidity and Capital Resources
-------------------------------

     To date, we have funded our cash requirements primarily through the sale of equity, debt, cash flow from operations and the proceeds from the sale of LanXtra's prior business. On March 31, 1999, cavion.com had $1,055,230 in cash, current assets of $1,241,069, and current liabilities of $1,788,418.

     We expect to incur substantial costs in connection with expanding our telecommunications infrastructure, establishing a sales presence in key strategic markets, and developing new products. We also expect to incur increased marketing, costs and general and administrative expenses in connection with the growth of our secure network for the credit union industry. We anticipate that the proceeds of the offering will be sufficient to satisfy our cash requirements for the foreseeable future.

     Our March 31, 1999 balance sheet shows approximately $2.2 million in liabilities and approximately $4.0 million of stockholders equity. Approximately $1.2 million of our liabilities represent obligations to shareholders, as described in the following section.

     SHAREHOLDER OBLIGATIONS. Prior to our acquisition of LanXtra's assets, we agreed to provide bridge funding to LanXtra for its business operations pending the raising of equity financing. In order to provide the bridge funding, we raised $370,000 in 1998 through the issuance of 15% secured notes due on October 19, 2000, along with warrants to purchase 2,400 shares of our Class A common stock for every $20,000 in subscriptions at an exercise price of $.01 per share. The notes are secured by substantially all of our assets, now owned or hereafter acquired, including, cash, equipment, fixtures, general intangibles, and all products and proceeds of the foregoing collateral, accounts receivable, inventory, work in process and service contracts receivables. The October 20, 1998 security agreement contains a covenant which prevents us from incurring any other liens on our assets. We raised an additional $100,000 through this offering in 1999. The warrants were originally exercisable only after payment of the notes. However, we subsequently agreed to permit early exercise, and all of the warrants have been exercised for 56,400 shares, as of February 1999.

     In connection with our acquisition of LanXtra's assets, we assumed approximately $1.6 million in existing liabilities of LanXtra (not including the bridge funding described in the preceding paragraph). Approximately $1.4 million of these amounts will become payable upon completion of this offering. These obligations are described below. We expect to use a portion of the proceeds of this offering to pay these obligations.

     In August 1996, LanXtra had obtained a $600,000 line of credit from US Bank, Denver, Colorado in connection with its previous business. Certain LanXtra shareholders provided cash collateral for the loan. In May 1998, this line of credit was extended to January 31, 1999. At the February 1, 1999 closing of the Asset Purchase Agreement between us and LanXtra, we effectively assumed the loan by entering into a loan agreement with US Bank on the same terms as the loan from US Bank to LanXtra, with a maturity date of December 31, 1999, using the proceeds of our loan to pay off the US Bank loan to LanXtra. The LanXtra shareholders who provided cash collateral for the US Bank loan agreed, however, to keep their collateral in place until the completion of this offering. All amounts available under this line of credit have been utilized. Interest accrues on all outstanding balances at the rate of 1.5% over the reference rate, as established by US Bank, from time to time. The reference rate closely tracks the prevailing prime rate.

     On May 28, 1998, LanXtra entered into a Bridge Loan Agreement with three of LanXtra's shareholders to borrow an aggregate of $150,000 for working capital purposes. Under the terms of the Bridge Loan Agreement, LanXtra issued to each shareholder (i) a promissory note bearing interest at the rate of 42% per annum, the principal and interest of which was payable in three equal monthly installments beginning on November 1, 1998;
(ii) shares of LanXtra's non-voting common stock; and (iii) put agreements to sell the shares of non-voting common stock back to LanXtra at $7.00 per share beginning on January 1, 1999. On that same date, LanXtra also entered into an Additional Bridge Loan Agreement with three of our employees - David J. Selina, Jeff Marshall and Randal Burtis-to borrow an additional $110,000 ($30,000 from Mr. Selina, $50,000 from Mr. Marshall and $30,000 from Mr. Burtis), also for working capital purposes. The terms of the Additional Bridge Loan Agreement are identical to the terms of the Bridge Loan Agreement with the shareholders. In the aggregate, we owe these shareholders, directors and managers $260,000 in principal and $59,480 in interest; however, an agreement has been reached to defer payment of these amounts, without the accrual of further interest, until the completion of this offering. We agreed to assume LanXtra's obligations with respect to the put agreements by issuing to LanXtra at the closing under the Asset Purchase Agreement 28,648 shares of our Class B common stock, which are subject to economically equivalent put provisions. By its terms, the put feature of our Class B common stock becomes exercisable 30 days after the date when we have 100 credit union industry customers on our network (the "100 Credit Union Date"). We have agreed with the LanXtra shareholders who have rights to the Class B stock that their put rights will mature upon completion of this offering. To implement this agreement, after completion of this offering we expect to offer these shareholders the option to redeem their Class B shares at $7.00 per share, or to convert each Class B share into one share of our Class A common stock.

     Between September 8 and October 15, 1997, Herman Axelrod, a former president and director of LanXtra, and Mr. Lassen, also a former president and director of LanXtra, made various factoring loans to LanXtra in the amounts of $50,190 and $25,000, respectively. Such loans were secured by an account receivable for computer network integration work LanXtra performed for Questar Infocomm ("Questar") and bear interest at the rate of 3% of the factoring loan amount for the first 30 days and 1% for each additional 10 days until the factoring loan is paid in full. Questar disputed LanXtra's invoice and the dispute was settled in September of 1998 for a payment of $61,780. This amount was paid against the factoring loans on September 21, 1998 as follows: $41,238 to Mr. Axelrod and $20,542 to Mr. Lassen. Accordingly, as of February 1, 1999, LanXtra owed Mr. Axelrod $28,331 and Mr. Lassen $13,441, and we assumed such obligations. Mr. Axelrod and Mr. Lassen have agreed that the remaining balance of these loans will be deferred until the completion of this offering and will not accrue additional interest.

     On July 1 and August 1, 1992, LanXtra executed promissory notes for $25,000 in favor of Mr. Axelrod and Mr. Lassen, respectively, each bearing interest at the rate of 2% over prime. The principal amounts of these notes reflect $20,000 in cash loaned by each and $5,000 each of co-signer liability on a $10,000 credit line at the Bank of Boulder that LanXtra took out at its inception. The credit line was paid off in August 1996, leaving an aggregate principal balance of $40,000 on the notes. We assumed the obligation to pay Mr. Axelrod and Mr. Lassen the principal balance of the notes together with interest as stated above. Mr. Axelrod and Mr. Lassen have agreed that the remaining balance of these loans will be deferred until the completion of this offering. Interest will continue to be paid on a quarterly basis until the notes are paid in full.

     We owe Convergent Communications $78,673 for equipment purchased in connection with a customer network upgrade performed by LanXtra in December 1997, while Convergent was completing the purchase of LanXtra's network integration business. Convergent has agreed that payment of this amount will be deferred until the completion of this offering.

     As to all of the obligations described above that will be deferred until the completion of this offering, there is no current understanding between the parties as to any repayment obligations in the event we do not complete the offering.

     In addition to the obligations described above, upon the closing of the Asset Purchase Agreement, we assumed any potential liability under a lawsuit threatened against LanXtra by a dissenting shareholder. Although we believe the claim in this lawsuit does not have a substantial basis in fact, we cannot assure you that we will not be required to make a payment to the dissenter. We have not reserved any funds to cover payment of this liability or of the potential tax liability if such a payment is necessary. (See "Our Business - Litigation").

     Inflation. Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on the results of our operations during the fiscal year ended December 31, 1998, nor do we expect that inflation will have a material effect on the results of our operations in the foreseeable future.

     In April 1999 we completed a private placement of our Series A preferred stock in which we raised net proceeds of approximately $1.8 million. These funds are being used primarily to fund expansion of our credit union industry network to key markets across the United States. We estimate the net proceeds from this offering to be approximately $6.8 million, or $7.9 million if the underwriters exercise their over allotment option in full, and we expect to use these proceeds primarily for the same purpose. We expect the proceeds of this offering to satisfy our cash needs for more than 12 months.

Trends
------

     Management expects that we will continue to operate at a loss as additional credit unions are solicited and enter into contracts with us. We are optimistic about our ability to add to the number of credit unions under contract in the foreseeable future. We cannot give you any assurance, however, that actual operating results will be as we predict today.

     We plan to continue to expand our network of credit union clients. These expansion efforts are likely to cause us to incur significant increases in expenses, both in absolute terms and as a percentage of revenue, as we prepare for the future growth in our credit union customer base we anticipate today. Expenses will increase because of the need to increase staffing in all categories, acquire additional equipment, and provide for additional telephone connections. We believe our operating results may fluctuate significantly in the foreseeable future as a result of a variety of factors, some of which are outside our control.
Therefore, we cannot assure you that we will achieve profitable operations even with a significant increase in our credit union customer base.

Year 2000 Disclosure
--------------------

     Many uncertainties exist within the computer hardware and software and electronic networking industries about the changeover from the 1999 to 2000 calendar years. In 1998, we initiated a comprehensive program to assess, plan and manage our Y2K compliance effort.

     The risks posed to us by possible Y2K related problems could be significant. Our operations rely on continuous Internet connectivity, availability of power and communications systems, computer systems in use by our credit union customers and their members and, in some cases, computer systems in use by vendors to credit unions, as well as on our own internal computer systems. Any extended damage to any of the foregoing could have a material adverse effect on our business and operations. We are confident in the operability of our products, services, and our own internal systems after the year 2000 date change. However, we cannot accurately predict the effect of the Y2K problem on our business due to our interdependence with numerous other systems.

     In assessing the Y2K compliance of our products, services and systems, we have identified the following seven distinct areas of focus:

     o Products and Services: We completed testing of all products and services by May 1, 1999 and to our knowledge, these systems are Y2K compliant.

     o Business Computer Systems: This category includes computer systems and applications relating to operations such as financial reporting, human resources, marketing and sales, product engineering and design, phone systems, and purchasing. We have completed testing of these systems and believe them to be Y2K compliant with the exception of and the network server that we use for sales demonstrations of our Internet banking and bill payment products. We expect to have completed the remediation process for these systems by the end of June 1999.

     o Suppliers: We rely on approximately 12 critical suppliers, including computer hardware and software vendors and telecommunications providers. We have contacted our critical suppliers to determine whether plans are in place to achieve timely Y2K compliance. To date, none of our suppliers have informed us of any Y2K related problems which are expected to have an adverse effect on our operations.

     o Business Affiliates: M&I Data Services (formerly Travelers Express) provides our customers' members with bill payment data. We have received documentation from M&I stating that they are Y2K compliant.

     o Product Development Test Equipment: This category includes equipment and systems for testing software and hardware. All of our product development equipment has been tested and, to our knowledge, is Y2K compliant.

     o End-User Computing: We use desktop and laptop computers throughout our operations. Our plans to make these computers Y2K compliant include the replacement or repair of all non-compliant computers and related software. As of June 1, 1999, 96% of mission critical end-user programs were Y2K compliant. We expect to complete this remediation process by the end of June 1999.

     o    Physical Properties and Infrastructure:  We are assessing the
          impact of Y2K on all building systems.   Included in our
          assessment are fire and security systems in our facilities. To our knowledge, these systems are Y2K compliant.

     We estimate future expenditures to complete our compliance efforts at less than $50,000, and we expect this process to be complete by the end of June 1999 for existing systems. Newly acquired facilities and equipment will require evaluation and possibly remediation through the end of the year, and we anticipate a need to support credit union testing and remediation efforts through the first quarter of 2000 or beyond.

     Our most likely worst case scenario with respect to the Y2K problem is the failure of a supplier, including an energy supplier, to be Y2K compliant so that its supply of needed products or services to one of our facilities is interrupted. As a result, we could be unable to service our customers for a period of time, which could then cause us to lose customers, revenues and profits. While we are monitoring the preparedness plans of our utility suppliers and other critical vendors, in many cases we have little leverage or bargaining power to ensure their Y2K readiness.

     We are establishing a Y2K contingency plan to evaluate business disruption scenarios, coordinate responses to such scenarios, and identify and implement preemptive strategies. We have established detailed contingency plans for critical business processes.

     The National Credit Union Administration ("NCUA"), which insures the deposits of most credit unions in the United States, has established detailed requirements with regard to the Y2K compliance of member credit unions. Under the NCUA requirements, credit unions must roll forward the clocks on their critical systems past the year 2000 and apply real-time dynamic testing. We are prepared to participate in our clients' Y2K testing upon request.

                               OUR BUSINESS

     cavion.com is an Internet service provider specializing in Internet-related products and services for the credit union industry. Our products and services utilize our proprietary software. Among the numerous products and services we offer are a secure, private network, that facilitates business-to-business communication, secure Internet financial products such as on-line banking and bill paying services, and secure Internet access. To date, 32 credit unions, two credit union leagues (one of which provides check clearing services to credit unions) and one corporate credit union (which provides liquidity services to credit unions) have subscribed to our products and services. Through our affinity program, we plan to offer additional services to credit union members via our credit unions' websites, including long distance telephone services, new vehicle transactions, retail ISP services, consumer products and insurance products, among others. We market our products and services to credit unions and related entities, such as credit union leagues, that are located in key geographic areas across the United States which have been selected due to their high concentration of credit unions. We intend to focus our marketing efforts on credit unions with $5 million or more in assets, and geographic markets with an average concentration of more than 300 credit unions.

     Products and Services
     ---------------------

     We provide numerous products and services to the credit union industry, such as:

     o A secure private network that enables individual credit unions to offer their services to their members via the Internet or an intranet. This network also facilitates business to business communication.

     o Secure Internet financial products, such as transactional banking services, that enable credit union members to view their account and loan balances and to make transfers between accounts, as well as bill paying services which allow credit union members to pay their bills on line.

     o Secure Internet access for credit unions, with multiple layers of security features and dedicated connections designed to satisfy credit unions' need for confidential communications and secure transactional processing with one connection.

     Our products are priced in a way that permits our credit union customers to offer Internet banking services to their members at a flat monthly rate.

     Overview
     --------

     THE CREDIT UNION INDUSTRY. A credit union is a non-profit, cooperative financial institution, owned and controlled by the members who use its services. Credit unions are either state or federally chartered. The Credit Union Membership Access Act of 1998 allows credit unions to solicit new members outside the once restricted field of membership, and allows credit unions to offer generally the same products and services as other financial institutions such as banks and savings and loan institutions.

     In the United States:

     o there are approximately 12,600 credit unions with combined assets of over $375 billion

     o these 12,600 credit unions service approximately 73 million members

     o approximately 6,100 of these credit unions have assets of over $5 million

     o these larger credit unions service approximately 70 million members and have combined assets of approximately $366 billion

     THE INTERNET PHENOMENON. The widespread adoption in recent years of public and private electronic communications networks, including the Internet, intranets and extranets, has impacted the manner in which organizations communicate and conduct business. These advanced networks provide an attractive medium for communications and commerce because of their widespread reach, accessibility, use of open standards and ability to permit interactions on a real-time basis. At the same time, they offer businesses a user-friendly, low-cost way to conduct a wide variety of commercial functions electronically. Nielsen/NetRatings estimates the number of online computer users in the United States by the end of March 1999 to have exceeded 95 million; nearly 40% of the U.S. population. (Internet Usage Statistics for the Month of March 1999, http://www. netratings.co, Nielsen Media, August 25, 1998.)

     In recent years, the development of the Internet, intranets and extranets has enabled users of personal computers to access and interact with a broad range of information sources. According to a report by International Data Corporation, 77% of U.S. companies already have an intranet. ("133 Million Intranet Users by 2001," International Data Corporation, October 22, 1997.) Financial institutions rapidly are adopting network communications to conduct electronic banking and provide customers with access to their account information. A report released by Ernst & Young predicts that by the year 2000, banks will be spending the same amount of money on Internet applications to develop their online presence as they currently do on branch networks. ("Banks are in the Dark," News.com, September 9, 1998.) It has been estimated that banks will spend $326 million on Internet banking technology in 1999 alone, more than double the amount spent in 1998, to accommodate the expected sharp increases in online banking. ("Online Banking Application Market to Boom," IDC Research, February 4, 1997.)

     THE INTERNET AND CREDIT UNIONS. We believe financial institution customers increasingly will demand more convenient and more interactive access to financial information and services. Competitive pressures are driving banks and credit unions to increase the quality and cost-effectiveness of such services. New opportunities exist to employ available and emerging technologies to automate and enhance a credit union's interactions with its members.

     Traditionally, credit unions have used trained service representatives to serve as the link between their customers and the information systems that stored and processed the customers' account information. Reliance on people alone to perform service functions is expensive and limits growth. Labor costs tend to grow proportionately with increased demands for service. In addition, the time required to hire and train service personnel limits the speed with which credit unions can respond to customer demand or new competitive service offerings. Our solution is to provide credit unions with network-based technologies that enable their members to serve themselves through automated, interactive access to financial information and services.

     As technologies continue to advance for network-based solutions, financial institutions will be able to deploy increasingly sophisticated network applications. Given its relatively late arrival, online banking is just now beginning to build momentum. It took nearly a decade and a half for online banking to achieve a 1% penetration rate of U.S. households in early 1996. By 1997, it is estimated that approximately 4.5% of U.S. households have at least tried on-line banking. ("Banking by PC Jumps," American Banker, December 29, 1997.) As of the first quarter of 1999, nearly 40% of the top 100 banks in the United States are offering online services. ("Increase in US Banks Offering Online Services," PC World, 3/24/99.) Online Banking Report estimates that by the end of 2000,
17.5 million households will be using online banking and/or a bill payment application. ("Strategic Online Banking Momentum Builds," Online Banking Report, January 1999.)

     Our Strategy
     ------------

     Our goal is to become the largest Internet/intranet provider to credit unions. We plan to achieve that goal by implementing the following strategies:

     FOCUS ON PROVIDING A SECURE INDUSTRY NETWORK. As the use of the Internet grows for the delivery of timely and confidential financial information, security issues become critical. With technological advances, there is an increased opportunity for electronic intruders, or "hackers", to conduct successful attacks. The increased interconnectivity of information networks has given hackers more opportunities to invade many companies' information systems. We believe the trend of breaches in security will continue.

     Credit unions require a secure network environment for systems that handle their members' financial data. We believe credit unions prefer the reliability and security a private network can offer. Our network uses dedicated phone lines to our credit union customers, limiting access to the network and maintaining constant control of the information being transmitted.

     When the credit union provides its members with Internet access to account information and financial services, the concern with security becomes more acute. The Internet side of our network uses multiple security safeguards - firewalls, data encryption, digital certificates and the JAVA(R) programming language.

     Firewalls act as the gate keeper between the Internet and the private network. They are designed to allow external access to networks only from authorized sources, and can also block data packets from certain addresses from entering or exiting the network. Our network uses industry standard firewall products.

     Our network also uses public key encryption whenever data is exchanged with the Internet for Internet banking and bill pay services or for our share draft repository system. In public key encryption, cryptographic software is used to generate an electronic "private key" and a mathematically related "public key". The software encrypts the data using the public key, in a way that allows the data to be recovered only by someone with the proper private key. This technique provides a "session key" for each user session, assuring that the information came from a specific source and was not altered in transit. In this way, personal information can be sent across public networks without compromising its confidentiality.

     We use digital certificates provided by an independent certificate authority on all of our secured web servers (internet banking, secure forms server, and share draft repository server). Digital certificates verify the identity of the web server being used and that the owner of that server is authorized to allow encryption. Digital certificates are also used to create a unique session key for each connection.

     As an added layer of security for the user, we use the JAVA (R) programming language to control Internet banking and bill pay sessions. The JAVA(R) programs (called "applets") used in these sessions run within the user's Internet browser, and are not allowed to access the user's hard drive without specific authorization. Because the programmer of the applet can't read or write to memory locations in the user's computer, this technology minimizes the opportunity to introduce destructive coding (such as a virus) to the user's computer.

     CONTINUED DEVELOPMENT OF FEATURE-RICH APPLICATIONS. Our products have been designed using "thin client architecture" which includes complete Internet capability as well as our proprietary messaging features and industry standard security features. With thin client architecture, the applications being run are not permanently stored on the user's computer. Instead, the applications reside on our server. The user logs on to our server, and can then access and run the applications remotely to process data. After the on-line connection is terminated, the applications are erased from the user's computer memory. This enables us to maintain control over our proprietary software since we do not provide permanent copies to our users, and enables us to make upgrades of our software immediately and efficiently available without having to physically distribute individual copies. Thin client architecture also minimizes our credit union customers' need to constantly upgrade their hardware in order to keep up with the technology required to store and maintain our application software. This results in cost savings to our credit unions and minimizes the burdens associated with administering hardware and software upgrades. Our network uses the JAVA(R) programming language, which is platform independent and allows many kinds of systems to talk to each other and share applications. Our transactional banking products also provide scalability, distributive and centralized implementation, and access using Web-enabled cellular devices.

     DEVELOPMENT OF NEW PRODUCTS AND SERVICES. Concurrently with expanding our Internet/intranet network, we plan to expand our product offerings for credit unions. We are currently testing our bill paying and automated virtual loan applications services.

     We believe credit unions connected to the Internet will want to provide their membership access to a variety of products and services to increase membership retention and build customer loyalty. To meet this need, we are establishing an affinity program through which we will be a reseller of various products and services provided by third party vendors. Our network model allows the addition of these products as they become available. The products and services we plan to offer through our affinity program include, for example, the following:

     o    long-distance telephone service

     o    new vehicle transactions

     o    retail ISP

     o    consumer products

     o    insurance products

     o    real estate transactions

     o    travel/rent-a-car services

     o    local services, such as concert and movie tickets

     Each of our credit union customers will decide which products and services to make available to their respective members. We can customize a menu for each credit union and post that menu on the credit union's website.

     Plan of Operations
     ------------------

     We target expansion of our network to over 2,400 credit unions across the United States. Through this expansion our goal is to:

     o provide access to Internet/intranet services to credit unions serving 28 million members, with combined assets of over $146 billion

     o offer affinity products to our credit union customers to generate increased revenues

     o    develop new products based on proprietary intellectual property

     To manage new customers connected to our credit union network, we plan to establish a number of points of presence ("POPs") in key strategic locations in the United States. A POP is a physical location housing a switch that permits access by local credit unions to the industry network. We expect to establish both manned and unmanned POPs. Each manned POP will be located in a key strategic market with an average concentration of more than 300 credit unions. Manned POPs will be opened upon the hiring of sales agents to service the territory.

     When our network of POPs is completed, we expect to have excess server capacity available at multiple POPs so that network traffic can be rerouted between POPs when circumstances require. We plan for all POPs to be connected with all other POPs, either by point-to-point connection, by private frame relay circuit, or by "virtual private network" technology now available from third party vendors. This architecture is designed for redundancy and disaster recovery, allowing us, with the cooperation of our telecommunications provider, to pick up traffic temporarily from a nonfunctional POP.

     Our manned POP in Denver and our unmanned POP in Colorado Springs, Colorado are completed and fully operational. We have hired sales personnel for some sales territories. Recruiting efforts are underway to staff a number of additional sales territories.

     Market
     ------

     We believe that the increased usage of the Internet and the increasing demand for networking products and services will provide an excellent opportunity for us to grow our business. Credit unions that move rapidly to implement a full-featured, well-conceived network have an opportunity to enhance the value of their individual client relationships. Nationally, approximately 12,600 credit unions serve approximately 73 million customers. We have targeted the approximately 6,100 credit unions with more than $5 million in assets each for our marketing efforts.

     Marketing Strategy
     ------------------

     Our sales team uses a face-to-face sales strategy that emphasizes:

     o the features and functions of the network (such as online bill paying, connectivity to credit union vendors, Internet access and transactional banking)

     o    the fact that the network is host independent

     o a bandwidth pricing model not directly driven by transaction volume

     We charge the credit unions connected to our network a fixed monthly rate based on the amount of bandwidth they anticipate using. As transactions over the network increase and as the number of members accessing a credit union's website increases, the credit union will need to increase the amount of bandwidth it uses. Each incremental increase in bandwidth involves a price increase. To date, only one of our credit union customers has increased its bandwidth requirement, but we anticipate other customers will do so in the future.

     We intend to place a direct sales force in each of our 19 planned sales territories and to hire individuals who are familiar with the credit union industry, are known by the credit unions in the sales territory and have established relationships within the industry. Sales agents will initially contact the primary decision makers (usually the president) at the credit unions in their territories. The sales agent's job will be to sell the idea of a secure, private network with Internet access, emphasizing the features offered by our network, including the security features as well as, the ability of the credit union to reduce personnel and administrative costs even while providing 24 hour service to its membership.

     We have implemented an automated system to measure each credit union's usage of the network. By monitoring each credit union's connect usage, sales agents can advise existing customers of their need to increase bandwidth. We also have established an informal marketing/endorsement arrangement with a credit union league in Colorado which has provided significant marketing advantages. We plan to target credit union associations and leagues in other markets, such as North Carolina, where serving a league is likely to enhance our profile with credit unions in the region. The North Carolina Credit Union League signed with us in March 1999 to provide secure ISP services to their management and employees.

     Competition
     -----------

     We operate in a highly competitive environment against a number of network application developers and providers of online banking services. Additionally, there is continuous market pressure among market participants to offer new and innovative products and services. Moreover, in this field, technological and new product development proceeds rapidly and market share can be gained and lost in very short time periods.

     A number of public and private companies compete with one or more of the individual products and services offered by cavion.com. These competitors include Digital Insight, Symitar Systems, Inc., Database Management Services, Virtual Financial Services, Inc., CFI and Fiserv, Inc. Any of these companies, as well as other potential competitors, could in the future offer a combination of products and services to credit unions similar to the combination offered by us. Presently, we believe all these companies have greater financial, personnel and operational resources than we have.

     Customers/Rate of Growth
     ------------------------

     We launched our credit union strategy in January 1998. In our first three months of operations, we connected seven credit unions to the network. We believe that we were the first Internet service provider in the country to provide credit unions with secure transactional banking and Internet service. By the end of August 1998, we were delivering secure Internet access to 13 credit unions (including our first credit union outside of Colorado) and one credit union league. To date, our network includes 32 credit unions, two credit union leagues and one corporate credit union. Nine of these customers are located out of state.

     Intellectual Property and Proprietary Rights
     --------------------------------------------

     We have applied for federal registration of the trademark and service mark "Cavion" and have registered the service mark "CUiNET". We also claim a service mark in the name "cavion.com," although we have not yet applied for a federal registration of that name.

     We hold no United States or foreign patents covering our technology and we have no pending patent applications. We have copyrights in software and marketing materials used or related to our business, although we have not registered any of our copyrights. While we expect to evaluate the feasibility of making patent filings, registering our copyrights and registering additional trademarks and service marks in the future, no assurance can be given that any of our intellectual property will be entitled to patent, copyright or trademark protection. We treat much of our technology as trade secrets and take what we consider to be appropriate measures to maintain the secrecy of our technology. Our strategy in protecting our trade secrets includes limiting access only to key employees who have a need to know our trade secrets in order to perform their services, and who have signed confidentiality and nondisclosure agreements. We further prevent unauthorized access to or disclosure of our trade secrets by way of technical blocks built into our technology. Despite our efforts to protect our proprietary software, in which we claim both copyrights and trade secret protection, third parties may still attempt to copy or use it, and others may attempt to develop similar technology independently. There can be no assurance that the measures we take to protect our intellectual property rights, or the formal applications and registrations we may undertake in the future, will completely deter unauthorized use, copying, or destruction of our proprietary technology, or that we will have adequate legal redress in such cases.

     We currently use security technology under license from third parties. We believe that our products and services, including our trademarks and other intellectual property rights, do not infringe on the proprietary rights of third parties. It is possible, however, that third parties will assert infringement claims against us in the future with respect to products or services we currently offer or may offer in the future, or with respect to technology we utilize under license from others. Any litigation resulting from assertions of infringement could be costly to us, and given the limited number of our key employees, may disrupt our on-going efforts to develop and expand our business and technology.

     Property
     --------

     Our corporate headquarters are located at 7475 Dakin Street, Suite 607, Denver, Colorado 80221 in an office facility where we lease approximately 4,600 square feet under a lease that expires on December 31, 1999. We maintain a sales and engineering office and point of presence ("POP") for the network in an office facility in Colorado Springs, Colorado which we lease on a month-to-month basis. We plan to establish sales and engineering offices, manned POPs and unmanned POPs in leased facilities across the United States. To date, we have leased four such facilities. We have entered into a lease for office space in Raleigh, North Carolina consisting of 879 square feet expiring February 28, 2002; a lease in Bloomington, Minnesota for office space consisting of 1,098 square feet expiring March 14, 2002; a lease in San Diego, California for 1,162 square feet of office space expiring February 28, 2002; and a lease in Newark, Delaware for 1,047 square feet, expiring May 1, 2004. We are currently negotiating leases for facilities in Portland, Oregon and Livonia, Michigan.

          We maintain our computer system in our Denver, Colorado facility. We currently maintain an insurance policy covering this equipment for full replacement value.

     Employees
     ---------

     We currently employ 26 full-time employees. None of our employees are represented by a labor union, and we have never experienced a work stoppage. We consider our relationships with our employees to be good.

     Government Regulations
     ----------------------

     We are not required to obtain a Federal Communications Commission license as a telecommunications carrier, but may be required to comply with FCC regulations applicable to non-dominant telecommunications carriers, including payment of "universal service" fees on end user revenues not derived from Internet access services.

     While we are not subject to the Glass-Steagall Act of 1933, the Bank Holding Company Act of 1956, the Competitive Equality Banking Act of 1987, the Federal Credit Union Act of 1934, nor are we regulated by the National Credit Union Administration ("NCUA") or the Federal Reserve Board, we are concerned with regulations governing financial institutions (especially credit unions) and how those regulations will affect the market and our ability to provide services as presently planned.

     A credit union is a cooperative financial institution, owned and controlled by the members who use its services. Credit unions are non-profit organizations that are state or federally chartered. Credit unions are regulated closely by the NCUA.

     On August 7, 1998, the Credit Union Membership Access Act of 1998 (the "Act") was signed into law. Title I of the Act permits federally chartered credit unions to solicit credit union members from more than one occupational group so long as each group has fewer than 3,000 members.
The Act also allows credit unions to make business loans to its members as long as the total amount of such loans does not exceed 1.75 times the credit union's actual net worth. This limitation does not apply to credit unions chartered primarily to make business loans, to serve low-income members, or as community development financial institutions. Full implementation of the Act requires issuance of implementing regulations by the NCUA. The Act will potentially increase the activity of federal credit unions in the financial marketplace as it presents new opportunities for the federal credit unions to expand their customer base.

     Legal Proceedings
     -----------------

     At LanXtra's shareholders meeting on January 15, 1999, to consider the sale of LanXtra's assets to us, Kirk W. Dennis, a LanXtra shareholder holding 50,000 shares, or 17.45% of its outstanding shares at the time, voted against the transaction. Under Colorado law, a shareholder voting against a sale-of-assets transaction has the right to dissent from the sale and obtain payment of the fair value of the shareholder's shares. Fair value, in general, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects. We have assumed the liability, if any, of LanXtra to the dissenting shareholder. On or about March 12, 1999, Mr. Dennis demanded payment for the value of his 50,000 shares immediately before the effective date of the asset sale which he asserted to be $250,000. Because we could not reach an agreement with Mr. Dennis as to the fair value of his shares, we filed a lawsuit against him on June 1, 1999 titled LanXtra, Inc. v. Kirk
W. Dennis, Case No. 99 CV 3583 in the District Court, City and County of Denver, Colorado to resolve the matter. While we could be required to purchase his shares from him at the fair value determined in the proceeding, we believe that the value paid on account of these shares under the asset purchase agreement is greater than the amount which he could recover under Colorado law and substantially less than the value of the shares upon consummation of this offering. Therefore, we have not reserved any funds to cover payment of the liability. If Mr. Dennis nevertheless obtains an award of a substantial amount as fair value, it could have a materially adverse effect on our financial condition. Further, a payment to this dissenting shareholder could result in the transaction in which we purchased the business of LanXtra becoming a taxable transaction, which could expose us to significant tax liability. (See "Risk Factors - Dissenting LanXtra Shareholder").

     Company History
     ---------------

     We were originally incorporated under the name Network Acquisitions, Inc. ("NAI") in August 1998 for the purpose of acquiring the assets and business operations of LanXtra, Inc. ("LanXtra"). LanXtra was incorporated in June 1992 under the name Sigmacom Corporation and was originally engaged in the business of integrating computer networks and communications technologies for large business and government clients. In 1997, LanXtra created a software development division to develop network-based financial services software for credit unions. In December 1997, LanXtra sold its network integration business. Using funds received in the sale, the software development group continued as a start-up, and began building the business we eventually acquired in 1999. On January 27, 1998, LanXtra changed its name from Sigmacom Corporation to Cavion Technologies, Inc., and, on February 1, 1999, to LanXtra, Inc.

     Prior to our acquisition of substantially all of the assets and business operations of LanXtra (including the assumption of LanXtra's liabilities) we did not conduct any business operations except preparation for the acquisition, including providing bridge funding to LanXtra with funds raised through a private placement of promissory notes and related warrants. (See "Capitalization" and "Certain Relationships and Related Transactions"). The definitive purchase agreement between us and LanXtra was signed on December 31, 1998, and closed on February 1, 1999. On February 1, 1999, we changed our name to Cavion Technologies, Inc. and began to conduct some of our business under the trade name cavion.com.

                                MANAGEMENT


Executive Officers and Directors
--------------------------------

     Name                     Age     Position
     ----                     ---     --------

                                      David J. Selina     49   President,
                                      Chief Operating Officer, Chief
                                      Executive Officer and Director

     Marshall E. Aster         45     Chief Financial Officer

                                      Jeffrey W. Marshall 33   Vice
                                      President of Software Development
                                      and Director

     Andrew I. Telsey          46     Director

     Stephen B. Friedman       57     Director



Key Employees
-------------

     Name                     Age     Position
     ----                     ---     --------

                                      Daniel W. Dudley    39   Vice
                                      President of Affinity Products

                                      William Ed Davis    49   Vice
                                      President of Network Services


     DAVID J. SELINA. Mr. Selina has served as our President, Chief Operating Officer and a director since February 1, 1999. He was also appointed as our Chief Executive Officer and Chairman of the Board on March 19, 1999. Mr. Selina has been the President and Chief Operating Officer of LanXtra, Inc. since December 1997 and a director since January 1998. LanXtra has no current operations. From June 1995 to June 1997, Mr. Selina was the President and CEO of Lasertec, Inc., a mailing and fulfillment operation in Auburn Hills, Michigan. He was the Regional Manager of the Credit Union Services Division for Electronic Data Systems ("EDS") from November 1993 to June 1995. At EDS, Mr. Selina was responsible for five separate data processing products serving credit unions. In 1993, Mr. Selina participated in the sale of World Computer Corporation, a $23 million company, to Electronic Data Systems. World Computer was a leading provider of data processing systems and services to credit unions throughout the U.S. and Canada. Mr. Selina held various management positions, including President and Chief Executive Officer, at World Computer, from March 1986 to November 1993. Mr. Selina received his education at Henry Ford Community College and Oakland University, both located in southeastern Michigan, between 1970 and 1976.

     MARSHALL E. ASTER. Mr. Aster became our Chief Financial Officer on March 8, 1999 and our Secretary on March 22, 1999. Mr. Aster was the Chief Financial Officer at Intertech Plastics, Inc., a plastics manufacturer in Denver, Colorado from May 1997 to July 1998. Prior to that time, he served in the positions of Vice President of Finance and Administration and Senior Vice President of Finance and Administration at EDI, Inc., a technology based information service located in Los Angeles, California, from October 1989 until May 1997. Mr. Aster also served in the positions of Director Corporate Financial Planning, Vice President Corporate Financial Planning and Senior Vice President of Corporate Financial Planning at Lorimar-Telepictures Corporation, an entertainment company, from March 1984 to October 1989. He is a member of AICPA and Colorado Society of CPAs. He is also a director for the Financial Executive Institute's Rocky Mountain Chapter. He received a Bachelor of Science in Accounting in 1975 from the State University of New York in Binghamton, New York.

     JEFFREY W. MARSHALL. Mr. Marshall has served as our Vice President of Software Development since February 1, 1999. He became one of our directors on May 27, 1999. He was the Vice President of Software Development at LanXtra, Inc. from December 1997 until he joined us. Prior to his promotion to Vice President at LanXtra, he was a software engineer since July 1996. At LanXtra, Mr. Marshall was responsible for the design and development of the company's Internet software interfaces including, transactional banking, bill paying, smart cards and multimedia kiosks.
Mr. Marshall was a programmer for Chemical Waste Management, a waste treatment concern in Denver, Colorado from September 1994 to July 1996.
At Chemical Waste Management, he developed lab database software and technical services billing software. From August 1993 to September 1994, Mr. Marshall developed relational database software for Williams Thatcher Rand/Milliman & Robertson, actuarial consultants in Denver, Colorado. He received a degree in Mathematics from Colorado State University in 1991.

     ANDREW I. TELSEY. Mr. Telsey has served as one of our directors since January 1, 1999. He also served as our President, Secretary and Treasurer from January 1, 1999 to February 1, 1999. Since 1984, Mr. Telsey has been employed by Andrew I. Telsey, P.C., a private legal practice founded by Mr. Telsey that same year. Mr. Telsey's firm emphasizes business law, including transactions, securities compliance matters, and mergers and acquisitions. From January 1997 to the present, Mr. Telsey has been the President, a director and the sole shareholder of Venture Funding, Ltd., a privately held investment banking firm, whose primary activities include identifying companies exiting their development stage, providing funding for such companies and taking companies into the public market. Venture Funding, Ltd. is our company's largest shareholder. Mr. Telsey is an officer and director of one reporting company under the 1934 Act, Mully Corp., a Nevada company which has not commenced operations. Between 1986 and 1988, Mr. Telsey served as President and Director of International Financial Consultants, Ltd., a privately held corporation which prepared feasibility studies along international standards and performed due diligence efforts on behalf of international entities interested in financing commercial and residential real estate projects and acquiring businesses in North America. Mr. Telsey received a Bachelor of Arts degree in Politics and a New York teaching certificate from Ithaca College in 1975 and a Juris Doctorate degree from Syracuse University in 1979.

     STEPHEN B. FRIEDMAN. Mr. Friedman became one of our directors on April 1, 1999. He has been a business consultant to various companies from January 1997 to the present. Mr. Friedman was the President of the Asia/Pacific division of American Express Company, a travel related service company located in Tokyo and Hong Kong from July 1993 to December 1996. Prior to that time he served in various executive positions at American Express from October 1978 to June 1993. Mr. Friedman was the Vice President and General Counsel at Carte Blanche Corporation, a credit card company located in Los Angeles, California, from 1969 to 1978 and Corporate Counsel for the Securities Division of the California Department of Corporations from 1967 to 1969. He received A.B. in Political Science from the University of California at Los Angeles in 1963 and L.L.B. degree from the same University in 1966.

     DANIEL W. DUDLEY. Mr. Dudley became our Vice President of Affinity Products on June 1, 1999. From April 1997 to May, 1999, Mr. Dudley was the Senior Vice President and General Manager at SkyTeller, L.L.C. in Denver, Colorado, where he was responsible for the development and implementation of the company's Global Distribution System and Internet foreign currency businesses. From December 1991, he was Director - Performance Consulting at The Polk Company in Denver, providing advanced technologies consulting to direct marketing companies. In January 1995, The Polk Company promoted him to Vice President - List and Data Products, with strategic responsibility for the company's leading database products, and he served in that capacity until April 1997. Mr. Dudley received his B.B.A. in Finance in 1982 and his M.S. in Operations Research in 1990, both from The George Washington University in Washington, D.C.

     WILLIAM ED DAVIS. Mr. Davis became our Vice President of Network Services on June 1, 1999. As National Director of IP Operations (Acting) at Qwest Communications in Denver, Colorado from April 1999 until he joined us, Mr. Davis was responsible for staffing the company's west and east coast hosting centers. Prior to that, Mr. Davis was Director of IP Operations Engineering at Qwest from January 1999 to April 1999, with responsibility for team leadership in the design of Qwest IP Data Centers and other aspects of the company's national network, and was Senior Manager of Internet Collocation Services at Qwest from June 1998 to January 1999, with team leader responsibility in the operations of the Denver Data Center. He served as Manager of Network Systems from January 1993 to June 1998, and as Supervisor of Telecommunications/PC Support from November 1991 to January 1993 at Western Gas Resources Inc. in Denver.
His responsibilities included strategic and management responsibility for telecommunications and supervision of support for desktop and network systems. Mr. Davis received his education from the State Technical Institute in Memphis, Tennessee.

Committees Of Board Of Directors
--------------------------------

     The board of directors is currently acting as our compensation committee. The members of the compensation committee, when appointed by the board, will be persons who qualify to serve on the committee under the provisions of Rule 16b-3 of the Securities Exchange Act of 1934 and Treasury Regulation Section 1.162-27(e)(3). The compensation committee evaluates our compensation policies and administers our Equity Incentive Plan. The audit committee will review the scope of our audit, the engagement of our independent auditors and their audit reports. The audit committee will also meet with the financial staff to review accounting procedures and reports. The audit committee currently consists of Messrs. Telsey and Friedman. We intend to appoint another board member to the audit committee.

Director Compensation
---------------------

     While we do not pay directors cash compensation, they are reimbursed for the expenses they incur in attending meetings of the board or board committees. Directors may receive options to purchase common stock awarded under our Equity Incentive Plan at the discretion of the compensation committee. (See "Equity Incentive Plan"). Mr. Telsey was granted a ten year option to purchase 27,500 shares on March 19, 1999, subject to vesting of 6,875 shares at the end of each calendar quarter beginning June 30, 1999. Mr. Friedman was granted a ten year option to purchase 27,500 shares on April 1, 1999 subject to the same vesting schedule as Mr. Telsey. All of the director options were granted at the private placement price of $3.00 per share.

                          EXECUTIVE COMPENSATION

     The following table sets forth information for the last three fiscal years ended December 31, concerning compensation we paid to the chief executive officer and the other two most highly compensated executive officers we employed during such fiscal years.
                        Summary Compensation Table
                        --------------------------


                                             Annual Compensation
                                     ------------------------------------
                                     Fiscal                  Other Annual
Name and Principal Position           Year    Salary  Bonus  Compensation
---------------------------          ------  -------- -----  ------------

David J. Selina(1)                    1998   $105,402  -0-       -0-
   President, Chief Executive         1997   $  8,333  -0-       -0-
   Officer and Chief                  1996   $      0  -0-       -0-
   Operating Officer

Jeffrey W. Marshall(2)                1998   $ 76,333  -0-       -0-
   Vice President of                  1997   $ 56,426  -0-       -0-
   Software Development               1996   $ 20,484  -0-       -0-

Craig E. Lassen(3)                    1998   $ 75,481  -0-       -0-
   Former Chairman of the Board       1997   $ 68,747  -0-       -0-
   and Chief Executive Officer        1996   $ 48,000  -0-       -0-


(1) The compensation paid to Mr. Selina in 1997 and 1998 was paid by LanXtra, Inc. He became employed by LanXtra in December 1997 and payment of the amount reported for 1997 was deferred until January 1998. Mr. Selina did not become an officer of our company until February 1, 1999.

(2) The compensation paid to Mr. Marshall in 1996, 1997 and 1998 was paid by LanXtra, Inc. Mr. Marshall did not become an officer of our company until February 1, 1999.

(3) The compensation paid to Mr. Lassen in 1996, 1997 and 1998 was paid by LanXtra, Inc. Mr. Lassen did not become an officer of our company until February 1, 1999. His resignation as an officer and as a director of our company was effective March 18, 1999.

     The named executive officers did not receive perquisites or other personal benefits the aggregate annual amount of which was the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for such executive officer.

     None of our executive officers received options to purchase our common stock in 1998. After we adopted the Equity Incentive Plan, in March of 1999 Mr. Selina was granted 150,000 options, Mr. Aster was granted 40,000 options, and Mr. Marshall was granted 50,000 options, all of which they may exercise for a period of ten years at $3.00 per share. Mr. Aster's options vest over a fifteen month period from his start date of March 8, 1999, one quarter after 6 months, and another quarter every three months thereafter. Mr. Selina's and Mr. Marshall's options vest over an eighteen month period, with one third vesting every six months. (See "Equity Incentive Plan").

     In August 1998, Mr. Selina was granted a five-year option to purchase 42,970 shares of LanXtra common stock at $2.75 per share, and a five year option to purchase 74,761 shares of LanXtra common stock at $7.50 per share. At the same time, Mr. Marshall was granted a five-year option to purchase 28,646 shares of LanXtra common stock at $2.75 per share, and a five year option to purchase 49,840 shares of LanXtra common stock at $7.50 per share. In November 1997, Mr. Lassen was granted a five-year option to purchase 270,000 shares of LanXtra common stock at $7.50 per share. All of the LanXtra options were cancelled as of December 31, 1998 pursuant to an agreement between LanXtra and each of the optionees.

Employment Agreements
---------------------

     Under an employment agreement dated February 1, 1999, David J. Selina agreed to serve as our President and a director. Under the agreement, Mr. Selina receives a base salary of $125,000 per year, participation in a cash bonus pool based upon our business goals and profitability as determined by our board of directors, as well as other employee benefits. On March 19, 1999, our board named Mr. Selina as our Chief Executive Officer and Chairman of the Board.

     Marshall E. Aster agreed to serve as our Chief Financial Officer under an employment agreement effective March 8, 1999. Under the agreement, Mr. Aster receives a base salary of $105,000, participation in the bonus pool described above, and other employee benefits.

     Under an employment agreement dated February 1, 1999, Jeffrey W. Marshall agreed to be our Vice President of Software Development at a base salary of $100,000 per year. Mr. Marshall is entitled to participate in the bonus pool described above, as well as other employee benefits. Effective May 1, 1999, our board increased Mr. Marshall's salary to $125,000 per year.

     Craig E. Lassen agreed to serve as our Chairman of the Board and Chief Executive Officer under an employment agreement dated February 1, 1999. Under the agreement, Mr. Lassen was to receive a base salary of $125,000, participation in the bonus pool described above, and other employee benefits. Mr. Lassen's resignation as Chairman of the Board, Chief Executive Officer and a director was effective March 18, 1999. His resignation as an employee was effective April 16, 1999. We recently entered into an agreement with Mr. Lassen under which he will provide consulting services to cavion.com until April 15, 2000 and will receive a total of $75,000 as payment for his services.

     Under all of the employment contracts, if any executive is terminated other than for dissolution of the company, death, disability or cause, or the executive is terminated or resigns for good reason within three months after a change of control of our company, the executive will be entitled to severance compensation. Severance pay is equal to twelve months of base salary as in effect at the time of termination, except for Mr. Aster, whose severance pay is equal to six months of base salary, increasing to twelve months on the first anniversary of employment if the Company is profitable on an after-tax basis at that time or, if it is not, on the second anniversary of employment.

     In addition, each of Mr. Selina, Mr. Aster, Mr. Marshall and Mr. Lassen agreed under the employment contracts to protect our confidential information, to refrain from soliciting our customers or employees for a competing business, and to assign to us all rights in intellectual property developed during the term of employment that relates to our business. These obligations survive termination of employment for periods of one to three years, and in some cases longer.

                           EQUITY INCENTIVE PLAN

     Our board of directors adopted the Equity Incentive Plan (the "Plan") as of March 19, 1999. The Plan provides for grants of incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights to our designated employees, officers, directors, advisors and independent contractors. By encouraging stock ownership, we seek to motivate such individuals to participate in the increased value of our company which their effort, initiative, and skill have helped produce.

     GENERAL. The Plan authorizes up to 750,000 shares of common stock for issuance under the terms of the Plan. No more than 250,000 shares in the aggregate may be granted to any individual in any three year period. If options granted under the Plan expire or are terminated for any reason without being exercised, or shares of restricted stock are forfeited, the shares of common stock underlying such grant will again be available for purposes of the Plan.

     ADMINISTRATION OF THE PLAN. After we become a public company, the compensation committee of the board of directors will administer and interpret the Plan. Currently, the board of directors is acting as our compensation committee. The compensation committee, when appointed by the board, will consist of two or more directors, each of whom must be a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, and an "outside director" as defined by Section 162(m) of the Internal Revenue Code of 1986 and related Treasury regulations. The compensation committee has the sole authority to:

     o determine the individuals to whom grants shall be made under the Plan

     o determine the type, size and terms of the grants to be made to each such individual

     o determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting

     o determine the total number of shares of common stock available for grants

     o    deal with any other matters arising under the Plan

     The board of directors (with members of the compensation committee abstaining) has the authority to make grants under the Plan to members of the committee and may also establish a formula by which grants will automatically be made to members of the compensation committee. The compensation committee has the authority to make grants to members of the board of directors other than committee members and may also establish a formula by which grants will automatically be made to board members.

     GRANTS.  Grants under the Plan may consist of:

     o options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code

     o    nonqualified stock options that are not intended to so qualify

     o    restricted stock

     o    stock appreciation rights

     ELIGIBILITY FOR PARTICIPATION. Grants may be made to employees, officers, directors, advisors and independent contractors of our company and its subsidiaries, including any non-employee member of the board of directors. As of June 1, 1999, 403,500 options were outstanding under the Plan.

     OPTIONS. Incentive stock options may be granted only to officers and directors who are employees. Nonqualified stock options may be granted to employees, officers, directors, advisors and independent contractors. The exercise price of common stock underlying an option will be determined by the compensation committee and may be equal to, greater than, or less than the fair market value but in no event less than 50% of fair market value; provided that:

     o the exercise price of an incentive stock option shall be equal to or greater than the fair market value of a share of common stock on the date such incentive stock option is granted

     o the exercise price of an incentive stock option granted to an employee who owns more than 10% of the common stock must not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant

The participant may pay the exercise price:

     o    in cash

     o by delivering shares of common stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price of the grant

     o by such other method as the compensation committee shall approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board

     Options vest according to the terms and conditions determined by the compensation committee.

     The compensation committee will determine the term of each option up to a maximum of ten years from the date of grant except that the term of an incentive stock option granted to an employee who owns more than 10% of the common stock may not exceed five years from the date of grant. The compensation committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

     RESTRICTED STOCK. The compensation committee will determine the number of shares of restricted stock granted to a participant, but may not exceed the maximum plan limit described above. Grants of restricted stock will be conditioned on such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the compensation committee may determine in its sole discretion. The restrictions shall remain in force during a restricted period set by the compensation committee.

     STOCK APPRECIATION RIGHTS. The compensation committee may grant a participant the right to receive, in cash, the amount of any appreciation in the value of our stock over the exercise price of the stock appreciation right, which is set by the committee at the time of grant. The compensation committee has the same discretion to determine the terms of stock appreciation rights (including exercise price and vesting schedule) that it has in the case of nonqualified stock options.

     TERMINATION OF EMPLOYMENT. If a participant leaves our employment (other than because of retirement, death or disability), the participant will forfeit any stock options or stock appreciation rights that are not yet vested, and any restricted stock for which the restrictions are still applicable, unless the participant remains as a non-employee director, advisor or independent contractor.

     AMENDMENT AND TERMINATION OF THE PLAN. The compensation committee may amend or terminate the plan at any time, except that it may not make any amendment that requires shareholder approval pursuant to Rule 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code without shareholder approval. The Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the compensation committee.

     ACCELERATION OF RIGHTS AND OPTIONS. If our board of directors or shareholders agree to dispose of all or substantially all of our assets or stock, any right or option granted will become immediately and fully exercisable during the period from the date of the agreement to the date the agreement is consummated (or, if earlier, the date the right or option is terminated in accordance with the Plan). No option or right will be accelerated if the shareholders immediately before the contemplated transaction will own 50% or more of the total combined voting power of all classes of voting stock of the surviving entity (whether it is us or some other entity) immediately after the transaction.

     SECTION 162(M). Under Section 162(m) of the Internal Revenue Code, we may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1.0 million paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include the value of stock options, restricted stock and stock appreciation rights granted under the Plan. An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by shareholders that meets certain requirements. We will ask the shareholders to approve the Plan at the next annual or special meeting of shareholders so that grants of options under the Plan meet the requirements of "performance-based compensation." Awards of restricted stock generally will not qualify as "performance-based compensation."

                          PRINCIPAL SHAREHOLDERS

     The following table sets forth the number and percentage of shares of our stock owned as of June 9, 1999 by any person we know to be the owner of 5% or more. In addition, we have included what is owned by each director of our company, by the officers we consider as executive officers under federal securities laws, and by all of our directors and executive officers as a group. The information we have provided as to beneficial ownership is based upon statements furnished to us by such persons. For purposes of this chart, the amount of our common stock beneficially owned is the aggregate number of shares of the common stock outstanding on June 9, 1999, plus an amount equal to the aggregate amount of common stock which could be issued upon the exercise of stock options within 60 days of June 9, 1999.

                              Number of
                              Shares of            Percent of Ownership
                             Common Stock         ---------------------
Name of                      Beneficially          Before         After
Beneficial Owner                Owned           Offering(1)      Offering
----------------             ------------       -----------      --------

Venture Funding, Ltd.(2)       902,452             33.3%          19.6%
2581 S. Parker Road #720
Aurora, CO 80014

Boutine, LLC(3)                738,370             27.3%          16.0%
5460 S. Quebec St. #220
Englewood, CO 80111

David J. Selina                209,055              7.7%           4.5%
7475 Dakin Street #607
Denver, CO 80221

Marshall E. Aster                 0                  *              *
7475 Dakin Street #607
Denver, CO 80221

Jeff Marshall                  209,055              7.7%           4.5%
7475 Dakin Street #607
Denver, CO 80221

Andrew I. Telsey(4)            917,727             33.8%          19.9%
2851 S. Parker Road, #720
Aurora, CO 80014

Stephen B. Friedman(5)          6,875                *              *
P.O. Box 8279
Beaver Creek, CO 81620

LanXtra, Inc.(6)               376,299             13.9%           8.2%
7475 Dakin Street #607
Denver, Colorado 80221

Craig E. Lassen(7)             209,055              7.7%           4.5%
245 Poplar Street
Denver, CO 80220

All directors and
  executive officers as
  a group (4 persons)(8)      1,342,712            49.4%          29.1%

*Less than one percent

(1) Does not include the 1,200,000 shares of common stock to be issued in this offering, the 180,000 over-allotment shares, or the 700,000 shares of common stock into which the preferred stock will be converted upon consummation of the offering.

(2) The sole shareholder of Venture Funding, Ltd. is Andrew I. Telsey, one of our directors.

(3) The sole member of Boutine, LLC is Julie Graham who is the spouse of Gary Graham, the President of First Capital Investments, Inc., the agent for our private placement of promissory notes and warrants in October 1998. (See "Certain Relationships and Related Transactions").

(4) Includes 902,452 shares owned by Venture Funding. Ltd. of which Mr. Telsey is the sole shareholder. Includes 8,400 shares owned by certain trusts for which Mr. Telsey is the trustee, but for which he disclaims any beneficial ownership to the shares owned by each of them. Also includes options to purchase 6,875 shares.

(5)  Consists of options to purchase 6,875 shares.

(6) Consists of shares of common stock distributed to LanXtra, Inc. for the assets of that company. These shares will continue to be voted by the management of LanXtra, Inc. (or its successor company) until they are distributed to LanXtra shareholders after the completion of this offering. (See "Certain Relationships and Related Transactions").

(7) Does not include 98,520 shares of common stock that Mr. Lassen will receive when a distribution is made by LanXtra, Inc. (or its successor company) of the shares of common stock it received for the sale of its assets to cavion.com. (See "Certain Relationships and Related
Transactions"

(8)  Includes options to purchase 13,750 shares.

     Unless otherwise noted, we believe all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Change in Control
-----------------

     As far as is known to our board of directors or management, there are no arrangements, including any pledge by any person of securities of cavion.com, the operation of which might, at a subsequent date, result in a change in control of the company.

                       DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 19,970,000 shares of Class A common stock, $.0001 par value per share; 30,000 shares of Class B common stock, $.0001 par value per share; and 10,000,000 shares of preferred stock, par value $.0001 per share.


COMMON STOCK

     The Class A and Class B common stock are identical in all respects except that the Class B common stock is subject to an option (put) for the holder to sell the shares to us at $7.00 per share, and a parallel option
(call) for us to buy the shares from the holder at $7.00 per share. The put is exercisable only during a 60-day exercise period beginning on the date that is 30 days after the 100 Credit Union Date. The call is exercisable at any time after issuance of the Class B common stock and prior to the end of the exercise period. If at the end of the exercise period neither the put or the call has been exercised for any shares of Class B common stock, then each share of Class B common stock will automatically convert into one share of Class A common stock, effective on the day after the last day of the exercise period. The authorization for issuance of the Class B common stock will automatically terminate on the earlier of the date on which the exercise notices for either the put or call have been issued for the Class B common stock, or the date of automatic conversion of all outstanding shares of Class B common stock described above. Holders of the common stock are entitled to receive, as, when and if declared by the board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes, subject to any dividend preferences that may be attributable to preferred stock that is outstanding. Holders of the common stock are entitled to one vote for each share held of record on all matters on which shareholders may vote.

     There are no preemptive, conversion, redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets available for distribution.

PREFERRED STOCK

     Our board of directors, without further action by the shareholders, is authorized to issue an aggregate of 10,000,000 shares of preferred stock in one or more series. Our board of directors may, without shareholder approval, determine the dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences. No such preferred stock may have voting rights except as provided by Section 7-110-104 of Colorado law which permits voting by the holders of any class of shares on amendments to articles of incorporation that would affect the rights of holders of such class. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control without further action of the shareholders. The board of directors authorized the issuance of 770,000 shares of nonvoting Series A preferred stock in February 1999 of which 700,000 were issued to accredited investors in March and April 1999 in a private offering. The other 70,000 shares are subject to a preferred stock purchase warrant issued to NTB as the placement agent for the private placement. Each share of preferred stock is convertible at any time at the holder's option into one share of Class A common stock. Automatic conversion of the preferred stock will occur upon the earlier to occur of the consummation of the public offering of Class A common stock in this prospectus or the date specified in a notice delivered by us any time after January 1, 2004. Commencing on the date of issuance of the preferred stock through the date of conversion, each holder will receive, when, as and if declared by the board of directors, cumulative preferential dividends at the rate of 5% per annum. Dividends are payable quarterly either in cash or in shares of Class A common stock at our option. All accrued and unpaid dividends will be paid upon conversion of the preferred stock. Upon any liquidation, dissolution or winding up of the company, whether voluntary or involuntary, the holders of the preferred stock will be entitled to receive $6.00 per share, plus accrued and unpaid dividends on the date fixed for distribution of assets prior to and in preference to any distribution or payment of assets to holders of our common stock. Since the conversion of the preferred stock into common stock is expected to occur upon consummation of the public offering, it is not expected that this right will be effected. In the 1999 private placement memorandum, we agreed to include in this offering all of the shares of common stock into which the preferred stock sold in the private placement is convertible. However, each purchaser of our preferred stock had to agree that their registered shares of common stock could not be sold for nine months from the effective date of this prospectus without the written consent of our underwriter. See "Lock-Up Arrangements" and "Plan of Distribution".

PREFERRED STOCK WARRANT

     We have warrants outstanding for the purchase of 70,000 shares of our preferred stock. The warrants are exercisable at $3.00 per share for a period of five years. Shares of our preferred stock are automatically converted into Class A common stock upon consummation of the offering. If Neidiger, Tucker, Bruner, Inc. ("NTB") exercises its warrants after the consummation of the offering, the shares of preferred stock issuable upon exercise of the warrants will be convertible into shares of Class A common stock at the option of NTB. The warrants were issued to NTB in connection with the February 1999 private placement of preferred stock described in the preceding paragraph.

SHAREHOLDER ACTION BY WRITTEN CONSENT

     Our bylaws provide that any action that may be taken at a meeting of the shareholders may be taken without a meeting if such action is authorized by the unanimous written consent of all shareholders entitled to vote at a meeting for such purposes. Since cavion.com has numerous shareholders at this time and will have a much greater number after this offering, it is not likely that action by unanimous written consent of the shareholders is feasible.

SPECIAL MEETINGS

     Our bylaws provide that special meetings of our shareholders may be called by the board, by our president or by one or more written demands for the meeting, stating the purposes for which it is to be held, signed and dated by the holders of shares representing at least 10 percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. This provision may make it difficult for shareholders to take action opposed by the board.

AMENDMENTS TO OUR BYLAWS

     Our bylaws provide that they may be amended or repealed by the shareholders or, except to the extent limited by Colorado law, by the board of directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Colorado Business Corporation Act provides the power to indemnify and pay the litigation expenses of any officer, director or agent who is made a party to any proceeding. Our articles of incorporation also provide for indemnification of our officers and directors for liabilities arising out of their service to us to the maximum extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling cavion.com pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Our bylaws provide that the company shall indemnify any person against all liability and expense incurred by any reason of the person being or having been a director or officer of the company to the full extent and in any manner that directors may be indemnified under Colorado law, our bylaws, a resolution of the board of directors or shareholders, by contract or otherwise so long as such provision is legally permissible. At the discretion of the board of directors, the company may also indemnify any employee, fiduciary or agent who is not a director or officer to the same extent as a director or officer.

     Our bylaws authorize us to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including if the board of directors so determines, purchasing and maintaining insurance.

     We have also entered into indemnification agreements with our officers and directors to indemnify them and to advance expenses to the fullest extent permitted by law either in connection with the investigation, defense, adjudication, settlement or appeal of a proceeding or in connection with establishing or enforcing a right to indemnification or advancement of expenses. In addition, the agreement provides that no claim or cause of action may be asserted by us against such director or officer after two years from the date of the alleged act or omission, provided that if in fact the person has fraudulently concealed the facts, then no claim or cause of action may be asserted after two years from the earlier of the date we discover the facts or the date we should have discovered such facts by the exercise of reasonable diligence. The term of the agreement and our obligations apply while the person is our agent and continues thereafter so long as the person is subject to any claim by reason of the fact that he or she served as our agent.

LIMITATION OF LIABILITY

     Our articles of incorporation provide that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

          o    for any breach of the director's duty of loyalty

          o for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law

          o for the payment of unlawful dividends and certain other acts prohibited by Colorado corporate law

          o for any transaction resulting in receipt by the director of an improper personal benefit

     We intend to obtain directors and officers' liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts. At present, there is no pending litigation or proceeding, and we are not aware of any threatened litigation or proceeding, involving any director, officer, employee or agent where indemnification will be required or permitted under the articles of incorporation, our bylaws or the indemnification agreements.

TRANSFER AGENT

     The transfer agent for our common stock is American Securities Transfer & Trust, Inc. in Denver, Colorado.

                      SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of common stock in the public market following the offering could adversely affect the market price of the common stock and adversely affect our ability to raise capital at a time and on terms favorable to us.

     After the offering, there will be 4,606,326 shares outstanding, including the automatic conversion of 700,000 shares of Series A preferred stock into Class A common stock and including 1,200,000 shares of common stock offered hereby (assuming that the underwriters do not exercise their over-allotment option). We have agreed to register in this prospectus the shares of Class A common stock that will be issued upon the automatic conversion of the Series A preferred stock upon the consummation of the offering. However, the holders of the preferred stock have agreed not to sell their shares of preferred stock, or the shares of common stock into which the preferred shares will be converted, for a period of nine months after the date of the prospectus. See "Lock-Up Arrangements" below.
After the nine month period has expired, these holders will be able to freely trade their shares of Class A common stock in the public market, unless such shares are held by "affiliates," as that term is defined in Rule 144(a) under the Securities Act of 1933. For purposes of Rule 144, an "affiliate" of an issuer is a person that, directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such issuer. The remaining shares of common stock to be outstanding after the offering are "restricted securities" under the Securities Act of 1933 and may be sold in the public market upon the expiration of certain holding periods under Rule 144, subject to the volume, manner of sale and other limitations of Rule 144.

     In general, under Rule 144 as currently in effect, a person who has beneficially owned shares for at least one year, including an "affiliate," as that term is defined in the Securities Act, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

          o one percent of the then outstanding shares of our common stock (approximately 46,063 shares immediately following the offering)

          o the average weekly trading volume during the four calendar weeks preceding filing of notice of such sale

     Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A shareholder who is deemed not to have been an "affiliate" of ours at any time during the 90 days preceding a sale, and who has beneficially owned restricted shares for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions or public information requirements.

     As of June 9, 1999 there were options to purchase 403,500 shares of common stock under our Equity Incentive Plan of which 13,750 will become exercisable on June 30, 1999. An additional 346,500 shares are reserved for issuance under our Equity Incentive Plan. We intend to register the shares of common stock issued, issuable or reserved for issuance under the Equity Incentive Plan as soon as practicable following the date of this prospectus.

     As of June 9, 1999, there were outstanding warrants to purchase 70,000 shares of Series A preferred stock held by Neidiger, Tucker, Bruner, Inc. ("NTB"). Shares of our preferred stock will be automatically converted into Class A common stock upon consummation of the offering. If NTB exercises its warrant after the consummation of the offering, the shares of preferred stock issuable upon exercise of the warrants will be convertible into shares of Class A common stock at the option of NTB. NTB is entitled to demand and piggyback registration rights with respect to such Class A common stock. Exercise of such registration rights could cause a large number of shares to be registered and sold in the public market and such sales could have an adverse effect on the market price for the Class A common stock. The warrants were issued to NTB in connection with our February 1999 private placement of preferred stock. See "Description of Capital Stock - Preferred Stock."

LOCK-UP ARRANGEMENTS

     Along with our officers and directors, all of the holders of 5% or more of the common stock (or securities convertible into common stock) have agreed not to offer or sell any of their shares of common stock without the prior written consent of NTB for a period of 12 months from the effective date of this prospectus. In addition, all of the other shareholders who own shares (or securities convertible into common stock) prior to this public offering have agreed not to offer or sell or contract to dispose of any of their shares of common stock for a period of 9 months from the date of this prospectus without such written consent. All of these shareholders have also agreed that, for a period of 18 months from the date of this prospectus, any public sale of their shares, either under Rule 144 or otherwise, will be made only in a transaction through NTB, provided that NTB's compensation is competitive with other broker-dealers.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our founding shareholders, Venture Funding, Ltd. ("Venture") and Boutine, LLC ("Boutine") acquired 1,100,000, and 900,000 shares, respectively, of our Class A common stock on August 18, 1998 for $0.0001 per share. On December 21, 1998, David Selina and Jeff Marshall, members of our management, and Craig Lassen, a former member of our management, purchased 208,452 shares each of Class A common stock for $.01 per share. Their share ownership subsequently increased to 209,055 shares each pursuant to the Agreement for Post-Closing Adjustments described below.

     On September 14, 1998, we entered into an agreement to loan our predecessor, LanXtra, Inc., a Colorado corporation (formerly known as Sigmacom Corporation, then Cavion Technologies, Inc., now LanXtra, Inc. and referred to herein as "LanXtra"), up to $300,000 (the "Loan Agreement"). On December 29, 1998, cavion.com agreed to lend up to an additional $55,000 under the same terms, and advanced $35,000 of this amount. The loan was made to fund LanXtra's working capital, promotion and marketing, and development of proprietary technology and was secured by substantially all of the assets of LanXtra, including its technology. In connection with the loan, LanXtra executed a promissory note requiring monthly interest payments on the unpaid principal balance at an interest rate of 16% per annum, with the entire remaining balance due on March 14, 1999. This loan was discharged on February 1, 1999, under the terms of the Asset Purchase Agreement, as described more fully below.

     In 1998, we conducted a private placement of securities which raised $370,000 through the issuance of 15% secured notes due on October 19, 2000 (the "Notes") in the aggregate principal amount of $370,000, along with warrants to purchase 2,400 shares of our Class A common stock for every $20,000 of note principal at an exercise price of $0.01 per share (the "Warrants"). Pursuant to a security agreement dated October 20, 1998, the notes are secured by substantially all of our assets, now owned or hereafter acquired, including cash, equipment, fixtures, general intangibles, and all products and proceeds of the foregoing collateral, accounts receivable, inventory, work in process and service contracts receivables. The October 20, 1998 security agreement contains a covenant which prohibits us from incurring any other liens on our assets. We raised an additional $100,000 through this offering in 1999. The Warrants were exercisable for a period of one year after repayment of the Notes.
On December 22, 1998, we accelerated the Warrants' exercise period to begin on December 22, 1998. All holders exercised their Warrants by February 8, 1999 and all of the shares purchased pursuant to the exercise of the Warrants have been issued.

     First Capital Investments, Inc. ("First Capital"), a broker/dealer registered with the Securities and Exchange Commission, was engaged as our exclusive placement agent and financial advisor for the private placement pursuant to an Engagement Letter dated September 20, 1998 under which we agreed to pay First Capital commissions of 8% of the gross proceeds of the offering and reimburse expenses (not to exceed 3% of the gross proceeds of the offering), and we issued First Capital a warrant to purchase 5,640 shares of Class A common stock, which was exercised on February 8, 1999. First Capital was granted piggyback registration rights for these shares in the Engagement Letter but will not exercise these rights for inclusion of its shares in this offering. First Capital has agreed to forego any commissions with respect to our 1999 private placement and this offering. Under the terms of the Engagement Letter, for a period of two years after the closing of our 1998 private placement, First Capital will provide us with financial advisory services and is entitled to receive 8% of the gross consideration and/or value attributed to any business combination between us and a third party. First Capital and our underwriter, NTB, have agreed that we will not be required to pay a double commission on future corporate financing. Julie Graham, the spouse of Gary Graham, is the sole member of Boutine, LLC, one of our principal shareholders. Gary Graham is a principal of First Capital.

     On December 31, 1998, we entered into an Asset Purchase Agreement to purchase substantially all the assets and assume the liabilities of LanXtra. The transaction closed on February 1, 1999. In exchange for the sale of its assets, LanXtra received (i) 375,214 shares of our Class A common stock (subsequently increased to 376,299 shares pursuant to the Agreement for Post-Closing Adjustments described below), and (ii) 28,648 shares of our Class B common stock, which was issued to replace LanXtra's nonvoting common stock. We assumed the following liabilities of LanXtra:

          o The obligations reflected on LanXtra's balance sheet and all accounts payable of LanXtra

          o The accrued salaries and benefits of employees that accepted employment with us

          o All obligations and liabilities arising on or after the closing with respect to LanXtra's assets or business

          o The amounts due to us under the loan we made to LanXtra in 1998, resulting in a discharge of that loan

          o Any liability of LanXtra in connection with the threatened lawsuit described in "Our Business - Legal Proceedings" and other contingent liabilities described in the Asset Purchase Agreement

     LanXtra was incorporated on June 26, 1992. The founding shareholders were Craig E. Lassen, Herman Axelrod, and Kirk Dennis. On August 1, 1996, the founders entered into an Investment Agreement with four investors, British Far East Holdings, Ltd., William M. B. Burger Living Trust, Martin Cooper and Fairway Realty Associates (the "1996 Investors") who received stock in LanXtra and provided cash collateral in the amount of $600,000 as security for LanXtra's loan with US Bank, N.A. in the same amount. The loan from US Bank was made pursuant to a commercial loan agreement dated August 1, 1996 and secured by $620,000 in cash collateral consisting of letters of credit and certificates of deposit, of which $600,000 was provided by the 1996 Investors and $20,000 was provided by LanXtra. As a condition to providing the collateral for the loan, the 1996 Investors were also granted certain benefits under a Put Agreement with LanXtra, a Share Escrow Agreement between LanXtra, the 1996 Investors and Norwest Bank Colorado (as escrow agent), a Subordination Agreement between LanXtra and its founders, and, in the case of one 1996 Investor, an Advisor's Option Agreement, each of which was dated as of August 1, 1996. Collectively, these agreements were intended to ensure the reimbursement of the 1996 Investors if LanXtra defaulted on the US Bank loan and the 1996 Investors' collateral was foreclosed. These agreements have been terminated pursuant to the Termination and Modification Agreement of September 28, 1998 between LanXtra, its founders and the 1996 Investors. However, the Termination and Modification Agreement does include an obligation for LanXtra to reimburse the 1996 Investors in the event of foreclosure on their collateral by US Bank.

     We borrowed $600,000 from US Bank pursuant to the Loan Agreement of January 18, 1999, as amended March 24, 1999. The proceeds of the new loan were used to pay off the 1996 loan to LanXtra. The new loan bears annual interest at the rate of 1.5% over the reference rate payable monthly beginning on February 28, 1999. The principal of the loan must be paid in a single payment on December 31, 1999. The loan is secured by $620,000 cash collateral consisting of certificates of deposit and letter of credit, of which $600,000 was provided by the 1996 Investors and $20,000 was provided by us. On January 15, 1999, the Termination and Modification Agreement was amended to provide that upon closing of the Asset Purchase Agreement, the shares of Class A common stock received by LanXtra as consideration will not be distributed to its shareholders until our loan with US Bank has been paid in full or the 1996 Investors have been reimbursed for their collateral. Upon closing of the Asset Purchase Agreement with LanXtra, we assumed LanXtra's obligations under the Termination and Modification Agreement with the 1996 Investors, as amended.

     The LanXtra obligations we assumed also include the transactions described below. Each of the creditors of these obligations has agreed to defer repayment until the completion of this offering.

          o On July 1 and August 1, 1992, LanXtra executed promissory notes for $25,000 in favor of Mr. Axelrod and Mr. Lassen, respectively, at an interest rate of 2% over prime. These notes were originally secured by the assets of LanXtra which are now owned by cavion.com. The original principal amounts of these notes reflects $20,000 in cash loaned by each and $5,000 each of co-signer liability on a $10,000 credit line at the Bank of Boulder that LanXtra obtained at its inception. The credit line was paid in full in August 1996, leaving an aggregate principal balance of $40,000 on the notes. We assumed the obligation to pay Mr. Axelrod and Mr. Lassen the principal balance of the notes together with interest stated above which will continue to be paid on a quarterly basis until the notes are paid in full.

          o Between September 8, 1997 and October 15, 1997, Herman Axelrod, the former president and director of LanXtra, and Mr. Lassen, also a former president and director of LanXtra, made factoring loans to LanXtra in the amounts of $50,190 and $25,000, respectively. These loans were secured by an account receivable for computer network integration work LanXtra performed for Questar Infocomm ("Questar") and bear interest at the rate of 3% of the loan amount for the first 30 days, and 1% for each additional 10 days until the loan is paid in full. Questar disputed the amount of LanXtra's invoice, and the dispute was settled in September 1998 under which Questar paid LanXtra the sum of $61,780. This amount was then paid against the factoring loans on September 21, 1998 as follows: $41,238 to Mr. Axelrod and $20,542 to Mr. Lassen leaving $28,331 due to Mr. Axelrod and $13,441 due to Mr. Lassen. We assumed these obligations, but no further interest will accrue on them.

          o We assumed the obligation to pay Mr. Lassen $12,500 for unpaid back salary. Between the months of October 1997 and November 1997, Mr. Lassen agreed to defer payment of salary due to a shortage of working capital during those months. No interest will accrue on this obligation.

          o We assumed the obligation to pay Mr. Axelrod $19,904 for unpaid back salary. Between the months of September 1997 and December 1997, Mr. Axelrod agreed to defer payment of salary due to a shortage of working capital during those months. No interest will accrue on this obligation.

          o We assumed the obligation to pay Convergent Communications, Inc. $78,673 for equipment purchased in connection with a customer network upgrade performed by LanXtra in December 1997, while Convergent was completing the purchase of LanXtra's network integration business.

          o On May 28, 1998, LanXtra borrowed an aggregate of $150,000 to be used for working capital from three of its shareholders, British Far East Holdings, Ltd., Martin Cooper and Fairway Realty Associates (in equal amounts) pursuant to a Bridge Loan Agreement. On that same date, LanXtra entered into an Additional Bridge Loan Agreement with David Selina, Jeff Marshall and Randal Burtis, to borrow an additional $110,000 ($30,000 from Mr. Selina, $50,000 from Mr. Marshall and $30,000 from Mr. Burtis), for working capital purposes. LanXtra issued each of these shareholders and employees (1) a senior promissory note bearing interest at a rate of 42% per annum, the principal and interest of which was payable in three equal monthly installments beginning on November 1, 1998; (2) shares of LanXtra nonvoting common stock and; (3) put options to sell the shares of the LanXtra nonvoting common stock back to LanXtra at $7.00 a share beginning on January 1, 1999. We assumed LanXtra's obligations under the senior promissory notes to pay these individuals an aggregate of $260,000 in principal and $59,480 in interest, which does not continue to accrue after the closing of the Asset Purchase Agreement. We assumed LanXtra's obligations under the put agreements by issuing to LanXtra at the closing of the Asset Purchase Agreement 28,648 shares of our Class B common stock. The terms of the cavion.com Class B common stock contain put provisions which are identical to those in the put agreements except that the exercise period for the put begins 30 days after the 100 Credit Union Date, and we also have an option to purchase all or part of the Class B common stock at a price of $7.00. We have agreed with the LanXtra shareholders who have rights to the Class B stock that their put rights will mature upon completion of this offering. To implement this agreement, after completion of this offering we expect to offer these shareholders the option to redeem their Class B shares at $7.00 per share, or to convert each Class B share into one share of our Class A common stock.

     LanXtra intends to convey the shares of our Class A and Class B common stock it received through the Asset Purchase Agreement and the Agreement for Post-Closing Adjustments to a newly formed limited liability company named Zutano LLC. Zutano will have the same ownership as LanXtra, and will hold the shares until they are distributed to LanXtra's shareholders after the completion of this offering.

     Beginning in February 1999, we conducted a private placement of our Series A preferred stock in which we sold 700,000 shares at $3.00 per share and raised gross proceeds of $2,100,000. In accordance with the terms of our Series A preferred stock, these shares will automatically convert into 700,000 shares of Class A common stock upon the closing of this offering. The holders of the converted shares of common stock are entitled to certain registration rights. See "Description of Capital Stock." We engaged Neidiger, Tucker, Bruner, Inc., a registered broker dealer ("NTB"), as our exclusive placement agent for the offering pursuant to a Placement Agent Agreement dated March 10, 1999. NTB received (i) a placement fee and non-accountable expense allowance equal to 10% and 2%, respectively, of the gross proceeds in the offering, and (ii) warrants to purchase 70,000 shares of preferred stock (10% of the shares sold in the offering) exercisable at $3.00 per share for a term of five years. The warrants provide NTB with piggyback and demand registration rights at our expense. NTB has the right to demand up to two registrations at any time before April 30, 2004. NTB has a right to exchange all or part of its warrants for preferred stock in a cashless transaction which would result in fewer shares being issued to NTB by us, but no cash would be paid to us for the exercise. NTB has a non-contingent right of first refusal to act as our investment banker with respect to any public or private offering or sale of any of our securities, or the securities of any subsidiary, for three years, or until December 22, 2001. In addition, in the event of a closing of any such offering in the first 24 months in which NTB does not act as our investment advisor, we must pay NTB a fee of $200,000 and issue NTB a warrant in an amount equal to 3% of the securities sold, exercisable for five years at a purchase price of 120% of the price of the securities in that offering.

     When we closed the Asset Purchase Agreement with LanXtra, our founding shareholders (Venture Funding, Ltd. and Boutine, LLC) agreed with LanXtra and our management shareholders (Mr. Selina, Mr. Marshall and Mr. Lassen) that there would be a post-closing adjustment of the shares of our Class A common stock held by these parties. Under the Agreement for Post-Closing Adjustments, Venture Funding and Boutine bear the equity cost of bringing us the first $1 million of new equity, while LanXtra and the management shareholders share in the dilution of any additional equity. This agreement was consummated as of April 16, 1999, with the transfer of an aggregate of 2,894 shares of our Class A common stock from Venture Funding and Boutine to LanXtra and the management shareholders.


                         THE SELLING SHAREHOLDERS

The following table sets forth certain information regarding the selling shareholders and the shares offered by them in this prospectus. None of the selling shareholders within the past three years has had any material relationship with us or any of our affiliates except as described below.



   Name of      No. of Shares  No. of Shares    Shares to be Beneficially
   Selling       Beneficially      Being           Owned on Completion
 Shareholder       Owned(1)      Offered(1)          of the Offering
                                                 ------------------------
                                                    Number    % of Class
 -----------    -------------- -------------      ----------  ----------

Anne D. Dyde
Trustee, Anne
D. Dyde Trust
of 1976             10,000         10,000            -0-         -0-

James F. Dyde
Trustee for
James F. Dyde
Insurance Trust     10,000         10,000            -0-         -0-

Jon D. Kostival     10,000         10,000            -0-         -0-

James F. Seifert
& Nancy L. Seifert
as Trustees or the
Successor Trustees of
the James F. Seifert
Management Trust
dated October 8,
1992                10,000         10,000            -0-         -0-

Dianne M. Giambusso 10,000         10,000            -0-         -0-

Carol Nixon         20,000         20,000            -0-         -0-

Adam Glickman       10,000         10,000            -0-         -0-

Leland E. Tate      10,000         10,000            -0-         -0-

William Ettenger    16,000         16,000            -0-         -0-

Jeffrey Telsey
Trustee Alex M.
Telsey Special
Needs Trust         10,000         10,000            -0-         -0-

Lincoln Trust
Company Custodian
FBO Jerry Schempp   10,000         10,000            -0-         -0-

MBM Young           20,000         20,000            -0-         -0-

Jeff Kavy           80,000         80,000            -0-         -0-

William J. Nooney   10,000         10,000            -0-         -0-

Robert C. Tucker &
Karen D. Tucker JT  10,000         10,000            -0-         -0-

William Oyen &
Carolyn S. Oyen JT  20,000         20,000            -0-         -0-

Michael Mara        10,000         10,000            -0-         -0-

John E. Tarrillion  20,000         20,000            -0-         -0-

Daniel E. Depre     10,000         10,000            -0-         -0-

Carla G. Stewart    10,000         10,000            -0-         -0-

Martin J. Sherlock
Trustee, Marion A.
Sherlock Trust      14,000         14,000            -0-         -0-

Jerry Schempp &
Bruce E. Kobey
TENCOM              10,000         10,000            -0-         -0-

Janet M. Searl &
Kent E. Searl JT    10,000         10,000            -0-         -0-

Gregory Werts       10,000         10,000            -0-         -0-

Julie A. Hackett    10,000         10,000            -0-         -0-

Tyrone M. Clark     10,000         10,000            -0-         -0-

Lisa H. Robb &
Michael B. Robb JT  10,000         10,000            -0-         -0-

Jack C. Moore       10,000         10,000            -0-         -0-

Robert C. Werts &
Patricia Schulte-
Werts JT            10,000         10,000            -0-         -0-

Michael K. Carney   17,000         17,000            -0-         -0-

Joseph Reinke       10,000         10,000            -0-         -0-

Alan L. Talesnick &
Robert M. Bearman
TENCOM              10,000         10,000            -0-         -0-

Roswell S. Monroe &
Wanda V. Monroe
Trustees of the
Roswell & Wanda
Monroe Family Trust
u/d/t dtd 1/31/90   10,000         10,000            -0-         -0-

Walter J.
Schoefberger        10,000         10,000            -0-         -0-

William Kilzer      10,000         10,000            -0-         -0-

Robert L. Young &
Anna M. Young JT    10,000         10,000            -0-         -0-

Karl D. Smith       10,000         10,000            -0-         -0-

Schield Management
Company             10,000         10,000            -0-         -0-

John R. McKowen     10,000         10,000            -0-         -0-

John Metzger        10,000         10,000            -0-         -0-

Trans-L A
Partnership         10,000         10,000            -0-         -0-

Lucas Liakos        10,000         10,000            -0-         -0-

Carl Brad Linder &
Cathy Linder JT     10,000         10,000            -0-         -0-

Thomas J.
Obradovich          10,000         10,000            -0-         -0-

Thomas R. Ashford   10,000         10,000            -0-         -0-

Stanley Ranch       10,000         10,000            -0-         -0-

Denora Corporation  10,000         10,000            -0-         -0-

Ronald D. Devoe     10,000         10,000            -0-         -0-

William Daniel
Carter TTEE of the
William Daniel
Carter Trust        10,000         10,000            -0-         -0-

Third Millenium
Trading LLP         10,000         10,000            -0-         -0-

Advent Fund LLC     10,000         10,000            -0-         -0-

Mariusz Witek       10,000         10,000            -0-         -0-

Randal A. Alford    10,000         10,000            -0-         -0-

Farhad Ghaffarour   10,000         10,000            -0-         -0-

Erven J. Nelson TTEE
for the Erven J.
Nelson Ltd. PSP     10,000         10,000            -0-         -0-

Leonard B. Zelin    10,000         10,000            -0-         -0-

Fiscal Dynamics
Corporation         13,000         13,000            -0-         -0-

(1) Represents shares of common stock issuable to shareholders who own 700,000 shares of our preferred stock. The preferred stock will automatically convert into shares of Class A common stock upon the consummation of the public offering in this prospectus.

     We will not receive any of the proceeds from the sale of the shares by the selling shareholders. We have agreed to bear certain expenses in connection with the registration of the shares being offered and sold by the selling shareholders, estimated to be $5,000. The selling shareholders have agreed to pay all commissions and other compensation to any securities broker-dealers through whom they sell any of the shares. The selling shareholders have agreed that they would not sell the shares of common stock they receive when they convert the preferred stock for a period of nine months from the date this prospectus. They also agreed that, for a period of 18 months from the date of this prospectus, any public sale of their shares pursuant to Rule 144 of the rules and regulations of the Securities and Exchange Commission or otherwise will be made only in a transaction through NTB, provided that NTB's compensation is competitive with other broker-dealers.

                           PLAN OF DISTRIBUTION

     After conversion of shares of Series A preferred stock into Class A common stock upon consummation of the offering, and subject to the agreements by the selling shareholders described above, the selling shareholders may sell the shares from time to time

          o at market prices prevailing on the Nasdaq SmallCap Market at the time of offer and sale, or at prices related to such prevailing market prices

          o    in negotiated transactions

          o    a combination of such methods of sale

     The selling shareholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling shareholders may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling shareholders and any broker-dealers who act in connection with the sale of their shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

     We have advised the selling shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act of 1934 any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling shareholders. All of the foregoing may affect the marketability of the common stock.

     In the absence of this Registration Statement, the selling shareholders would be able to sell their shares only subject to the limitations of Rule 144 promulgated under the Securities Act of 1933 ("Rule 144"). In general, under Rule 144 as currently in effect, an "affiliate" of the issuer, or a person who has beneficially owned shares which are "restricted securities" for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

      oone percent (1%) of the then outstanding shares of common stock of the issuer othe average weekly trading volume of the common stock during the four calendar weeks preceding a sale by such person

     Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the issuer. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares which are "restricted securities" which have been held for at least two years without regard to the limitations contained in Rule 144. None of the selling shareholders will be subject to the foregoing restrictions when selling their shares pursuant to this prospectus.

     Under Section 16 of the Exchange Act, executive officers, directors, and 10% or greater shareholders of cavion.com will be liable to us for any profit realized from any purchase and sale (or any sale and purchase) of common stock within a period of less than six months.

                               UNDERWRITING

     Subject to the terms and conditions in the underwriting agreement, the underwriters named below, for whom Neidiger, Tucker, Bruner, Inc. ("NTB") is acting as representative, have agreed to purchase from us the respective number of shares of common stock shown opposite its name below.


                                          Number of Shares
          Underwriter                     To Be Purchased
          -----------                     ----------------

          Neidiger, Tucker, Bruner, Inc.

                                             ---------

          TOTAL                              1,200,000
                                             =========


     In the underwriting agreement, the underwriters have agreed, to purchase all shares offered hereby (other than the shares covered by the underwriters' over-allotment option described below). In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     The representative has advised us that the underwriters propose to offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus, and to selected dealers at
such price less a concession not in excess of $           per share and
that the representative and such dealers may reallow a discount of not in
excess of $           per share to other dealers.  The offering price and
the concession and discount to dealers may be changed by the representative after the initial public distribution of the shares is completed. The representative also has advised us that the underwriters do not intend to confirm sales to any accounts over which any of them exercise discretionary authority.

     We have granted the underwriters an option, expiring at the close of business 45 days after the date of this prospectus, to purchase up to 180,000 additional shares at the offering price less the 10% underwriting discount and a 2% non-accountable expense allowance. The underwriters may exercise this option only to satisfy over-allotments in the sale of the shares. We will be obligated to sell these shares to the underwriters to the extent the option is exercised.

     We have agreed to pay the representative a non-accountable expense allowance of 2% of the total proceeds of the offering of which we have already paid $45,000. We have also agreed to pay all expenses in connection with qualifying the shares for sale in the states selected by the representative. The representative's expenses in excess of the non-accountable expense allowance, including its legal expenses, will be borne by the representative. To the extent that the expenses of the representative are less than the non-accountable expense allowance, the excess may be deemed additional underwriting compensation.

     Until the distribution of the shares is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase our common stock. As exceptions to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the common stock. Such transactions may consist of over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the common stock so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction. Such transactions, or any of them, may cause the price of the common stock to be higher than it would otherwise be in the absence of such transactions.

     Neither cavion.com nor the underwriters may make any representation or prediction as to the direction or magnitude of any effect to that the transactions described above may have on the price of the common stock. If these activities are commenced, they may be discontinued by the underwriters at any time without notice.

     Our directors, officers and each holder of 5% or more of our common stock have agreed not to sell their shares of cavion.com common stock without the representative's prior written consent for a period of 12 months after the date of this prospectus. Each holder who owns less than 5% of our common stock (or securities convertible into common stock) prior to the public offering has agreed not to offer or sell or contract to dispose of any of their shares for a period of 9 months from the date of this prospectus without prior written consent of the representative. All of these shareholders have also agreed that, for a period of 18 months from the date of this prospectus, any public sales of their shares, either under Rule 144 or otherwise, will be made through the representative on an exclusive basis, provided that the representative's compensation is competitive with other broker-dealers. See "Shares Eligible for Future Sale."

     We have agreed to sell the representative on completion of the offering, for $100, a warrant entitling the representative or its assigns to purchase 120,000 shares of our common stock. The representative's warrant will be exercisable for a period of four years beginning one year from the date of this prospectus. The representative's warrant will contain certain anti-dilution provisions and provide for the cashless exercise of the warrant utilizing the value of the warrants being surrendered. The exercise price of the representative's warrant is 120% of the public offering price. The warrant is not redeemable by the Company. The representative's warrant and the underlying common shares will be restricted from sale and assignment for one year after the date of this Prospectus, except to officers of the representative. Thereafter, the representative's warrant and the underlying common shares will be transferable provided such transfer is in accordance with the provisions of the Securities Act of 1933. Subject to certain limitations, we have agreed, at the representative's request, to register the common stock underlying the representative's warrant issuable upon exercise of the warrants. See "Description of Capital Stock - Preferred Stock Warrant" and "Shares Eligible for Future Sale." We may find it more difficult to raise additional equity capital while the representative's warrant is outstanding.

     The representative has agreed to provide investment banking services to us upon completion of the offering for a period of two years for a fee of $48,000, payable at the closing of the offering. The agreement also provides for a fee ranging up to 5% of the consideration involved in any transaction (including mergers and acquisitions) consummated by us in which the representative introduced the other party to the company during the term of the agreement provided the transaction is completed within 36 months from the close of the offering.

     We have also agreed that for a period of two years from the date of this offering, the representative shall have the right to designate one person as an advisor to our board of directors. That person will be reimbursed for his expenses in attending meetings of the board and will receive cash compensation equal to that received by outside directors but will have no power to vote as a director. We will indemnify that person against any claim arising out of his or her participation in meetings of the board to the same extent as directors. During such two-year period, we have agreed with the representative to hold at least four meetings of our board each year. In the event that we maintain a liability insurance policy with coverage for acts of our officers and directors, we have agreed that if possible we will include the advisor designee as an insured under the policy. Any advisor designated by the representative must be acceptable to us, which acceptance will not be unreasonably withheld.

     The representative received a $210,000 commission and warrants to purchase up to 70,000 shares of our preferred stock at $3.00 per share in connection with our private offering of preferred stock completed in April 1999. See "Certain Relationships and Related Transactions."

     In connection with this offering, cavion.com and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933 and if such indemnification is unavailable or insufficient, cavion.com and the underwriters have agreed to damage contribution arrangements based upon relative benefits received from this offering and relative fault resulting from such damage.

     Prior to the offering, there has been no public market for our securities. The initial public offering price of the shares of common stock has been determined by negotiation between us and the representative. Among the factors considered in determining the initial public offering price of the shares of common stock were:

          o our earnings and certain other financial and operating information in recent periods

          o    our future prospects and our industry in general

          o the general condition of the securities markets at the time of this offering

          o the market prices of securities and certain financial and operating information of companies engaged in activities similar to ours

     There can be no assurance, however, that the prices at which the common stock will sell in the public market after this offering will not be lower than the price at which it is sold by the underwriters.
Application will be made to have the common stock approved for quotation on the NASDAQ system upon completion of this offering.

     The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement, copies of which are on file at the offices of cavion.com, the representative and the Securities and Exchange Commission.

                          ADDITIONAL INFORMATION

     We will file annual, quarterly, special reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, and at the following regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Our common stock will be quoted on The Nasdaq SmallCap Market. Reports, proxy statements and other information concerning cavion.com can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a Website that contains all information filed electronically by us. The address of the Commission's Website is (http://www.sec.gov.).

     This prospectus constitutes a part of a registration statement on Form SB-2 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") filed by us with the Commission under the Securities Act, with respect to the securities offered in this prospectus. This prospectus does not contain all the information which is in the Registration Statement. Certain portions of the Registration Statement are omitted as allowed by the rules and regulations of the Commission. We refer to the Registration Statement and to the exhibits to such Registration Statement for further information with respect to cavion.com and the securities offered in this prospectus. Copies of the Registration Statement and the exhibits to such Registration Statement are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The prospectus includes statistical data regarding Internet usage and the credit union industry which were obtained from industry publications, including reports generated by Callhan, International Data Corporation, News.com, IDC Research, American Banker, PC World, and Online Banking Report. These industry publications generally indicate that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe those industry publications to be reliable, we have not independently verified such data. We also have not sought the consent of any of these organizations to refer to their reports in this prospectus.

                        REPORTS TO SECURITY HOLDERS

     We intend to distribute to our shareholders annual reports containing audited financial statements and will make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

                                  EXPERTS

     The financial statements of cavion.com and LanXtra in this prospectus and registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said reports, which include explanatory paragraphs with respect to the uncertainty regarding cavion.com's and LanXtra's ability to continue as going concerns as discussed in Note 1 to each financial statement.

                               LEGAL MATTERS

     The validity of the common stock offered by this prospectus will be passed upon for us by Gorsuch Kirgis LLP, Denver, Colorado. Certain legal matters in connection with the offering will be passed upon for the underwriters by John G. Herbert, P.C., Denver, Colorado.

                       INDEX TO FINANCIAL STATEMENTS

                                                                 Page
                                                                 ----

Audited Financial Statements:

LanXtra, Inc.
     Report of Independent Public Accountants
     Balance Sheets at January 31, 1999, December 31, 1998 and 1997
          Statements of Operations for the one-month period ended January 31, 1999 and for the years ended December 31, 1998 and 1997 Statements of Stockholders' Deficit for the period ended January 31, 1999 and for the years ended December 31, 1998 and 1997 Statements of Cash Flows for the one-month period ended January 31, 1999 and for the years ended December 31, 1998 and 1997 Notes to Financial Statements

Cavion Technologies, Inc.
          Report of Independent Public Accountants
          Balance Sheets at March 31, 1999, December 31, 1998 and 1997 Statements of Operations for the three-month period ended March 31, 1999 and for the period from Inception (August 8, 1998) to December 31, 1998 and 1997
          Statements of Stockholders' Equity for the three months ended March 31, 1999 and for the period from Inception (August 18,
          1998) to December 31, 1998
          Statements of Cash Flows for the three months ended March 31, 1999 and for the period from Inception (August 18, 1998) to December 31, 1998
          Notes to Financial Statements









REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To LanXtra, Inc.:

We have audited the accompanying balance sheets of LANXTRA, INC. (a Colorado corporation; formerly Cavion Technologies, Inc. and Sigmacom Corporation) as of January 31, 1999, December 31, 1998 and 1997, and the related statements of operations, stockholders' deficit and cash flows for the one-month period ended January 31, 1999 and for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LanXtra, Inc. as of January 31, 1999, December 31, 1998 and 1997, and the results of its operations and its cash flows for the one-month period ended January 31, 1999 and for the years ended December 31, 1998 and 1997 all in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Effective February 1, 1999, substantially all of the Company's assets were transferred to Cavion Technologies, Inc. in exchange for common stock and the assumption of the Company's liabilities. Subsequent to this transaction, the Company's activities will be limited to holding warrants to purchase the common stock of Convergent Communications Services, Inc. and common stock of Cavion Technologies, Inc. In April 1999, the Board of Directors has resolved to form a limited liability company and contribute the Company's remaining assets into such company. The ability of the Company and its successor limited liability company to continue operations depends upon the ultimate value, if any, of the financial instruments held and the resolution of the matters discussed in Note 7. This raises substantial doubt about the Company and its successor's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


/s/ARTHUR ANDERSEN LLP

Denver, Colorado,
     May 18, 1999.



                                                         Page 1 of 2



                               LANXTRA, INC.
       (Formerly Cavion Technologies, Inc. and Sigmacom Corporation)


                              BALANCE SHEETS
                              --------------

                                       January 31,      December 31,
                                                     -----------------
                 ASSETS                    1999       1998        1997
                 ------                 ----------   -----       -----

CURRENT ASSETS:
  Cash and cash equivalents            $   -        $ 52,116   $ 350,443
  Accounts receivable                    16,458       17,695     114,599
  Prepaids                               33,120       38,295         -
  Inventories                             5,832        5,641         -
                                      ---------    ---------   ---------
          Total current assets           55,410      113,747     465,042
                                      ---------    ---------   ---------

PROPERTY AND EQUIPMENT, at cost:
  Leasehold improvements                  7,674        7,674       7,674
  Furniture and fixtures                 44,330       44,330      44,330
  Network equipment and licensed
    software                            391,880      354,577     233,471
                                      ---------    ---------   ---------
                                        443,884      406,581     285,475
  Less - Accumulated depreciation     (112,864)    (104,712)    (38,209)
                                      ---------    ---------   ---------
       Property and equipment, net      331,020      301,869     247,266
                                      ---------    ---------   ---------

DEBT ISSUANCE COSTS, net of accumulated
  amortization of $67,500, $67,500
    and $49,091, respectively              -            -         18,409

DEPOSIT FOR LETTER OF CREDIT             20,000       20,000      20,000

OTHER ASSETS                             21,815       20,179      17,313
                                      ---------    ---------   ---------
TOTAL ASSETS                          $ 428,245    $ 455,795    $768,030
                                      =========    =========   =========

              The accompanying notes to financial statements
               are an integral part of these balance sheets.





                                                         Page 2 of 2



                               LANXTRA, INC.
       (Formerly Cavion Technologies, Inc. and Sigmacom Corporation)


                              BALANCE SHEETS
                              --------------

                                       January 31,      December 31,
                                                     -----------------
LIABILITIES AND STOCKHOLDERS' DEFICIT      1999       1998        1997
-------------------------------------   ----------    ----        ----

CURRENT LIABILITIES:
  Accounts payable                    $ 256,222    $ 118,942   $  81,032
  Bank overdraft                         19,397         -           -
  Accrued liabilities                   186,444      171,908     211,347
  Accrued interest                      114,322      105,401       9,095
  Deferred revenue and deposits         214,712      198,884       8,695
  Related party collateralized loans     13,410       13,410      75,190
  Current portion of capital
    lease obligations                    30,279       32,363      17,661
  Notes payable to stockholders         300,000      300,000      40,000
  Note payable to Cavion                335,000      335,000        -
  Revolving line of credit              600,000      600,000     600,000
                                      ---------    ---------   ---------
Total current liabilities             2,069,786    1,875,908   1,043,020
                                      ---------    ---------   ---------

LONG-TERM LIABILITIES:
  Capital lease obligations              32,832       32,832      20,475

PUTABLE COMMON STOCK; 58,648, 58,648
  and 30,000 shares issued and
  outstanding, respectively
  (stated at accreted value;
  total redemption value
  of approximately $2.0 million)      1,700,236    1,650,236     837,500

COMMITMENTS AND CONTINGENCIES (Notes 1 and 7)

STOCKHOLDERS' DEFICIT:
  Common stock; $.01 par value,
    1,000,000 shares authorized;
    315,112, 315,112 and 286,464
    shares issued, and outstanding
    including 58,648, 58,648 and
    30,000 shares, respectively, of
    putable common stock                  3,151        3,151       2,865
  Additional paid-in capital            410,735      410,735     410,735
  Accumulated deficit               (3,788,495)  (3,517,067) (1,546,565)
                                      ---------    ---------   ---------
     Total stockholders' deficit    (3,374,609)  (3,103,181) (1,132,965)
                                      ---------    ---------   ---------
  TOTAL LIABILITIES AND STOCKHOLDERS'
    DEFICIT                          $  428,245   $  455,795  $  768,030
                                      =========    =========   =========


              The accompanying notes to financial statements
               are an integral part of these balance sheets.



                               LANXTRA, INC.
       (Formerly Cavion Technologies, Inc. and Sigmacom Corporation)

                         STATEMENTS OF OPERATIONS
                         ------------------------


                                        One-Month
                                       Period Ended     Years Ended
                                       January 31,      December 31,
                                                     -----------------
                                           1999       1998        1997
                                       ------------   ----        ----

REVENUE:
  Network access and connectivity
    fees                              $  24,381   $  147,965   $  24,430
  Installation services                  12,800       63,031        -
  Software licensing fees                   669        4,026        -
                                      ---------    ---------   ---------
          Total revenue                  37,850      215,022      24,430

COST OF REVENUE:
  Network access and connectivity        15,645      136,903      51,688
  Installation services                  16,253       85,516        -
                                      ---------    ---------   ---------
          Total cost of revenue          31,898      222,419      51,688
                                      ---------    ---------   ---------
          Gross profit (loss)             5,952      (7,397)    (27,258)
                                      ---------    ---------   ---------

OPERATING EXPENSES:
  General and administrative            181,731      869,293     673,034
  Research and development               31,580      248,599     363,741
                                      ---------    ---------   ---------

          Total operating expenses      213,311    1,117,892   1,036,775
                                      ---------    ---------   ---------
LOSS FROM OPERATIONS                  (207,359)  (1,125,289) (1,064,033)

INTEREST EXPENSE                       (64,069)    (997,503)   (808,822)

OTHER INCOME                               -         152,290      37,361
                                      ---------    ---------   ---------
LOSS FROM CONTINUING OPERATIONS       (271,428)  (1,970,502)(1,835,494)

DISCONTINUED OPERATION:
  Gain from disposal of discontinued
    operation                              -            -        418,848
  Income from operations of
    discontinued operation                 -            -        653,528
                                      ---------    ---------   ---------
                                           -            -      1,072,376
                                      ---------    ---------   ---------

NET LOSS                             $(271,428) $(1,970,502)  $(763,118)
                                      =========    =========   =========

BASIC AND DILUTED NET LOSS FROM
  CONTINUING OPERATIONS PER SHARE      $   (1.06)  $   (7.66)   $   (8.86)

  BASIC AND DILUTED NET LOSS
    PER SHARE                          $   (1.06)  $   (7.66)   $   (3.68)
                                      =========    =========   =========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING - BASIC AND DILUTED       256,464      257,319     207,205
                                      =========    =========   =========

              The accompanying notes to financial statements
                 are an integral part of these statements.



                               LANXTRA, INC.
       (Formerly Cavion Technologies, Inc. and Sigmacom Corporation)

                    STATEMENTS OF STOCKHOLDERS' DEFICIT
                    -----------------------------------

       FOR THE PERIOD ENDED JANUARY 31, 1999 AND FOR THE YEARS ENDED
      --------------------------------------------------------------

                        DECEMBER 31, 1998 AND 1997
                        --------------------------


                                            Common Stock
                                               Shares
                                        (Including Shares of
                                       Putable Common Stock)    Amount
                                       ----------------------   ------

BALANCES, December 31, 1996                  230,000          $  2,300

  Exercise of stock options by an
    employee at an exercise price
    of $.01 in May 1997                        5,000                50

Issuance of common stock for cash at $7.77
  per share in connection with the sale of
  discontinued operation                      51,464               515

  Net loss                                      -                 -
                                            --------          --------

BALANCES, December 31, 1997                  286,464             2,865

  Issuance of putable common stock            28,648               286

  Net loss                                      -                 -
                                           ---------         ---------

BALANCES, December 31, 1998                  315,112             3,151

  Net loss                                      -                 -
                                           ---------         ---------

BALANCES, January 31, 1999                   315,112            $3,151
                                           =========         =========


                                             Additional
                                              Paid-In        Accumulated
                                              Capital          Deficit
                                           -------------     -----------

BALANCES, December 31, 1996                 $ 11,250       $ (783,447)

  Exercise of stock options by an
    employee at an exercise price
    of $.01 in May 1997                         -                 -

Issuance of common stock for cash at $7.77
  per share in connection with the sale of
  discontinued operation                     399,485              -

  Net loss                                      -            (763,118)
                                           ---------         ---------

BALANCES, December 31, 1997                  410,735       (1,546,565)

  Issuance of putable common stock              -                 -

  Net loss                                      -          (1,970,502)
                                          ----------        ----------

BALANCES, December 31, 1998                  410,735       (3,517,067)

  Net loss                                      -            (271,428)
                                          ----------        ----------

BALANCES, January 31, 1999                  $410,735      $(3,788,495)
                                           =========       ===========




                                               Total
                                           Stockholders'
                                              Deficit
                                           -------------

BALANCES, December 31, 1996              $ (769,897)

  Exercise of stock options by an
    employee at an exercise price
    of $.01 in May 1997                           50

Issuance of common stock for cash at $7.77
  per share in connection with the sale of
  discontinued operation                     400,000

  Net loss                                 (763,118)
                                          ----------

BALANCES, December 31, 1997              (1,132,965)

  Issuance of putable common stock               286

  Net loss                               (1,970,502)
                                         -----------

BALANCES, December 31, 1998              (3,103,181)

  Net loss                                 (271,428)
                                         -----------

BALANCES, January 31, 1999              $(3,374,609)
                                         ===========



              The accompanying notes to financial statements
                 are an integral part of these statements.






                               LANXTRA, INC.
       (Formerly Cavion Technologies, Inc. and Sigmacom Corporation)


                         STATEMENTS OF CASH FLOWS
                         ------------------------


                                     One-Month
                                    Period Ended        Years Ended
                                    January 31,         December 31,
                                                     -----------------
                                        1999          1998        1997
                                    ------------      ----        ----

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                          $(271,428)  $(1,970,502)  $(763,118)
  Adjustments to reconcile net
     loss to net cash used in
     operating activities-
       Depreciation and amortization     8,152        84,912      58,284
       Gain from disposal of
         discontinued operations          -             -      (418,848)
       Provision for doubtful accounts    -             -         20,923
       Accretion of putable stock       50,000       612,200     577,500
       Accretion of discount on
         bridge loan                      -          200,536        -
     Change in operating assets
         and liabilities-
       Accounts receivable               1,237        96,904   (135,522)
       Prepaids and inventories          4,984      (43,936)        -
       Other assets                    (1,636)       (2,866)     (7,970)
       Accounts payable                137,280        37,910      69,186
       Accrued liabilities              23,457        56,867     184,169
       Deferred revenue                 15,828       190,189       8,695
       Decrease in net assets of
         discontinued operations          -             -         64,884
                                     ---------     ---------   ---------

            Net cash used in
              operating activities    (32,126)     (737,786)   (341,817)
                                      --------     ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment  (37,303)      (71,154)   (181,422)
  Proceeds from disposal of
     discontinued operations              -             -        475,000
                                     ---------     ---------   ---------
            Net cash (used in)
              provided by investing
              activities              (37,303)      (71,154)     293,578
                                     ---------     ---------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash overdraft                        19,397          -           -
  Proceeds from issuance of
     common stock                         -              286     400,050
  Repayments of related party loans       -         (61,780)    (50,000)
  Cash received on related party
     loans                                -             -         75,190
  Repayments of stockholder notes         -             -       (28,721)
  Cash received from stockholder
     notes                                -          260,000        -
  Cash received from Cavion               -          335,000        -
  Payment on capital lease obligations (2,084)      (22,893)     (6,625)
                                     ---------     ---------   ---------
            Net cash provided by
              financing activities      17,313       510,613     389,894
                                     ---------     ---------   ---------

NET (DECREASE) INCREASE IN CASH
  AND CASH EQUIVALENTS                (52,116)     (298,327)     341,655

CASH AND CASH EQUIVALENTS,
  beginning of period                   52,116       350,443       8,788
                                     ---------     ---------   ---------

CASH AND CASH EQUIVALENTS,
  end of period                      $    -       $   52,116  $  350,443
                                      =========    =========   =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES:
     Property acquired with capital
       leases                        $    -       $   49,952  $   44,761
     Putable common stock issued in
       conjunction with stockholder
       notes                         $    -       $  200,536   $    -
                                      =========    =========   =========
     Cash paid for interest          $   5,148    $   88,461   $  66,496


              The accompanying notes to financial statements
                 are an integral part of these statements.



                               LANXTRA, INC.
       (Formerly Cavion Technologies, Inc. and Sigmacom Corporation)


                       NOTES TO FINANCIAL STATEMENTS
                       -----------------------------

      FOR THE PERIOD ENDING JANUARY 31, 1999 AND FOR THE YEARS ENDED
      --------------------------------------------------------------

                        DECEMBER 31, 1998 AND 1997
                        --------------------------



(1)  DESCRIPTION OF BUSINESS
     -----------------------

     Organization
     ------------

Sigmacom Corporation ("Sigmacom") was incorporated under the laws of the state of Colorado on June 26, 1992. In 1998 Sigmacom changed its name to Cavion Technologies, Inc. Effective January 1999, Cavion Technologies, Inc. changed its name to LanXtra, Inc. ("LanXtra" or the "Company"). Before 1998, the Company was engaged in integrating computer networks and communications technologies for financial institutions, Fortune 1000 companies and government agencies. On December 3, 1997, the Company entered into an asset purchase agreement with Convergent Communications Services, Inc. ("Convergent") for the sale of certain assets of the Company, including all assets related to the Company's network integrator business, including, without limitation, the name, "Sigmacom."

Since January 1, 1998, the Company has been engaged in developing and marketing a suite of network products and services for the credit union industry that includes: (1) a secure network that enables access via the internet or an intranet; (2) secure internet financial products such as internet banking software; and (3) secure internet access services for credit unions.

Subsequent to the transaction discussed below, the Company's activities will be limited to holding warrants for the purchase of Convergent common stock and common stock of the new Cavion Technologies, Inc. Further, in April 1999, the Board of Directors resolved to form a limited liability company and contribute the Company's remaining assets into such company. The ability of the Company and its successor limited liability company to continue operations depends upon the ultimate value, if any, of the financial instruments held and the resolution of the matters discussed in
Note 7. This raises substantial doubt about the Company and its successor's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

     Transfer of the Company's Assets, Liabilities and Operations
     ------------------------------------------------------------

In August 1998, the Company signed a letter of intent to transfer its assets and operations to a company to be renamed Cavion Technologies, Inc. ("Cavion"). In December 1998, the Company signed an Asset Purchase Agreement (the "Purchase Agreement") with Cavion for the transfer of substantially all the assets of the Company in exchange for 375,214 shares and 28,648 shares of Cavion's Class A and B common stock, respectively, and the assumption of liabilities. Also in December 1998, management shareholders of LanXtra received 625,356 shares of Class A common stock directly from Cavion. These management shareholders held sufficient voting shares, directly and indirectly through irrevocable proxies, to approve the transaction with Cavion.

The Class A common stock and Class B common stock of Cavion are alike in all respects, except that the Class B common shareholders have the option to put those shares to Cavion for $7 per share and a parallel call option is held by Cavion. The Class A common stock issued to the Company represents approximately 12% of the common equity of Cavion. The Purchase Agreement was consummated on February 1, 1999 and Cavion has subsequently assumed the operations of the Company. During the period from August 1998 through February 1, 1999, Cavion provided loans to the Company totaling $335,000 at January 31, 1999. Such loans were forgiven as part of the transaction. In management's opinion, the purchase of the Company's assets and assumption of its liabilities by Cavion will qualify under Internal Revenue Code regulations as a tax free reorganization.

Upon consummation of the Purchase Agreement, several of the Company's contractual arrangements were significantly modified. The Company's Investment Agreement, warrant and option agreements were cancelled and certain debt maturities were rescheduled by the creditors (see Notes 3 and 5).

Cavion is an entity formed by various third parties to acquire the business conducted by the Company. Through January 31, 1999, Cavion had raised $370,000 through debt offerings, $335,000 of which was advanced to the Company as of January 31, 1999. In February 1999, Cavion conducted a private placement of its Series A preferred stock, raising approximately $2 million.

The business now conducted by Cavion has never been profitable, and there is substantial risk associated with the Company's investment in Cavion common stock. It is probable that the value of this common stock will be highly volatile and it is reasonably possible the ultimate value realized from the stock could be zero.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Basis of Presentation
     ---------------------

Accounting for transactions during the one-month period ending January 31, 1999, is on the same basis of accounting as for the years ended December 31, 1998 and 1997. The Company has presented information as of and for the one-month period ended January 31, 1999, as this represents the final period in which the business transferred to Cavion was conducted by the Company.

     Use of Estimates
     ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     -------------------------

The Company considered all highly liquid investments with original maturities of three months or less to be cash equivalents.

     Fair Value of Financial Instruments
     -----------------------------------

The fair value of the Company's cash and cash equivalents, trade receivables and payables approximated their carrying amounts due to their short-term nature. The fair value of the Company's other financial instruments are as follows:


                                                   December 31, 1998
                                                  -------------------
                                                           Approximate
                                                 Carrying      Fair
                                                  Amount      Value
                                                ----------  ---------

Related party collateralized loans             $   13,410     $  11,000
Notes payable to stockholders                     300,000       260,000
Revolving line of credit                          600,000       600,000
Putable stock                                   1,650,236       175,000


                                                   December 31, 1998
                                                  -------------------
                                                           Approximate
                                                 Carrying      Fair
                                                  Amount      Value
                                                ----------  ---------

Related party collateralized notes              $  75,190     $   6,000
Notes payable to stockholders                      40,000         3,000
Revolving line of credit                          600,000       600,000
Putable stock                                     837,500        15,000


Fair values at January 31, 1999 and December 31, 1998 have been estimated using the values placed on them by the buyer in the transaction described above. Fair values at December 31, 1997, have been estimated based upon the terms of subsequent financings.

     Concentration of Credit Risk
     ----------------------------

Financial instruments which potentially subjected the Company to concentrations of credit risk were accounts receivable, which were concentrated among credit union customers. The Company performed ongoing credit evaluations of its customers' financial condition and generally required no collateral. Additionally, the Company managed a portion of its credit risk by billing certain services in advance. The Company had no significant financial instruments with off-balance sheet risk of accounting loss, such as foreign exchange contracts, option contracts or other hedging arrangements.

     Property and Equipment
     ----------------------

Property and equipment were recorded at cost and depreciated using the straight-line method over the lesser of the lease term or their estimated lives as follows:

          Furniture and fixtures                            7 years
          Computer equipment                            3 - 5 years
          Licensed software                                 3 years
          Leasehold improvements                  Life of the lease


     Impairment of Long-Lived Assets
     -------------------------------

The Company reviewed its long-lived assets for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. During 1997 and 1998 and in January 1999, no impairment losses were recorded.

     Accrued Liabilities
     -------------------

Accrued liabilities consist of the following:

                                         January 31,       December 31,
                                                           ------------
                                             1999       1998      1997
                                          ----------    ----      ----

     Wages payable and accrued vacation  $  48,545  $  44,661 $  30,924
     Accrued vendor payable                 78,673     78,673    78,673
     Accrued professional fees              41,257     27,500     9,657
     Other liabilities                      17,969     21,074    92,093
                                          --------   --------  --------
     Total accrued liabilities            $186,444   $171,908  $211,347
                                          ========   ========  ========

     Income Taxes
     ------------

A current provision for income taxes was recorded for actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred income tax assets and liabilities were recorded for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities and carryforwards. The overall change in deferred tax assets and liabilities for the period measured the deferred tax expense for the period. Effects of changes in tax laws on deferred tax assets and liabilities were reflected as adjustments to tax expense in the period of enactment. Deferred tax assets were recognized for the expected future tax effects of all deductible temporary differences, loss carryforwards and tax credit carryforwards. Deferred tax assets were then reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, more likely than not based on current circumstances, were not expected to be realized.

     Net Loss per Share
     ------------------

The Company reports net loss per share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" which requires the presentation of both basic and diluted earnings (loss) per share. Basic net loss per common share has been computed based upon the weighted average number of shares of common stock outstanding during the period, excluding putable common stock as an assumed cash settlement is more dilutive than a share settlement. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and potential common shares outstanding during the period if the effect of the potential common shares is dilutive. The Company has excluded the weighted average effect of common stock issuable upon exercise of all warrants and options for common stock from the computation of diluted earnings per share as the effect of all such securities is anti-dilutive for all periods presented. The shares excluded (without regard to the treasury stock method) are as follows:

          For the year ended December 31:
               1998                               531,978
               1997                               307,113


There are no such shares excluded for the month ended January 31, 1999 due to the cancellation of options and warrants at December 31, 1998. Basic and diluted net loss per share is computed using the following average shares outstanding:

                                       Month Ended       Years Ended
                                       January 31,       December 31,
                                                         ------------
                                           1999         1998        1997
                                        ----------      ----        ----

     Weighted average shares outstanding   315,112    304,130   237,205
     Less:  Weighted average shares
       of able stock                      (58,648)   (46,811)  (30,000)
                                          --------   --------   -------
     Net weighted average shares
       outstanding                         256,464    257,319   207,205


     Stock Based Compensation
     ------------------------

The Company accounted for its employee stock option plans and other employee stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. The Company adopted the disclosure-only provisions of SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which allows entities to continue to apply the provisions of APB 25 for transactions with employees and provide pro forma disclosures for employee stock grants made in 1997 and future years as if the fair-value-based method of accounting in SFAS No. 123 had been applied to these transactions. The Company accounted for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123.

     Revenue Recognition
     -------------------

The Company generated revenue from three sources: (1) service revenue for the installation of internet access equipment at customer sites, (2) software license fees, and (3) recurring monthly network access and connectivity fees. Service revenue was recognized as the services were performed. Software license arrangements typically provided for enhancements over the term of the arrangement, and software license fees were generally received in advance, deferred and recognized ratably over the term of the arrangement. Network access and connectivity fees were typically billed in advance and recognized in the month that the access/connectivity was provided.

     Software Development Costs
     --------------------------

Capitalization of software development costs commenced upon the establishment of technological feasibility of the software product. The Company's software products were deemed to be technologically feasible at the point the Company commenced field testing of the software. The period from field testing to general customer release of the software was brief and the costs incurred during this period were insignificant.
Accordingly, the Company did not capitalize any qualifying software development costs.

     Comprehensive Income
     --------------------

Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. From its inception through January 31, 1999, there were no differences between comprehensive loss and net loss.

     Segment Information
     -------------------

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. In accordance with the provisions of SFAS No. 131, the Company has determined that it had one reportable operating segment at December 31, 1998 and January 31, 1999.

     Recently Issued Accounting Pronouncement
     ----------------------------------------

     Statement of Financial Accounting Standards No. 133

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The Company is required to adopt SFAS No. 133 in the year ended December 31, 2000. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Company's derivative financial instruments include a written put on the Company's common stock and the Convergent warrants (Note 8).

     Reclassifications
     -----------------

Certain amounts in the 1997 financial statements have been reclassified to conform to the current year presentation.

(3)  DEBT
     ----

     Revolving Line of Credit
     ------------------------

In 1996, the Company entered into a two-year revolving line of credit (the "Revolving Line of Credit") with a bank which allows for borrowings up to $600,000. Interest accrues at a rate equal to the Bank's reference rate plus 1.5% (9.25%, 9.25% and 10% at January 31, 1999, December 31, 1998 and
1997, respectively). The Revolving Line of Credit is collateralized by letters of credit issued by the Company and certain stockholders as well as by agreements among certain stockholders (see Note 5). In 1998, the Revolving Line of Credit was extended and all amounts outstanding were due on January 31, 1999. As part of the Purchase Agreement, the Revolving Line of Credit was assumed by Cavion and the maturity date of the loan was extended to December 31, 1999.

As part of the 1997 asset sale agreement with Convergent, it was agreed that the Company would be reimbursed for interest expense incurred on the Revolving Line of Credit if certain revenue targets were achieved on the line of business sold. In 1998, Convergent reimbursed the Company for interest expense totaling $30,334 until June 30, 1998, when such reimbursements were discontinued because the revenue targets were not met.

     Notes Payable to Stockholders
     -----------------------------

The notes payable to stockholders consist of eight notes totaling $300,000 at January 31, 1999. Two of the notes have an aggregate principal balance of $40,000 and accrue interest at a rate of prime plus 2% (9.75%, 9.75% and 10.5% as of January 31, 1999, December 31, 1998 and 1997, respectively). During 1999, 1998 and 1997, the Company continued to accrue interest in accordance with the terms of the notes. The notes are unsecured.

Effective May 28, 1998, the Company entered into six note payable agreements (the "Bridge Loans") with certain stockholders and management (the "Lenders"), whereby the Company borrowed $260,000. Interest on the Bridge Loans was payable at the rate of 42% per year. Under the original terms of the Bridge Loans, the principal was payable in monthly installments and the balance, including accrued interest, was due on January 1, 1999. In connection with the Purchase Agreement, the maturity was extended to the date on which Cavion obtains 100 credit union customers (the "100 Credit Union Date"). In addition, interest terms were amended such that no interest will accrue after December 31, 1998. The Bridge Loans are unsecured.

As additional consideration for the Bridge Loans, the Lenders were issued 28,648 shares of the Company's nonvoting common stock for $.01 per share. The Lenders had the right to sell these shares back to the Company for a purchase price of $7 per share, during a 60-day period beginning January 1, 1999. As a result of this transaction, $200,536 was recorded as a debt discount and accreted as interest expense in 1998. The common stock was accreted to its redemption value at December 31, 1998. The right to sell shares back to the Company was canceled in conjunction with the Purchase Agreement, in exchange for the stockholders being granted the same rights in 28,648 shares of Cavion's Class B common stock.

     Note Payable
     ------------

On September 14, 1998, the Company entered into a loan agreement with Cavion to borrow up to $300,000, at an interest rate of 16% and a maturity date of March 14, 1999. The note was secured by substantially all of the tangible and intangible assets of the Company (including its technology). On December 29, 1998, Cavion agreed to lend up to an additional $55,000 under the same terms, and advanced $35,000 of this amount. As part of the Purchase Agreement, this loan was forgiven.

     Related Party Collateralized Loans
     ----------------------------------

The Company entered into factoring agreements (the "Agreements") with management and a stockholder of the Company. Accrued interest as of January 31, 1999, December 31, 1998 and 1997, under the Agreements was $27,952, $27,952 and $6,905, respectively, and is included in accrued interest in the accompanying financial statements. Under the terms of the Agreements, interest accrued on the outstanding balances at a rate of 3% for the first 30 days and 1% for each additional 10 days until the outstanding balances were paid in full. In connection with the Purchase Agreement, the maturity of these loans was extended to the 100 Credit Union Date. In addition, interest terms were amended such that no interest will accrue after February 1, 1999.

(4)  CAPITAL LEASE OBLIGATIONS
     -------------------------

The Company entered into various capital lease agreements related to computers and various office equipment. The capital leases have terms ranging from 24 to 36 months with interest rates ranging between 11.4% and 20.3%.

As of December 31, 1998, the present value of future minimum lease payments are as follows:


     Year Ending December 31,
          1999                                      $ 39,509
          2000                                        21,513
          2001                                        15,578
                                                   ---------
                                                      76,600
          Less: amounts representing interest       (11,405)
                                                   ---------
                                                      65,195
          Less: current portion                     (32,363)
                                                   ---------
          Long-term capital lease obligation        $ 32,832


The net book value of assets under capital lease obligations as of January 31, 1999 was $65,069.

(5)  STOCKHOLDERS' DEFICIT
     ---------------------

     Investment Agreement
     --------------------

In August 1996, the Company entered into an investment agreement (the "Investment Agreement") under which the Company sold 30,000 shares of common stock to an investor group at par value, subject to a put option agreement (the "Put Options"). The investor group provided letters of credit for $600,000 to secure the Company's Revolving Line of Credit. The Put Options were exercisable for a 60-day period beginning August 1, 1999.

The original terms of the Put Options provided that they would be canceled if the Company completes a public stock offering and repaid the Revolving Line of Credit. The amounts to be redeemed under the Put Options were being accreted over the period to their exercise date using the straight line method, and has been included in interest expense in the accompanying statements of operations. Contingent upon consummation of the Purchase Agreement with Cavion, the investor group, under a separate agreement, has agreed to cancel the Put Options. The letters of credit provided by the investor group continue to secure the Company's Revolving Line of Credit until it is repaid by Cavion. However, LanXtra is obligated to reimburse the investor group in the event of foreclosure on their collateral.

If Cavion defaults on the Revolving Line of Credit, 171,000 shares of the Company's outstanding common stock held by certain members the Company's investor group are to be forfeited and transferred back to the Company.

     Warrants
     --------

The Investment Agreement required that if the Company repaid its Revolving Line of Credit but failed to complete a qualified initial public offering by January 31, 2000, the investor group would be issued warrants to purchase 30,000 shares of common stock. The warrants will have an exercise price equal to the book value per share on December 31, 1999, and are exercisable anytime within three years from the date of issuance. As part of the Purchase Agreement, such warrants were canceled.


The Company also issued a stockholder warrants to purchase 7,113 shares of common stock in consideration for services performed in connection with the Investment Agreement. The warrants had an exercise price of $ 7.70 and are exercisable upon the expiration or the exercise of the Put Option. No value was attributed to these warrants as it was unlikely these warrants would be exercised prior to the exercise date. As part of the Purchase Agreement, such warrants were canceled.

     Stock Options
     -------------

In 1997, the Company adopted a stock option plan. Stock options to employees were granted at various exercise prices and vested between one and five years.

The following table summarizes stock option activity for the plan:


                                           1998                1997
                                     ----------------   -----------------
                                            Weighted            Weighted
                                            Average             Average
                                            Exercise            Exercise
                                   Shares    Price     Shares    Price
                                   ------   -------    ------   -------

Outstanding at beginning of year   270,000   $ 7.50      5,000    $0.01
     Granted                       196,217     4.60    292,105    $6.94
     Cancelled                   (466,217)    (5.93)  (22,105)    $0.01
     Exercised                         -       -       (5,000)    $0.01
                                   -------   ------    -------    ------
Outstanding at end of year             -     $ -       270,000    $7.50

Weighted average fair value of options
     granted during the year                  $1.79               $1.63
                                               ====               =====

As of December 31, 1998, all outstanding options for common stock were canceled.

Under the fair value approach of SFAS 123, the total fair value of options granted under the Plan during 1997 was approximately $478,000. If the Company had accounted for its stock option plan in accordance with SFAS 123, the Company's net loss and pro forma net loss would have been reported as follows:

                                                     1998      1997
                                                    ------    ------

     Net loss:           As reported         $(1,970,502)   $(763,118)

                         Pro forma           $(2,321,196)   $(819,242)

     Per share data:     As reported               $(7.66)     $(3.68)

                         Pro forma                 $(9.02)     $(3.95)

The fair value of each option grant was estimated on the date of the grant using the minimum value method. Assumptions used to calculate the fair value were risk free interest rates of 6.22% to 6.25%, no dividend yields, an expected life of three to five years and volatility of .001%.

(6)  INCOME TAXES
     ------------

From inception, the Company has generated losses for both financial reporting and tax purposes. At January 31, 1999, December 31, 1998 and 1997, the Company had a net operating loss carryforward for income tax purposes of approximately $1,550,000, $1,328,000 and $530,000, respectively. These would expire beginning in 2011 through 2018, if not utilized. The net loss carryforwards resulted in a deferred tax asset of approximately $613,000, $530,000 and $199,000 at January 31, 1999 and
December 31, 1998 and 1997, respectively. Due to the uncertainty relating to the realization of the benefit of the net operating loss carryforward, a valuation allowance has been recorded for the full amount.

The Company paid no federal or state income taxes in 1998 or 1997.

The effective tax rate differs from the statutory tax rate applied to the loss from continuing operations for the following reasons:

                                       January
                                         1999        1998      1997
                                       --------    -------   -------

     Expected federal benefit        $(92,285)  $(669,971)  $(624,067)
     Expected state benefit,
       net of federal                  (8,957)    (65,027)    (60,571)
     Non-deductible accretion           18,650     403,998     229,039
     Increase in valuation
       allowance                        82,592     331,000     455,599
                                      --------    --------    --------
     Provision/benefit for income
       taxes related to loss from
       continuing operations          $   -       $   -       $   -

No taxes were provided against the gain and results from discontinued operations as no incremental taxes were due.

(7)  COMMITMENTS AND CONTINGENCIES
     -----------------------------

     Leases
     ------

The Company had operating lease agreements relating to office facilities and equipment which expire through 2000. Future minimum lease payments under these agreements were as follows:

          Year Ended December 31,
               1999                        $60,049
               2000                          2,298
                                          --------
                                           $62,347
                                          ========

Rent expense for the years ended December 31, 1998 and 1997 was approximately $60,621 and $73,000, respectively, and approximately $5,000 for January 1999. Obligations for payments under these leases were assumed by Cavion.

     Legal Matters
     -------------

In the normal course of business, the Company is subject to, and may become a party to, litigation arising out of its operations. In management's opinion, none of the matters currently in actual or threatened litigation will have a material impact on the Company's financial position or results of operations.

In connection with the Purchase Agreement transaction, a shareholder of the Company exercised his rights as a dissenting shareholder. If the shareholder is permitted to pursue this claim in a legal proceeding, the Company could be required to pay the shareholder the fair value of his shares immediately before the closing date of the Purchase Agreement. Management believes that the value paid on account of these shares pursuant to the Purchase Agreement is greater than the amount which the dissenting shareholder could recover under Colorado law. The dissenting shareholder has asserted, however, that the value of his 50,000 LanXtra shares immediately before the closing date of the Purchase Agreement is approximately $250,000. The ultimate resolution of the matter, which is expected to occur within one year, could result in an obligation to the shareholder. Further, should the Company, or Cavion as successor, be required to make a payment to this shareholder, such payment could result in the Cavion purchase transaction being treated as a taxable transaction which could subject Cavion or the Company to a significant tax liability.

(8)  DISCONTINUED OPERATION
     ----------------------

On December 3, 1997, the Company sold the network integrator operations (the "Discontinued Operation") of the Company for cash of $475,000. This transaction resulted in a gain of $418,848. The Company also received $30,334 in 1998 from Convergent related to this transaction and has included this amount in other income for 1998.

In conjunction with the sale, the Company also issued Convergent 51,464 shares of common stock in exchange for $400,000.

The Company also received a warrant to purchase 50,000 shares of Convergent's common stock at an exercise price of $7.50 per share. The warrant was exercisable immediately and expires on December 3, 1999. As of January 31, 1999, the Company had not exercised the warrant. No value has been attributed to this warrant in the accompanying financial statements as management believes the value of this warrant is nominal. Convergent is not a publicly traded company, and based on information available to the Company, the exercise price is significantly in excess of the estimated market value of Convergent's common stock.

Summarized results of operations financial position and earnings per share data of the discontinued operations were as follows:

                                                   For the Year Ended
                                                    December 31,1997
                                                   ------------------

     Results of operations:
       Revenue                                         $3,723,130
       Net income from discontinued operation             653,528

     Basic and diluted per share information:

       Basic and diluted net income from discontinued
          operation                                        $3.15
                                                            =====

       Basic and diluted gain on sale of
          discontinued operation                           $2.02
                                                            =====


(9)  PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
     ------------------------------------------

The following presents balance sheet information of Cavion as of March 31, 1999 and pro forma statements of operations data for the year ended December 31, 1998, and the three month period ended March 31, 1999 for the Company and Cavion. For purposes of the pro forma statements of operations, the transfer of the Company's assets and assumption of its liabilities was assumed to be consummated on January 1, 1998. Pro forma earnings per share are calculated as if the Purchase Agreement was completed on January 1, 1998.


                                                         Cavion
                                                     March 31,1999
                                                     --------------

     Current assets                                    $1,241,069
     Noncurrent assets                                  5,112,592
                                                       ----------
          Total assets                                 $6,353,661

     Current liabilities                               $1,788,418
     Noncurrent liabilities                               573,409
     Stockholders' equity                               3,991,834
                                                       ----------
                                                       $6,353,661
                                                       ==========


The pro forma statement of operations for the year ended December 31, 1998 is as follows:

                                                  Pro Forma
                             LanXtra    Cavion   Adjustments     Pro Forma
                             --------  -------   ------------    ----------
                                                 (unaudited)    (unaudited)

Revenue                   $  215,022   $   -     $   -          $ 215,022
Cost of revenue              222,419       -         -            222,419
                           ---------   -------    -------        --------
     Gross margin (loss)     (7,397)       -         -            (7,397)

Operating expenses         1,117,892     6,877914,146  (1)      2,038,915
Nonoperating expenses        845,213    29,067(584,480) (2)       289,800
                           ---------   -------    -------        --------

     Loss from continuing
       operations       $(1,970,502) $(35,944) $(329,666)    $(2,336,112)
                         ===========   =======  =========      ==========

Net loss from continuing
     operations per basic
     share                    $(7.66)  $  (.02)                   $  (.77)
                               =====    ======                     ======

Weighted average shares
     outstanding                                                3,029,218
                                                                =========

     (1)  Amortization of goodwill
          (2) Reduction of interest expense to reflect Cavion's capital structure.


The pro forma statement of operations for the three month period ending March 31, 1999 is as follows:

                                                  Pro Forma
                             LanXtra    Cavion   Adjustments     Pro Forma
                             --------  -------   ------------    ----------
                                                 (unaudited)    (unaudited)

Revenue                     $ 37,850  $ 66,539   $   -          $ 104,389
Cost of revenue               31,898    41,443       -             73,341
                            --------  --------   --------       ---------

     Gross profit              5,952    25,096        -            31,048

Operating expenses           213,311   609,60979,388  (1)         902,308
Nonoperating expenses         64,069    73,656(52,932) (2)         84,793
                            --------  --------   --------       ---------

     Net Loss             $(271,428)$(658,169)  $(26,456)      $(956,053)
                            ========  ========   ========       =========

Net loss per basic share      $(1.06)    $(.23)                     $(.32)
                              ======     =====                      =====

Weighted average shares outstanding                             3,032,978
                                                                =========

     Adjustments
     -----------

     (1)  Amortization of goodwill
          (2) Reduction of interest expense to reflect Cavion's capital structure



(10) CONDENSED FINANCIAL STATEMENTS, AFTER CONSUMMATION
     --------------------------------------------------
     OF PURCHASE AGREEMENT (UNAUDITED)
     ---------------------------------

The following unaudited balance sheet reflects the Company's balance sheet at March 31, 1999 following the transfer of the Company's assets to and assumption of its liabilities by Cavion which was completed February 1, 1999 (see Note 1). The investment in Cavion stock has been recorded at the net book value of the assets transferred to and liabilities assumed by Cavion. Because the liabilities assumed by Cavion exceeded the value of the assets transferred and the Company was relieved from its obligations for those transferred liabilities, the investment in Cavion was recorded at zero. As discussed in Note 8, management believes that the fair value of the Convergent warrant is zero.


     Investment in Cavion common stock       $         -
     Investment in Convergent warrants                 -
                                             ------------------
                                             $         -
                                             ==================

     Stockholders' equity (deficit)          $         -









                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Cavion Technologies, Inc.:

We have audited the accompanying balance sheets of CAVION TECHNOLOGIES, INC. (a Colorado corporation doing business as cavion.com; formerly Network Acquisitions, Inc.; the "Company") as of March 31, 1999 and December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the three months ended March 31, 1999 and for the period from inception (August 18, 1998) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cavion Technologies, Inc. as of March 31, 1999 and December 31, 1998, and the results of its operations and its cash flows for the three months ended March 31, 1999 and for the period from inception (August 18, 1998) to December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has acquired the business of an entity that has suffered recurring and substantial operating losses. The Company also assumed substantial liabilities, and its operating plans call for the expenditure of significant amounts to support its anticipated growth. A substantial portion of the equity of the Company has been derived from the issuance of stock for non-cash consideration and is based upon estimates of fair value which may or may not be substantiated by subsequent cash offerings. These issues raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.



/s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
     May 18, 1999.

                                                               Page 1 of 2



                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                  (Formerly Network Acquisitions, Inc. )


                              BALANCE SHEETS
                              --------------


                                                 March 31,   December 31,
                                                    1999         1998
                                                -----------  -----------
ASSETS
------

CURRENT ASSETS:
   Cash and cash equivalents                     $ 1,055,230  $    19,735
   Accounts receivable                                 9,393        -
   Prepaid  assets                                    50,841        -
   Inventories                                         5,832        -
   Deferred offering costs                           119,773        -
                                                 -----------   ----------
      Total current assets                         1,241,069       19,735
                                                 -----------   ----------
PROPERTY AND EQUIPMENT, at cost:
   Leasehold improvements                             17,809        -
   Furniture and fixtures                             27,157        -
   Network equipment and licensed software           385,668        -
                                                 -----------   ----------
                                                     430,634        -
   Less - Accumulated depreciation                  (17,531)        -
                                                 -----------   ----------
      Property and equipment, net                    413,103        -
                                                 -----------  -----------

DEBT ISSUANCE COSTS, net of accumulated
   amortization of $12,103 and $4,232,
   respectively                                       50,515       49,412

DEPOSIT FOR LETTER OF CREDIT                          20,000        -

DEFERRED LANXTRA ACQUISITION COSTS                     -        2,204,814

GOODWILL AND OTHER INTANGIBLE ASSETS,
   net of accumulated amortization of
   $158,776 as of March 31, 1999                   4,604,492        -

OTHER ASSETS                                          24,482        -
                                                 -----------   ----------
TOTAL ASSETS                                     $ 6,353,661  $ 2,273,961
                                                 ===========  ===========


              The accompanying notes to financial statements
               are an integral part of these balance sheets.



                                                               Page 2 of 2


                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                   (Formerly Network Acquisitions, Inc.)

                              BALANCE SHEETS
                              --------------


                                                 March 31,   December 31,
                                                    1999         1998
                                                -----------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
   Accounts payable                              $   201,928  $     -
   Accrued liabilities                               286,657       31,185
   Accrued interest                                  146,613        2,116
   Deferred revenue and deposits                     235,863        -
   Related party collateralized loans                 11,586        -
   Current portion of capital lease obligations       52,378        -
   Notes payable to stockholders                     253,393        -
   Revolving line of credit                          600,000        -
                                                 -----------   ----------
      Total current liabilities                    1,788,418       33,301
                                                 -----------   ----------

LONG-TERM LIABILITIES:
   Capital lease obligations                          62,438        -
   Notes payable                                     338,155      252,833
                                                 -----------   ----------
      Total long-term liabilities                    400,593      252,833
                                                 -----------   ----------

PUTABLE CLASS B COMMON STOCK; 30,000
   shares authorized; 28,648, and 0 shares
   issued and outstanding, respectively
   (stated at accreted value; total redemption
   value of $200,536)                                172,816        -

COMMITMENTS AND CONTINGENCIES (Notes 1 and 7)

STOCKHOLDERS' EQUITY:
   Series A Convertible Preferred Stock;
      $.0001 par value, 10,000,000 shares
      authorized; 567,000 and 0 issued and
      outstanding, respectively (liquidation
      value of $3,402,000)                         1,496,880      -
   Class A Common stock; $.0001 par value,
      19,970,000 shares authorized;
      3,006,210 and 2,625,356 issued and
      outstanding, respectively                          302          263
   Warrants for common stock                           -           13,284
   Additional paid-in capital                      3,188,765    2,010,224
   Accumulated deficit                             (694,113)     (35,944)
                                                 -----------   ----------
      Total stockholders' equity                   3,991,834    1,987,827
                                                 -----------   ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 6,353,661  $ 2,273,961
                                                 ===========  ===========


              The accompanying notes to financial statements
               are an integral part of these balance sheets.





                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                  (Formerly Network Acquisitions, Inc. )

                         STATEMENTS OF OPERATIONS
                         ------------------------


                                                   Three-    Period from
                                                   Months     Inception
                                                   Period     (August 8,
                                                   Ended       1998) to
                                                 March 31,   December 31,
                                                    1999         1998
                                                -----------  -----------

REVENUE:
   Network access and connectivity fees          $    55,578  $     -
   Installation services                               9,623        -
   Software licensing fees                             1,338        -
                                                 -----------   ----------
      Total revenue                                   66,539        -
                                                 -----------   ----------
COST OF REVENUE:
   Network access and connectivity                    34,749        -
   Installation services                               6,694        -
                                                 -----------   ----------
      Total cost of revenue                           41,443        -
                                                 -----------   ----------
      Gross profit                                    25,096        -
                                                 -----------   ----------
OPERATING EXPENSES:
   General and administrative                        404,249        6,877
   Research and development                           46,584        -
   Amortization of goodwill                          158,776        -
                                                 -----------   ----------
      Total operating expenses                       609,609        6,877
                                                 -----------   ----------
LOSS FROM OPERATIONS                               (584,513)      (6,877)

INTEREST EXPENSE                                    (73,656)     (29,067)
                                                 -----------   ----------
NET LOSS                                         $ (658,169)  $  (35,944)
                                                 ===========  ===========

BASIC AND DILUTED NET LOSS PER SHARE             $     (0.23) $     (0.02)
                                                 ===========  ===========

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING - BASIC AND DILUTED                 2,875,879    2,078,170
                                                 ===========  ===========


              The accompanying notes to financial statements
                 are an integral part of these statements.


                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                   (formerly Network Acquisitions, Inc.)


                    STATEMENTS OF STOCKHOLDERS' EQUITY
                    ----------------------------------

                 FOR THE THREE MONTHS ENDED MARCH 31, 1999
                 -----------------------------------------

            AND FOR THE PERIOD FROM INCEPTION (AUGUST 18,1998)
            --------------------------------------------------

                           TO DECEMBER 31, 1998
                           --------------------


                                          Series A
                                        Convertible
                                      Preferred Stock      Common Stock
                                    -------------------  ----------------
                                     Shares     Amount    Shares   Amount
                                    -------   -------------------  ------

BALANCES, August 18, 1998              -      $    -         -      $ -
  Issuance of common stock
    for $.0001 per share               -           -     2,000,000    200
  Issuance of common stock
    for $.01 per share, recorded
    at December 21, 1998
    estimated fair value of $3.00
    per share                          -           -       625,356     63
  Issuance of warrants to note
    holders                            -           -         -       -
  Repurchase of common stock           -           -      (44,400)    (4)
  Issuance of warrants to Selling
    Agent                              -           -         -       -
  Exercise of warrants by note
    holders                            -           -        44,400      4
  Net loss                             -           -         -      -
                                     -------  ---------- ---------   ----
BALANCES, December 31, 1998            -           -     2,625,356    263
  Issuance of common stock for
    LanXtra business, recorded at
    February 1, 1999, estimated
    fair value of $3.00 per share      -           -       375,214     38
  Issuance of warrants to note
    holders                            -           -         -       -
  Repurchase of common stock           -           -      (12,000)    (1)
  Issuance of warrants to Selling
    Agent                              -           -         -       -
  Exercise of warrants by
    note holders and Selling
    Agent                              -           -        17,640      2
  Issuance of Series A Preferred
    Stock for $3.00 per share,
    net of offering costs of
    $204,120                         567,000   1,496,880     -       -
  Net loss                             -           -         -       -
                                     -------  ---------- ---------   ----
BALANCES, March 31, 1999             567,000  $1,496,880 3,006,210   $302
                                     =======  ========== =========   ====




                                Addi-     Warrants               Total
                                tional      for       Accumu-    Stock-
                               Paid-In     Common      lated    holders'
                               Capital     Stock      Deficit    Equity
                              ---------- ----------  --------------------

BALANCES, August 18, 1998     $    -     $   -       $   -     $    -
  Issuance of common stock
    for $.0001 per share           -         -           -            200
  Issuance of common stock
    for $.01 per share,
    recorded at December 21,
    1998 estimated fair value
    of $3.00 per share         1,876,005     -           -      1,876,068
  Issuance of warrants to
    note holders                   -       133,775       -        133,775
  Repurchase of common stock       -         -           -            (4)
  Issuance of warrants to
    Selling Agent                  -        13,284       -         13,284
  Exercise of warrants by
    note holders                 134,219 (133,775)       -            448
  Net loss                          -        -        (35,944)   (35,944)
                              ----------  --------   --------- ----------
BALANCES, December 31, 1998    2,010,224    13,284    (35,944)  1,987,827
  Issuance of common stock
    for LanXtra business,
    recorded at February 1,
    1999, estimated fair
    value of $3.00 per share   1,125,604     -           -      1,125,642
  Issuance of warrants to
    note holders                   -        35,885       -         35,885
  Repurchase of common stock       -         -           -            (1)
  Issuance of warrants to
    Selling Agent                  -         3,590       -          3,590
  Exercise of warrants by
    note holders and Selling
    Agent                         52,937  (52,759)       -            180
  Issuance of Series A
    Preferred Stock for $3.00
    per share, net of offering
    costs of $204,120              -         -           -      1,496,880
  Net loss                         -         -       (658,169)  (658,169)
                              ----------  --------   --------- ----------
BALANCES, March 31, 1999      $3,188,765  $  -      $(694,113) $3,991,834
                              ==========  ========   ========= ==========


              The accompanying notes to financial statements
                 are an integral part of these statements.





                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                   (formerly Network Acquisitions, Inc.)

                         STATEMENTS OF CASH FLOWS
                         ------------------------


                                                             Period from
                                                   Three      Inception
                                                   Months    (August 18,
                                                   Ended       1998) to
                                                 March 31,   December 31,
                                                    1999         1998
                                                -----------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss $                                      (658,169)  $  (35,944)
   Adjustments to reconcile net loss to
      net cash used in operating
      activities-
         Depreciation and amortization               184,178        -
         Accretion of debt discount                   24,880       16,608
         Accretion of putable stock                    5,619        4,232
   Change in operating assets and
      liabilities-                                                  2,116
         Accounts receivable                           7,065        -
         Prepaids and inventories                   (17,721)        -
         Other assets                                (2,667)        -
         Accounts payable                           (83,681)        -
         Accrued liabilities                         162,031        -
         Deferred revenue                             21,151        -
            Net cash used in operating
              activities                           (357,314)     (12,988)
                                                 -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of property and equipment         (35,810)        -
         Acquisition of LanXtra                        -        (335,000)
                                                 -----------  -----------
         Net cash used in investing
            activities                              (35,810)    (335,000)
                                                 -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
         Proceeds from notes payable                 100,000      370,000
         Proceeds from issuance of Common
            Stock                                        178        6,898
         Proceeds from issuance of Series A
            Preferred Stock                        1,701,000        -
         Series A Preferred Stock offering
            costs                                  (204,120)        -
         Payment of debt issuance costs             (36,567)      (9,175)
         Principal payments on capital leases       (12,099)        -
         Deferred offering costs                   (119,773)        -
                                                 -----------  -----------

            Net cash provided by financing
              activities                           1,428,619      367,723
                                                 -----------  -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS          1,035,495       19,735

CASH AND CASH EQUIVALENTS, beginning of period        19,735        -
                                                 -----------  -----------
CASH AND CASH EQUIVALENTS, end of period         $ 1,055,230  $    19,735

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

   Cash paid for interest                        $    16,679  $     6,111

SUPPLEMENTAL DISCLOSURE OF NON-CASH
FINANCING ACTIVITIES:
   Property acquired with capital leases         $    63,804  $    -
   Value of warrants to purchase common
      stock issued to note holders               $    35,885  $   133,775
   Value of warrants to purchase common
      stock issued to Selling Agent              $     3,590  $    13,284
   Debt issuance costs included in accrued
      liabilities                                $     -      $    31,185
   Estimated value of shares issued to
      LanXtra management shareholders            $     -      $ 1,876,068


              The accompanying notes to financial statements
                 are an integral part of these statements.



                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                   (formerly Network Acquisitions, Inc.)


                       NOTES TO FINANCIAL STATEMENTS
                       -----------------------------

               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND
               ---------------------------------------------

              FOR THE PERIOD FROM INCEPTION (AUGUST 18, 1998)
              -----------------------------------------------

                           TO DECEMBER 31, 1998
                           --------------------



(1)  DESCRIPTION OF BUSINESS
     -----------------------

     Organization
     ------------

The Company was incorporated in Colorado on August 18, 1998 as Network Acquisitions, Inc. to acquire the assets of Cavion Technologies, Inc., now known as LanXtra, Inc. ("LanXtra"), which was engaged in providing internet, intranet, and extranet services to the credit union industry.
On February 1, 1999, the Company acquired the business of LanXtra, and the Company changed its name to Cavion Technologies, Inc., doing business as cavion.com.

The Company has devoted substantially all of its efforts since inception to the acquisition of LanXtra's assets and to raising capital and other organizational activities. The Company financed its operations through a private placement of its 15% notes, which were offered commencing on October 20, 1998 (the "Offering") and the sale of Series A Preferred Stock. The Company advanced a portion of the proceeds from the Offering to LanXtra in anticipation of the acquisition of LanXtra. Through December 31, 1998, the Company had raised $370,000 in the private placement and had advanced LanXtra a total of $335,000 under an agreement dated September 14, 1998. As of March 31, 1999, an additional $100,000 was raised from the Offering (see Note 3).

     Purchase of LanXtra's Assets, Liabilities and Operations
     --------------------------------------------------------

In August 1998, the Company signed a letter of intent to purchase LanXtra's business. In December 1998, the Company signed an Asset Purchase Agreement (the "Purchase Agreement") with LanXtra to purchase substantially all the assets of LanXtra in exchange for approximately 375,214 shares and 28,648 shares of the Company's Class A and B common stock, respectively, and the assumption by the Company of certain liabilities of LanXtra. The number of Class A common stock shares issued to LanXtra represents approximately 12% of the Company's equity interest. The Purchase Agreement was consummated on February 1, 1999 and the Company assumed the operations of LanXtra on that date. Upon consummation, significant modifications were made to LanXtra's capital structure.

On December 21, 1998, the Company issued 625,356 shares to certain shareholders of LanXtra who could continue as management of the Company. One of these shareholders held directly and through irrevocable proxies sufficient voting shares to approve the transaction. The shares are non-forfeitable and not contingent upon the management's continued employment with the Company. As a result, the shares have been considered additional purchase consideration and are recorded at their estimated fair value of $3 per share.

The estimated fair value of assets acquired, liabilities assumed, and consideration issued in the transaction with LanXtra are as follows:


     Consideration:
        Class A common stock                      $3,001,710
        Class B common stock                         167,197
        Cash                                         338,735
                                                  ----------
                                                   3,507,642
     Add:  Net liabilities (assets) assumed:
        Working capital deficit assumed              704,044
        Property and equipment                     (331,020)
        Borrowings assumed                           924,417
        Other assets                                (41,815)
                                                  ----------
     Goodwill and other intangible assets         $4,763,268
                                                  ==========


The Company has recorded the fair value of its stock issued to LanXtra at $3 per share based principally upon its private placement of Series A Preferred Stock completed in February 1999. The transaction with LanXtra resulted in approximately $4,760,000 of intangible assets (primarily technology, customer lists and goodwill). These intangible assets will be amortized over five years. The purchase price allocation is subject to adjustment based on the final determination of the fair value of the assets and liabilities assumed, which could take as long as one year from February 1, 1999. Because the business now operated by the Company has never been profitable, and due to the other risks and uncertainties discussed herein, it is reasonably possible that an analysis of these long-lived assets in future periods could result in a conclusion that they are impaired, and the amount of the impairment could be substantial.

The Company's operations, as assumed from LanXtra, are subject to various risks and uncertainties frequently encountered by companies in the early stages of development, particularly companies in the new and rapidly evolving market of internet-based products and services. Such risks and uncertainties include, but are not limited to, its limited operating history, evolving technology, and the management of rapid growth. To address these risks, the Company must, among other things, maintain and increase its customer base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology, provide superior customer service and attract, retain and motivate qualified personnel. There can be no guarantee that the Company will be successful in addressing such risks.

The business purchased from LanXtra has never achieved profitability and the Company expects to incur net losses for the foreseeable future. This business has never generated sufficient revenue to cover the substantial amounts spent to create, launch and enhance its services. Even if the Company's operations do achieve profitability in the future, it may not sustain or increase its profitability. LanXtra historically funded its operations through borrowings and sales of equity.

The Company has expended, and will continue to expend, significant resources marketing its products and establishing a customer base. Management believes, but cannot guarantee, that such products will be accepted by the marketplace in sufficient quantities to provide for profitable operations at some future date. The Company's ability to achieve and attain profitable operations and positive cash flow from operations depends upon various factors including, among others, the costs of and resources for developing and marketing its products, the extent and timing of market acceptance of the Company's products, competitive factors and other factors, certain of which may be beyond the Company's control. In order to execute its business plan, the Company will require additional public or private debt or equity financing. There can be no guarantees that such financing will be available in the future.

As a result of these factors, there is substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Management intends to seek additional equity financing, and to continue to aggressively market the Company's products to its identified market, in response to these factors. Subsequent to March 31, 1999, the Company sold an additional 133,000 shares of Series A Preferred Sock for gross proceeds of $399,000. The Company believes that the proceeds of this offering and the cash on hand at March 31, 1999 will be sufficient to fund the Company's operations through September 1999 (see Note 9).


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Use of Estimates
     ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

As of March 31, 1999, the Company has recorded capital contributions of $4,890,066, of which only $1,708,076 was issued for cash consideration. The Company based the estimated fair value of its stock issued to LanXtra management shareholders in December 1998, and the stock issued to LanXtra in February 1999, upon its private placement of preferred shares in February 1999. The Company believes its estimate of fair value is reasonable, however, there can be no assurance that future cash offerings will substantiate the estimated per share value of the Company's stock.

     Cash and Cash Equivalents
     -------------------------

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     Concentration of Credit Risk
     ----------------------------

Financial instruments which subject the Company to concentrations of credit risk are accounts receivable and cash equivalents. The Company's receivables are concentrated among credit unions. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. Additionally, the Company manages a portion of its credit risk by billing certain services in advance. The Company has no significant financial instruments with off-balance sheet risk of accounting loss, such as foreign exchange contracts, option contracts or other hedging arrangements.

     Fair Value of Financial Instruments
     -----------------------------------

The Company's financial instruments consist of cash, accounts receivable, short-term trade payables, putable common stock and borrowings. The carrying values of the instruments acquired from LanXtra approximate the fair value placed upon them on February 1, 1999, in connection with their assumption. Fair values were principally determined by discounting expected future cash flows at a market cost of debt. The fair value of the Company's other borrowings approximate their carrying values based upon current market rates of interest.

     Property and Equipment
     ----------------------

Property and equipment acquired from LanXtra was recorded at its estimated fair value. Additions are recorded at cost. Property and equipment are depreciated using the straight-line method over the lesser of the lease term or their estimated lives as follows.


               Furniture and fixtures                7 years
               Computer equipment                3 - 5 years
               Licensed software                     3 years
               Leasehold improvements      Life of the lease


     Impairment of Long-Lived Assets
     -------------------------------

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the difference between the carrying value and fair value of the long-lived assets. The acquisition of LanXtra generated approximately $4,760,000 of intangible assets. Because the Company is the successor to a business which has not demonstrated the ability to achieve profitable operations, it is reasonably possible that these intangibles will be written down in the near future.

     Deferred Offering Costs
     -----------------------

The Company has recorded deferred offering costs totaling $119,773 at March 31, 1999. Such costs represent legal and other professional fees incurred related to the Company's proposed initial public offering. Such costs will be offset against the initial public offering proceeds upon the consummation of such offering. There can be no guarantee that the offering will be consummated, and if the offering is unsuccessful, such deferred offering costs would be expensed.

     Accrued Liabilities
     -------------------

Accrued liabilities consist of the following:


                                                March 31,   December 31,
                                                   1999         1998
                                                ---------   ------------

          Accrued payroll and vacation           $  52,882    $   -
          Accrued vendor payable                    78,673        -
          Accrued professional fees                133,657        -
          Other liabilities                         21,445      31,185
                                                  --------     -------
               Total accrued liabilities          $286,657     $31,185


     Income Taxes
     ------------

A current provision for income taxes is recorded for actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred income tax assets and liabilities are recorded for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities and carryforwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. Deferred tax assets are recognized for the expected future tax effects of all deductible temporary differences, loss carryforwards and tax credit carryforwards. Deferred tax assets are reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, more likely than not based on current circumstances, are not expected to be realized.

     Net Loss per Share
     ------------------

The Company reports net loss per share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" which requires the presentation of both basic and diluted earnings (loss) per share. Basic net loss per common share has been computed based upon the weighted average number of shares of common stock outstanding during the period. Weighted average common shares excludes 28,648 shares of putable Class B common stock as an assumed cash settlement is more dilutive. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and potential common shares outstanding during the period if the effect of the potential common shares is dilutive. The Company has excluded the weighted average effect of common stock issuable upon exercise of all warrants and options from the computation of diluted earnings per share as the effect of all such securities is anti-dilutive for the periods presented. The shares excluded (without regard to the treasury stock method) at March 31, 1999 and December 31, 1998 were 345,000 and 4,440, respectively.

     Stock Based Compensation
     ------------------------

The Company accounts for its employee stock option plan and other employee stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and related interpretations. The Company adopted the disclosure-only provisions of SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and provide pro forma disclosures for employee stock grants as if the fair-value-based method of accounting in SFAS No. 123 had been applied to these transactions. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123.

     Revenue Recognition
     -------------------

The Company generates revenue from three sources: (1) service revenue for the installation of internet access equipment at customer sites, (2) software license fees, and (3) recurring monthly network access and connectivity fees. Service revenue is recognized as the services are performed. Software license arrangements typically provide for enhancements over the term of the arrangement, and software license fees are generally received in advance, deferred and recognized ratably over the term of the arrangement. Network access and connectivity fees are typically billed in advance and recognized in the month that the access/connectivity is provided.

     Software Development Costs
     --------------------------

Capitalization of software development costs commences upon the establishment of technological feasibility of the software product. The Company's software products are deemed to be technologically feasible at the point the Company commences field testing of the software. The period from field testing to general customer release of the software has been brief and the costs incurred during this period were insignificant. Accordingly, the Company has not capitalized any qualifying software development costs.

In March 1998, the AICPA issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1")". In general, SOP 98-1 requires that certain costs to develop software for internal use be capitalized effective for fiscal
years beginning after December 15, 1998.   The adoption of this Statement
of Position has no impact on the Company's financial statements.

     Comprehensive Income
     --------------------

The Company has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting comprehensive income and its components in the financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. From inception through March 31, 1999, there have been no differences between the Company's comprehensive loss and its net loss.

     Segment Information
     -------------------

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131"). This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company believes it has one reportable segment at March 31, 1999.

     Recently Issued Accounting Pronouncements
     -----------------------------------------

     Statement of Financial Accounting Standards No. 133

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The Company is required to adopt SFAS No. 133 in the year ended December 31, 2000. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities.

     Statement of Position 98-5

In April 1998, the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities ("SOP 98-5")". SOP 98-5 provides guidance on the financial reporting of start-up and organization costs and requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998, and was adopted by the Company on January 1, 1999. The adoption of SOP 98-5 had no impact on the Company's financial statements as the Company had not capitalized any such costs.

(3)  BORROWINGS
     ----------

The Company's borrowings at March 31, 1999 and December 31, 1998, consisted of the following:


                              March 31, 1999        December 31, 1998
                         ------------------------ ----------------------
                                     Unamortized             Unamortized
                         Face Value    Discount    Face Value  Discount
                         ----------  -----------   ---------------------

Notes payable            $  470,000  $(131,845)     $370,000  $(117,167)
Revolving line of
  credit                    600,000       -            -           -
Notes payable to
  stockholders              300,000    (46,607)        -           -
Related party
  collateralized loans       13,410     (1,824)        -           -
                         ----------   ---------     --------   ---------
                         $1,383,410  $(180,276)     $370,000  $(117,167)
                         ==========   =========     ========   =========


     Note Payable
     ------------

Beginning on October 20, 1998, the Company offered through its officers, directors and First Capital Investments, Inc. (the "Selling Agent"), up to $2,000,000 of 15% secured notes due October 19, 2000 (the "Notes") along with warrants to purchase Class A common stock (the "Warrants"). At December 31, 1998, the Company had raised $370,000 through the Offering. The Company raised a total of $470,000 as of March 31, 1999 and the Offering closed on February 8, 1999.

The Notes are secured by substantially all of the assets now owned and hereafter acquired by the Company, including the assets acquired from LanXtra in February 1999. There is no pre-payment penalty.

In connection with the Offering, the Company granted note holders warrants to purchase 1,200 shares of the Company's Class A common stock for every $10,000 of Notes Payable purchased. Accordingly, at December 31, 1998, the Company had issued warrants for 44,400 shares, and in February 1999, issued warrants for an additional 12,000 shares. Such warrants had an exercise price of $0.01 per share. These detachable warrants were valued at a total of $169,660 utilizing the Black-Scholes option pricing model, assuming a volatility factor of 70%, a risk free interest rate of 4.31% and a fair market value of the underlying common stock of $3 per share. All warrants were exercised prior to March 31, 1999.

     Revolving Line of Credit
     ------------------------

As part of the Purchase Agreement, a $600,000 Revolving Line of Credit was assumed by the Company. The maturity date of the line of credit was extended to December 31, 1999 and interest accrues at a rate equal to the Bank's reference rate plus 1.5% (9.25% at March 31, 1999 and December 31,
1998). The Revolving Line of Credit is collateralized by letters of credit issued by the Company and certain LanXtra stockholders as well as by agreements among certain LanXtra stockholders. No additional amounts may be drawn upon the line of credit.

     Notes Payable to Stockholders
     -----------------------------

The Company assumed notes payable to certain LanXtra stockholders as part of the Purchase Agreement. The maturity date on these notes was extended to the date on which Cavion obtains 100 credit union customers (the "100 Credit Union Date"). Management believes the 100 Credit Union Date will be reached on or before December 31, 1999. In addition, interest terms were amended such that no interest will accrue for the remaining term of the notes payable. At the acquisition date, the notes were discounted to reflect their fair value. The discount is being amortized as interest expense over the remaining estimated term of the notes.

As additional consideration for shareholder notes with a face value of $240,000, LanXtra issued 28,648 shares of its putable common stock. These putable shares were exchanged for 28,648 shares of the Company's Class B putable common stock. The Lenders have the right to sell these shares back to the Company for a purchase price of $7 per share, 30 days after the 100 Credit Union Date is reached, or can convert these shares into equivalent shares of Class A common stock. As a result of this transaction, the Class B shares have been recorded at their estimated fair value of $167,197. The difference between this amount and the put value is being accreted as interest expense over the estimated term of the notes.

     Related Party Collateralized Loans
     ----------------------------------

The Company also assumed certain factoring agreements (the "Agreements") with management and a stockholder of the Company as part of the Purchase Agreement. The interest terms were amended such that no interest will be accrued for the remaining term of the loans and the maturity of these loans was extended to the 100 Credit Union Date.

     Maturities of Borrowings
     ------------------------

The maturities of the Company's borrowings are as follows:


          1999                                    $  913,410
          2000                                       470,000
                                                  ----------
                                                   1,383,410
          Less-debt discounts                      (180,276)
                                                  ----------
                                                  $1,203,134
                                                  ==========


(4)  CAPITAL LEASE OBLIGATIONS
     -------------------------

The Company assumed several capital lease agreements related to computers and various office equipment in conjunction with the Purchase Agreement. The Company has also entered into additional capital lease agreements during the period ending March 31, 1999. The capital leases have terms ranging from 24 to 36 months with interest rates ranging between 11.4% and 20.3%.

As of March 31, 1999, the present value of future minimum lease payments are as follows:


          Period ending March 31,
             2000                                   $ 56,889
             2001                                     43,339
             2002                                     31,920
                                                    --------
                                                     132,148
          Less: amounts representing interest       (17,332)
                                                    --------
                                                     114,816
          Less: current portion                     (52,378)
                                                    --------
          Long-term capital lease obligation        $ 62,438
                                                    ========


The net book value of assets under capital lease obligations as of March 31,1999 was approximately $120,000.

(5)  STOCKHOLDERS' EQUITY
     --------------------

The Company is authorized to issue 20,000,000 shares of common stock, par value $.0001 per share. The common stock is segregated into two classes; Class A and Class B. Of the 20,000,000 shares of common stock, 19,970,000 are designated as Class A and 30,000 are designated as Class B.

     Class A Common Stock
     --------------------

At March 31, 1999, 3,006,210 shares of Class A common stock were issued and outstanding. Two million shares were issued for consideration of $.0001 per share (par value). Certain LanXtra shareholders and management were issued 625,356 shares for cash consideration of $.01 per share. The estimated fair value assigned to these shares was $3 per share which is consistent with the value assigned to the 375,214 shares issued to LanXtra in February 1999. The holders of Class A common stock are entitled to one vote for each share held on record on each matter submitted to a vote of shareholders. Cumulative voting for election of directors is not permitted. Holders of Class A common stock have no preemptive rights or rights to convert their Class A common stock into any other securities.

     Class B Common Stock
     --------------------

As of March 31, 1999, there were 28,648 shares of the Class B voting common stock issued and outstanding. These shares were issued in exchange for similar securities of LanXtra as partial consideration for the purchase of LanXtra's business, and are callable by the Company at $7 per share. The holders of Class B common stock have the right to sell the Class B common stock to the Company at $7 per share or convert their shares to equivalent units of Class A common stock at the 100 Credit Union Date. The Class B common stock was authorized so that the Company could exchange its Class B common stock for LanXtra's existing nonvoting putable common stock with similar terms.

     Preferred Stock
     ---------------

In February 1999, the Board of Directors authorized the Company, without further action by the shareholders, to issue 10,000,000 shares of one or more series of preferred stock at a par value of $.0001, all of which is nonvoting. The Board of Directors may, without shareholder approval, determine the dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences. In addition, the Company authorized the sale of 770,000 shares of Series A convertible preferred stock in conjunction with a private placement offering of the stock. Each share of the Series A preferred stock is convertible at any time at the holder's option into an equal number of shares of Class A common stock of the Company at a conversion price initially equal to the offering price, which was established at $3 per share. Each share of the Series A preferred stock is automatically convertible into an equal number of Class A shares, if the Company completes a qualified initial public offering, which Management believes will occur in 1999 (see Note 9). In addition, each share of the Series A Preferred Stock is convertible into Class A shares at the option of the Company beginning on January 1, 2004. The Series A Preferred Stock will entitle each holder to receive cumulative preferential dividends at the rate of 5% per year, payable in cash or in shares of the Company's Class A common stock quarterly. The Series A preferred stock also entitles the holder to a liquidation preference at a liquidation value which is initially equal to two times the offering price.

As of March 31, 1999, the Company sold 567,000 shares of Series A
Preferred Stock at $3 per share, raising proceeds of $1,701,000 before offering costs. Subsequent to March 31, 1999, an additional 133,000 shares were sold, also at $3 per share.

     Warrants
     --------

In conjunction with the Series A Preferred Stock offering, the Placement Agent received warrants to purchase shares of the Company's Series A Preferred Stock as compensation. As of March 31, 1999, 56,700 warrants were issued to the Placement Agent. The warrants can be exercised over a five year period at an exercise price of $3.

The Company issued warrants with the private placement of notes payable which allow the purchase of 1,200 shares of the Company's Class A common stock for every $10,000 of notes payable. The exercise price was $0.01 per share. Originally, the warrant exercise period was for a period of one year beginning on the maturity date of the notes payable. On December 22, 1998, the Company accelerated the exercise period to begin immediately and end one year after each note's issuance date. All holders of warrants at that date elected to immediately exercise their warrants. Warrants for 44,400 shares of Class A common stock were issued and exercised at December 31, 1998. In the three months ended March 31, 1999, warrants for an additional 12,000 shares of Class A common stock were issued and immediately exercised.

The Company redeemed 17,640 and 44,400 shares of Class A common stock from its existing shareholders for a redemption price of $.0001 per share during the periods ended March 31, 1999 and December 31, 1998, respectively. The redeemed shares were reissued in connection with the exercise of the warrants issued to note holders and the Selling Agent (discussed below).

As part of the Selling Agent's compensation, the Company agreed to issue additional warrants for the Company's Class A common stock. The warrants are exercisable at any time during a five-year term at 110% of the price
paid by the holders of the Notes for the Class A common stock.   At
December 31, 1998, the Selling Agent earned the right to purchase 4,440 shares of the Company's Class A common stock at an exercise price of $.011 per share. At March 31, 1999, the Selling Agent earned the right to purchase an additional 1,200 shares under the same terms. The 4,440 warrants outstanding at December 31, 1998, were valued at a total of $13,284 and the additional 1,200 warrants were valued at $3,590, utilizing the Black-Scholes option pricing model assuming a volatility factor of 70%, a risk free interest rate of 4.31% and a fair market value of the underlying shares of $3 per share. The warrants were recorded as debt issuance costs and are being amortized into interest expense over the life of the debt. All such warrants were exercised prior to March 31, 1999.

     Stock Options
     -------------

Effective March 19, 1999, the Company adopted a stock option plan (the "Plan"). The Plan provides for grants of incentive stock options, nonqualified stock options and restricted stock to designated employees, officers, directors, advisors and independent contractors. The Plan authorizes the issuance of up to 750,000 shares of Class A common stock. Under the Plan, the exercise price per share of a non-qualified stock option must be equal to at least 50% of the fair market value of the common stock at the grant date, and the exercise price per share of an incentive stock option must equal the fair market value of the common stock at the grant date. Through March 31, 1999, options for 345,000 shares of Class A common stock have been issued under the Plan. The outstanding stock options have an exercise price of $3.00 per share and vest over various terms with a maximum vesting period of 18 months and expire after a maximum of 10 years.

The following table summarizes stock option activity under the Plan:


                                         Granted to        Granted to
                                         Employees       Non-Employees
                                      ----------------  ----------------
                                              Weighted          Weighted
                                              Average           Average
                                              Exercise          Exercise
                                       Shares  Price     Shares  Price
                                      ------- --------  ------- --------

Outstanding at December 31, 1998        -       $ -       -       $ -

   Granted                            280,000   $3.00    65,000   $3.00
                                      -------   -----    ------   -----
Outstanding at March 31, 1999         280,000   $3.00    65,000   $3.00
                                      =======   =====    ======   =====

Exercisable at March 31, 1999           -       $ -       -       $ -
                                      =======   =====    ======   =====

Weighted average fair value of options
   granted during the year                      $ .41             $ .72
                                                =====             =====


Under the fair value approach of SFAS 123, the total fair value of options granted to employees under the Plan during 1999 was approximately
$113,646. If the Company had accounted for its stock option plan in accordance with SFAS 123, the Company's net loss and pro forma net loss would have been reported as follows:


                                                           Three-Months
                                                              Ending
                                                          March 31, 1999
                                                          --------------

Net loss:                As reported                       $(664,567)
                         Pro forma                         $(670,433)

Per share data:          As reported                        $    (.23)
                         Pro forma                          $    (.23)


The fair value of each employee option grant was estimated on the date of the grant using the Black-Scholes option pricing model. Assumptions used to calculate the fair value were risk free interest rates of 4.48% to 4.99%, no dividend yields, volatility of 0.001% and an expected life of five years.

In March 1999, the Company granted options for 65,000 shares of Class A common stock to non-employees in exchange for services. The fair value of these options on the date of grant was approximately $47,000. Expense related to such options will be recorded over the term the services are provided. The fair value of each non-employee option grant was estimated on the date of the grant using the Black-Scholes option pricing model. Assumptions used to calculate the fair value were risk free interest rates of 4.48% to 4.99%, no dividend yields, an expected life of five years and volatility of 100%.

(6)  INCOME TAXES
     ------------

From its inception, the Company has generated losses for both financial reporting and tax purposes. In conjunction with the Purchase Agreement, the Company obtained the right to LanXtra's net operating loss ("NOL") carryforward, which was fully offset by a valuation allowance. At March 31, 1999 and December 31, 1998, the Company had a NOL carryforward for income tax purposes of $2,001,000 and $12,459, respectively. The NOL is subject to examination by the tax authorities and expire in various years through 2019. A portion of the NOL is subject to limitations on use as determined by the Internal Revenue Code. The NOL, as well as expenses not yet deductible for tax purposes, resulted in a deferred tax asset of approximately $770,000 and $7,000 at March 31, 1999 and December 31, 1998, respectively. Due to the uncertainty relating to the realization of the benefit of the deferred tax asset, a valuation allowance has been recorded for the full amount. The difference between the statutory tax rate and the effective tax rate is due to the following:



                                                    Three
                                                    Months     Inception
                                                    Ended       Through
                                                  March 31,   December 31,
                                                     1999         1998
                                                  ----------  ------------

Provision (benefit) at statutory rate            $(225,953)   $(12,221)
State tax benefit, net                             (21,931)     (1,258)
Valuation allowance                                 247,884      13,479
                                                  ---------    --------
     Provision (benefit)                          $   -        $  -


The Company has acquired a net operating loss carryforward of approximately $1.4 million from LanXtra. If the Company generates sufficient taxable income to allow it to utilize this NOL, such utilization will reduce cash tax payments due by the Company as well as the amount of goodwill carried by the Company.

(7)  COMMITMENTS AND CONTINGENCIES
     -----------------------------

     Legal Matters
     -------------

In connection with the Purchase Agreement transaction, a shareholder of LanXtra exercised his rights as a dissenting shareholder. The Company assumed LanXtra's obligation (if any) to this dissenting shareholder. If the shareholder is permitted to pursue his claim in a legal proceeding, LanXtra could be required to pay the shareholder the fair value of his shares immediately before the closing date of the Purchase Agreement. The Company's and LanXtra's management believes that the value paid on account of these shares pursuant to the Purchase Agreement is greater than the amount which the dissenting shareholder could recover under Colorado law. The dissenting shareholder has asserted that the value of his 50,000 LanXtra shares immediately before the closing date of the Purchase Agreement would be approximately $250,000. The ultimate resolution of the matter, which is expected to occur within one year, could result in an obligation to such shareholder. Further, should LanXtra, or Cavion as successor, be required to make a payment to this shareholder, such payment could result in the purchase transaction being treated as a taxable transaction which could subject Cavion to a significant tax liability.

In accordance with the Purchase Agreement, the Company may become legally obligated to satisfy additional liabilities of LanXtra, including liabilities arising on or after the closing date with respect to LanXtra's assets or business. To date, no liabilities other than those identified in the Purchase Agreement have arisen, however, other liabilities could arise in the future. Any such liabilities would be evaluated in the Company's determination of the fair value of liabilities assumed from LanXtra.

(8)  ACQUISITION OF LANXTRA BUSINESS
     -------------------------------

As discussed above, the Company acquired the business of LanXtra on February 1, 1999. The following is pro forma operating information. For purposes of the pro forma statement of operations, the transaction was assumed to be consummated on January 1, 1998. Pro forma earnings per share are calculated as if the Purchase Agreement was completed on January 1, 1998 and the related 1,029,218 shares of common stock were issued on that date.

The pro forma statement of operations for the year ended December 31, 1998 is as follows:


                                                Pro Forma
                      LanXtra      Cavion      Adjustments   Pro Forma
                                               (Unaudited)  (Unaudited)
                    -----------  ---------    -------------------------

Revenue              $   215,022  $   -       $   -          $   215,022
Cost of revenue          222,419      -           -              222,419
                     -----------  ---------   ---------      -----------
   Gross loss            (7,397)      -           -              (7,397)

Operating expenses     1,117,892      6,877914,146  (1)        2,038,915
Nonoperating
   expenses              845,213     29,067(584,480) (2)         289,800
                     -----------  ---------   ---------      -----------
   Loss from
      continuing
      operations    $(1,970,502)  $(35,944)  $(329,666)     $(2,336,112)
                     ===========   ========   =========      ===========

Unaudited pro forma
   net loss from
   continuing
   operations per
   basic and diluted
   share                  $(7.66)     $(.02)                       $(.77)
                          ======      =====                        =====

Weighted average
   shares
   outstanding                                                 3,029,218
                                                               =========


The pro forma statement of operations for the three month period ending March 31, 1999 is as follows:


                                                Pro Forma
                      LanXtra      Cavion      Adjustments   Pro Forma
                                               (Unaudited)  (Unaudited)
                    -----------  ---------    -------------------------

Revenue              $    37,850  $  66,539   $   -          $   104,389
Cost of revenue           31,898     41,443       -               73,341
                     -----------  ---------   ---------      -----------
      Gross profit         5,952     25,096       -               31,048

Operating expenses       213,311    609,609 79,388  (1)          902,308
Nonoperating
   expenses               64,069     73,656(52,932) (2)           84,793
                     -----------  ---------   ---------      -----------
      Net Loss      $  (271,428) $(658,169)  $ (26,456)       $(956,053)
                     ===========   ========   =========      ===========

Net loss per
   basic share            $(1.06)     $(.23)                       $(.32)
                          ======      =====                        =====

Weighted average
   shares
   outstanding                                                 3,032,978
                                                               =========


     Adjustments
     -----------

(3)  Amortization of goodwill
(4)  Reduction of interest expense to reflect Cavion's capital structure


(9)  SUBSEQUENT EVENTS
     -----------------

The Company intends to file an initial public offering with the Securities and Exchange Commission to sell 1,200,000 shares of it's common stock in the second quarter of 1999. There can be no guarantee that such offering will be completed.

 In April 1999, the Company repurchased 299,884 shares of Class A common stock issued to its majority shareholders for a price of $.0001 per share in satisfaction of an agreement to adjust share ownership following the closing of the Purchase Agreement and the final determination of certain factors in April 1999.

Change in Repayment Date (Unaudited)

The Company has obligations, discussed above, which had repayment terms based upon the Company's achievement of the 100 Credit Union Date. On May 28, 1999, such repayment terms were modified such that these obligations must be repaid on the date that the initial public offering discussed above is completed.




                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, bylaw, contract or arrangement under which any controlling person, director or officer of the company is insured or indemnified in any matter against liability which he may incur in his capacity as such, are as follows:

     Article VIII of the Amended and Restated Articles of Incorporation of the company include the following provisions:

                              INDEMNIFICATION

     (a) The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

     (b) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the preceding if:

          (i) the director or officer furnishes to the Corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described in Section 7-109-102 of the Colorado Business Corporation Act;

          (ii) the director or officer furnishes to the Corporation a written undertaking, executed personally or on the director's or officer's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (iii) a determination is made that the facts known to those making the determination would not preclude indemnification under Article 109 of the Colorado Business Corporation Act.

     Article V of the Bylaws of the Company includes the following provisions:

     1. INDEMNIFICATION. The Corporation shall indemnify any person against all liability and expense incurred by reason of the person being or having been a director or officer of the Corporation to the full extent and in any manner that directors may be indemnified under the Colorado Business Corporation Act, as in effect at any time. The Corporation shall also indemnify any person who is serving or has served the Corporation as director or officer to the extent and in any manner provided in any bylaw, resolution of the directors or shareholders, contract or otherwise, so long as such provision is legally permissible. In the discretion of the board of directors, the Corporation may indemnify an employee, fiduciary or agent who is not a director or officer to the same extent as a director or officer.

     2. INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary, or agent of this Corporation or who, while a director, officer, employee, fiduciary, or agent of this Corporation, is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other entity (including without limitation an employee benefit plan), against any liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under this Article. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has equity or any other interest through stock ownership or otherwise.

     3. NOTICE TO SHAREHOLDERS OF INDEMNIFICATION OF DIRECTOR. If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

     4. INDEMNIFICATION NONEXCLUSIVE; INUREMENT. The indemnification provided by this Article shall not be deemed exclusive of any other rights and procedures to which the indemnified party may be entitled under the articles of incorporation, any bylaw, agreement, vote of the shareholders or directors, contract or otherwise. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of such person's heirs, personal representatives and administrators.

The provisions of Article 109 of the Colorado Revised Statutes on indemnification are as follows:

     Section 7-109-101.  Definitions.  As used in this article:

     (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (3)  "Expenses" includes counsel fees.

     (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

     (5) "Official capacity," means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated by Section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     Section 7-109-102 . Authority to indemnify directors. (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

          (a)  The person conducted himself or herself in good faith; and

          (b)  He reasonably believed:

               (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

               (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

          (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of section (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall not be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4)  A corporation may not indemnify a director under this section:

          (a) In connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) In connection with any proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Section 7-109-103. Mandatory indemnification of directors. Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     Section 7-107-104. Advance of expenses to directors. (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

          (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

          (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

     Section 7-109-105. Court ordered indemnification of directors. (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

          (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102(1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     Section 7-109-106. Determination and authorization of indemnification of directors.

     (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received and the determination required by section 7-109-104(1)(c) has been made.

     (2) The determinations required by subsection (1) of this section shall be made:

          (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

          (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board or directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

          (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph
(a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

          (b)  By the shareholders.

     (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected said counsel.

     Section 7-109-107. Indemnification of officers, employees, fiduciaries, and agents. (1) Unless otherwise provided in the articles of incorporation:

          (a)  An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

          (b) A corporation may indemnify and advance expenses to an officer, fiduciary, employee, or agent of the corporation to the same extent as a director; and

          (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciaries, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or a contract.

     Section 7-109-108. Insurance. A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other domestic or foreign corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has equity or any other interest through stock ownership or otherwise.

     Section 7-109-109. Limitation of indemnification of directors. (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not consistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advances of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

          (a) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     Section 7-109-110. Notice to shareholders of indemnification of director. If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

     Section 7-108-402(2) of the Colorado Revised Statutes states as follows:

     No director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or director committed a criminal offense in connection with such situation. The protection afforded in this subsection (2) shall not restrict other common-law protections and rights that an director or officer may have. This subsection (2) shall not restrict the corporation's right to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director as provided in subsection (1) of this section.

     Article VII of the Amended and Restated Articles of Incorporation of the company includes the following provision:

     A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of the director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director derived an improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation under this Article VII, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article VII, prior to such repeal or modification.

     Also, the Company has entered into indemnification agreements with the officers and directors to indemnify them and to advance expenses to the fullest extent permitted by law either in connection with the investigation, defense, adjudication, settlement or appeal of a proceeding or in connection with establishing or enforcing a right to indemnification or advancement of expenses. In addition, the agreements provide that no claim or cause of action may be asserted by the Company against any director or officer after two years from the date of the alleged act or omission, provided that if in fact the person has fraudulently concealed the facts, then no claim or cause of action may be asserted after two years from the earlier of the date the Company discovers the facts or the date the Company should have discovered such facts by the exercise of reasonable diligence. The term of the agreement and the Company's obligations apply while the person is an agent of the Company and continues thereafter so long as the person is subject to any claim by reason of the fact that he or she served as an agent of the Company.

     In addition, the Underwriting Agreement for the company's initial public offering provides for indemnification by the Representative of the company, its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimates of fees and expenses incurred or to be incurred in connection with the issuance and distribution of securities being registered, other than underwriting discounts and commissions are as follows:

SEC Registration Fees                         $  2,918*
Printing and Mailing Fees and Costs             50,000*
Transfer Agent Fees and Costs                    2,150*
Legal Fees and Costs                           120,000*
Accounting Fees and Costs                       80,000*
Nasdaq Listing Fees                             13,635*
Director & Officers Insurance Premium           15,000*
Miscellaneous Expenses                          19,297*
                                              ---------
     TOTAL                                    $303,000*

* Estimated.

     We have agreed to bear certain expenses in connection with the registration of the shares of our Class A common stock into which our Series A preferred stock is convertible, which are offered and sold by the Selling Shareholders, estimated to be $5,000. The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker-dealers through whom they sell any of the shares of common stock.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     In August 1998, we issued 2,000,000 shares of $.0001 common stock to our two founding shareholders at $.0001 per share. On October 20, 1998, we began conducting a private placement pursuant to which, between October 27, 1998 and February 8, 1999, we issued $470,000 in 15% secured promissory notes due October 19, 2000 (the "notes") and a total of 56,400 warrants to purchase shares of Class A common stock at an exercise price of $.01 per share (the "Warrants"). Between December 28, 1998 and February 8, 1999, all of the warrants were exercised. In connection with the offering, the agent for the offering, First Capital Investments, Inc. was issued an agent warrant to purchase 5,640 shares of Class A common stock at $.01 per share which was exercised on February 8, 1999. In December 1998, we issued 625,356 shares of Class A common stock to our management shareholders at $.01 per share. In February 1999, we issued 375,214 shares of Class A common stock and 28,648 shares of Class B common stock to LanXtra, Inc. in exchange for the assets and liabilities of LanXtra. In March and April 1999, we issued 700,000 shares of convertible preferred stock, Series A, convertible into Class A common stock (the "preferred stock"), for an aggregate of $2,100,000, prior to expenses and commissions. The initial conversion price was $3.00 per share of Class A common stock, but the conversion price was subject to adjustment upon certain events affecting cavion.com's capitalization. The shares of preferred stock will automatically convert into Class A common stock upon the earlier to occur of (i) consummation of a public offering of common stock registered under the Securities Act of 1933, as amended or
(ii) the date specified in a notice thereof delivered by cavion.com on any date after January 1, 2000. In connection with the offering, the agent for the offering, NTB was issued a five year agent warrant to purchase 70,000 shares of preferred stock at an exercise price of $3.00 per share. The following sets forth the owner, amount of notes, warrants, shares of Class A common stock, Class B common stock, preferred stock, as well as the price paid by the purchasers in our private placements of notes, warrants, Class A common stock, Class B common stock and preferred stock:

                                                             NATURE AND
                       TITLE AND           NAME OF PERSON    AGGREGATE
                       AMOUNT OF             OR CLASS TO       AMOUNT
      DATE OF          SECURITIES          WHOM SECURITIES       OF
        SALE              SOLD                WERE SOLD    CONSIDERATION
      --------         ----------          --------------- -------------

      8-14-98         1,100,000(1)      VENTURE FUNDING, LTD.    $110.00
                    Class A Common                                  CASH

      8-14-98          900,000(1)            BOUTINE, LLC         $90.00
                    CLASS A COMMON                                  CASH

      12-2-98           $50,000        LORENE ALLISON TRUST   $50,000.00
                         NOTE                                       CASH

      12-2-98            6,000           LORENE ALLISON TRUST     $60.00
                    CLASS A COMMON                                  CASH

      12-2-98           $50,000          NEWPAX VENTURE CORP. $50,000.00
                          NOTE                                      CASH

      12-2-98            6,000           NEWPAX VENTURE CORP.     $60.00
                    CLASS A COMMON                                  CASH

      12-2-98           $10,000                MN TRUST       $10,000.00
                         NOTE                                       CASH

      12-2-98            1,200                 MN TRUST           $12.00
                    CLASS A COMMON                                  CASH

      12-2-98           $10,000               MLN TRUST       $10,000.00
                         NOTE                                       CASH

      12-2-98            1,200                MLN TRUST           $12.00
                    CLASS A COMMON                                  CASH

      12-2-98           $50,000            ARTHUR HARRISON    $50,000.00
                         NOTE                   TRUST               CASH

      12-2-98            6,000             ARTHUR HARRISON        $60.00
                    CLASS A COMMON              TRUST               CASH

      12-2-98           $50,000              ILSE DIAMANT     $50,000.00
                         NOTE                                       CASH

      12-2-98            6,000               ILSE DIAMANT         $60.00
                    CLASS A COMMON                                  CASH

      12-2-98           $20,000              MATT ECCLES      $20,000.00
                         NOTE                                       CASH

      12-2-98            2,400               MATT ECCLES          $24.00
                    CLASS A COMMON                                  CASH

      12-2-98           $30,000             J. KIPP MONROE    $30,000.00
                         NOTE                                       CASH

      12-2-98            3,600              J. KIPP MONROE        $36.00
                    CLASS A COMMON                                  CASH

      12-2-98           $20,000              PETER PRATO      $20,000.00
                         NOTE                                       CASH

      12-2-98            2,400               PETER PRATO          $24.00
                    CLASS A COMMON                                  CASH

      12-2-98           $10,000            WESLEY ZEPELIN &   $10,000.00
                          NOTE             SUSAN ELLIOTT JT         CASH

      12-2-98            1,200             WESLEY ZEPELIN &        12.00
                    CLASS A COMMON         SUSAN ELLIOTT JT         CASH

      12-2-98           $20,000              GO EAST, LLC     $20,000.00
                         NOTE                                       CASH

      12-2-98            2,400               GO EAST, LLC         $24.00
                    CLASS A COMMON                                  CASH

      12-2-98           $25,000              GALE DANIEL      $25,000.00
                         NOTE                                       CASH

      12-2-98            3,000               GALE DANIEL          $30.00
                    CLASS A COMMON                                  CASH

      12-2-98           $25,000              RIKE WOOTEN      $25,000.00
                         NOTE                                       CASH

      12-2-98            3,000               RIKE WOOTEN          $30.00
                    CLASS A COMMON                                  CASH

      12-21-98         208,452(1)            CRAIG LASSEN      $2,084.52
                    CLASS A COMMON                                  CASH

      12-21-98         208,452(1)          DAVID J. SELINA     $2,084.52
                    CLASS A COMMON                                  CASH

      12-21-98         208,452(1)        JEFFREY W. MARSHALL   $2,084.52
                    CLASS A COMMON                                  CASH

       2-1-99           $50,000              GAIL DANIEL      $50,000.00
                         NOTE                                       CASH

       2-1-99            6,000               GAIL DANIEL          $60.00
                    CLASS A COMMON                                  CASH

       2-1-99           $50,000            ARTHUR HARRISON    $50,000.00
                         NOTE                   TRUST               CASH

       2-1-99            6,000             ARTHUR HARRISON        $60.00
                    CLASS A COMMON              TRUST               CASH

       2-1-99          375,214(1)           LANXTRA, INC.     $1,125,642
                    CLASS A COMMON                                ASSETS

       2-1-99            28,648             LANXTRA, INC.       $172,816
                    CLASS B COMMON                                ASSETS

       2-8-99            5,640              FIRST CAPITAL         $62.04
                    CLASS A COMMON         INVESTMENT, INC.         CASH

      3-10-99            10,000          ANNE D. DYDE TRUSTEE    $30,000
                       PREFERRED          ANNE D. DYDE TRUST        CASH

      3-10-99            10,000         JAMES F. DYDE TRUSTEE $30,000.00
                       PREFERRED       JAMES F. DYDE INSURANCE      CASH
                                                TRUST

      3-10-99            10,000            JON D. KOSTIVAL    $30,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000           JAMES F. SEIFERT &     $30,000
                       PREFERRED           NANCY L. SEIFERT         CASH
                                       AS TRUSTEES OR SUCCESSOR
                                     TRUSTEES OF JAMES F. SEIFERT
                                           MANAGEMENT TRUST

      3-10-99            10,000          DIANNE M. GIAMBUSSO  $30,000.00
                       PREFERRED                                    CASH

      3-10-99            20,000              CAROL NIXON      $60,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000             ADAM GLICKMAN     $30,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000             LELAND E. TATE    $30,000.00
                       PREFERRED                                    CASH

      3-10-99            16,000            WILLIAM ETTENGER   $48,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000             JEFFREY TELSEY    $30,000.00
                       PREFERRED     TRUSTEE SPECIAL NEEDS TRUST    CASH

      3-10-99            10,000             LINCOLN TRUST     $30,000.00
                       PREFERRED        COMPANY CUSTODIAN FOR       CASH
                                            JERRY SCHNEPP

      3-10-99            20,000               MBM YOUNG       $60,000.00
                       PREFERRED                                    CASH

      3-10-99            80,000               JEFF KAVY      $240,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000           WILLIAM J. NOONEY   $30,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000          ROBERT C. TUCKER JR. $30,000.00
                       PREFERRED         & KAREN D. TUCKER JT       CASH

      3-10-99            20,000             WILLIAM OYEN &    $60,000.00
                       PREFERRED          CAROLYN S. OYEN JT        CASH

      3-10-99            10,000              MICHAEL MARA     $30,000.00
                       PREFERRED                                    CASH

      3-10-99            20,000           JOHN E. TARRILLION  $60,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000            DANIEL A. DUPRE    $30,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000            CARLA G. STEWART   $30,000.00
                       PREFERRED                                    CASH

      3-10-99            14,000           MARTIN J. SHERLOCK  $42,000.00
                       PREFERRED          TRUSTEE MARION A.         CASH
                                            SHERLOCK TRUST

      3-10-99            10,000            JERRY SCHEMPP &    $30,000.00
                       PREFERRED        BRUCE E. KOBEY TEN COM      CASH

      3-10-99            10,000            JANET M. SEARL &   $30,000.00
                       PREFERRED        KENT E. SEARL JT TEN        CASH

      3-10-99            10,000             GREGORY WERTS     $30,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000            JULIE A. HACKETT   $30,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000            TYRONE M. CLARK    $30,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000             LISA H. ROBB &    $30,000.00
                       PREFERRED       MICHAEL B. ROBB JT TEN       CASH

      3-10-99            10,000             JACK C. MOORE     $30,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000           ROBERT C. WERTS &   $30,000.00
                       PREFERRED               PATRICIA             CASH
                                             SCHULTE-WERTS
                                                JT TEN

      3-10-99            17,000           MICHAEL K. CARNEY   $51,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000             JOSEPH REINKE     $30,000.00
                       PREFERRED                                    CASH

      3-10-99            10,000          ALAN L. TALESNICK &  $30,000.00
                       PREFERRED          ROBERT M. BEARMAN         CASH
                                               TEN COM

      3-31-99            10,000          ROSWELL S. MONROE &  $30,000.00
                       PREFERRED       WANDA V. MONROE TRUSTEES     CASH
                                       OF THE ROSWELL & WANDA
                                         MONROE  FAMILY TRUST
                                          U/D/T DTD 1-31-90

      3-31-99            10,000               WALTER J.       $30,000.00
                       PREFERRED             SCHOEFBERGER           CASH

      3-31-99            10,000             WILLIAM KILZER    $30,000.00
                       PREFERRED                                    CASH

      3-31-99            10,000           ROBERT L. YOUNG &   $30,000.00
                       PREFERRED           ANNA M. YOUNG JT         CASH

      3-31-99            10,000             KARL D. SMITH     $30,000.00
                       PREFERRED                                    CASH

      3-31-99            10,000           SCHIELD MANAGEMENT  $30,000.00
                       PREFERRED               COMPANY              CASH

      3-31-99            10,000            JOHN R. MCKOWEN    $30,000.00
                       PREFERRED                                    CASH

      3-31-99            10,000              JOHN METZGER     $30,000.00
                       PREFERRED                                    CASH

      3-31-99            10,000               TRANS-L A       $30,000.00
                       PREFERRED             PARTNERSHIP            CASH

      3-31-99            10,000              LUCAS LIAKOS     $30,000.00
                       PREFERRED                                    CASH

      3-31-99            10,000           CARL BRAD LINDER &  $30,000.00
                       PREFERRED           CATHY LINDER JT          CASH

      3-31-99            10,000          THOMAS J. OBRADOVICH $30,000.00
                       PREFERRED                                    CASH

      4-30-99            10,000           THOMAS R. ASHFORD   $30,000.00
                       PREFERRED                                    CASH

      4-30-99            10,000             STANLEY RANCH     $30,000.00
                       PREFERRED                                    CASH

      4-30-99            10,000           DENORA CORPORATION  $30,000.00
                       PREFERRED                                    CASH

      4-30-99            10,000            RONALD D. DEVOE    $30,000.00
                       PREFERRED                                    CASH

      4-30-99            10,000             WILLIAM DANIEL    $30,000.00
                       PREFERRED            CARTER TTEE OF          CASH
                                          THE WILLIAM DANIEL
                                             CARTER TRUST
      4-30-99            10,000            THIRD MILLENIUM    $30,000.00
                       PREFERRED             TRADING LLP            CASH

      4-30-99            10,000            ADVENT FUND LLC    $30,000.00
                       PREFERRED                                    CASH

      4-30-99            10,000             MARIUSZ WITEK     $30,000.00
                       PREFERRED                                    CASH

      4-30-99            10,000            RANDAL A. ALFORD   $30,000.00
                       PREFERRED                                    CASH

      4-30-99            10,000           FARHAD GHAFFAROUR   $30,000.00
                       PREFERRED                                    CASH

      4-30-99            10,000            ERVEN J. NELSON    $30,000.00
                       PREFERRED        TTEE FOR THE ERVEN J.       CASH
                                            NELSON LTD PSP

      4-30-99            10,000            LEONARD B. ZELIN   $30,000.00
                       PREFERRED                                    CASH

      4-30-99            13,000            FISCAL DYNAMICS    $39,000.00
                       PREFERRED             CORPORATION            CASH

(1) Pursuant to certain agreements with our founding shareholders, Venture Funding, Ltd. and Boutine, LLC, out of their initial purchases of Class A common stock in August 1998, we redeemed 56,400 of their shares for the exercise of the warrants in the October 1998 private placement, 603 shares were transferred by them to each of our management shareholders, Craig Lassen, David J. Selina, and Jeffrey W. Marshall, 1,085 shares were transferred by them to LanXtra, Inc. and we redeemed an additional 299,884 shares which were returned to authorized, but unissued shares of our Class A common stock.

     With respect to the offering of promissory notes and warrants described above, First Capital Investments was paid a total offering commission of $37,600. With respect to the offering of preferred stock described above, the total offering commission was $80,000 which was paid to NTB. The company relied on Sections 3(b),4(2) and 4(6) of the Securities Act of 1993, as amended, and Rules 504, 505 and 506 of Regulation D promulgated thereunder for both of the offerings. Each investor was given access to complete information concerning the company. The securities were offered for investment only and not for the purposes of resale or distribution, and the transfer thereof was appropriately restricted by the company. With respect to the shares of Class A common stock purchased from the company in August and December 1998 and the shares of Class A and Class B common stock transferred to LanXtra, Inc. in February 1999, the company relied on Sections 3(b), 4(2) and 4(6) of the Securities Act of 1993, as amended. The securities were offered for investment only and not for the purposes of resale or distribution, and the transfer thereof was appropriately restricted by the company.

 ITEM 27.  EXHIBITS.

Exhibit No.   Description
----------    -----------

1.1           Form of Underwriting Agreement

1.2           Form of Agreement Among Underwriters

1.3           Representative's Warrant Agreement

2             Asset Purchase Agreement with Cavion Technologies, Inc.
              dated December 31, 1998

3.1a Amended and Restated Articles of Incorporation as filed with the Colorado Secretary of State on February 1, 1999

3.1b          Articles of Amendment to the Amended and Restated
              Articles of Incorporation setting forth Statement of Designation of Series and Determination of Rights and Preferences of convertible preferred stock, Series A, as filed with the Colorado Secretary of State on February 26, 1999

3.2 Amended and Restated Bylaws of the Company as adopted by its Board of Directors on March 22, 1999

4.1 Specimen Certificate for $.0001 par value Class A common stock of the Company

4.2 Specimen Certificate for $.0001 par value Class B common stock of the Company

4.3 Specimen Certificate for $.0001 par value Series A preferred stock of the Company

4.4           Form of Subscription Agreement in the Offering of
              Convertible preferred stock of the Company

4.5           Form of Preferred Stock Warrant issued to Neidiger,
              Tucker, Bruner, Inc.

*5            Opinion of Gorsuch Kirgis LLP

10.1          Promissory Note to Herman D. Axelrod dated July 1, 1992

10.2          Promissory Note to Craig E. Lassen dated August 1, 1992

10.3          Factoring Agreements to Herman D. Axelrod dated
              September 8, 1997 and September 15, 1997

10.4          Factoring Agreement to Craig E. Lassen dated October
              15, 1997

10.5          Bridge Loan Agreement, Promissory Notes and Put
              Agreement with Far East Holdings, Ltd., Martin Cooper and Fairway Realty Associates with Sigmacom Corporation dated May 28, 1998

10.6 Additional Bridge Loan Agreement, Promissory Notes and Put Agreement with Jeff Marshall, David Selina and Randal Burtis dated May 28, 1998

10.7 Termination and Modification Agreement dated September 28, 1998, and Amendment to Termination and Modification Agreement dated January 15, 1999, with British Far East Holdings, Ltd., William M.B. Berger Living Trust, Martin Cooper, Fairway Realty Associates, Craig Lassen, Herman Axelrod and David Selina

10.8          Engagement Letter with First Capital Investments, Inc.
              dated September 20, 1998

10.9          Form of 15% Secured Promissory Notes due October 19,
              2000

10.10         Agreement for Post-Closing Adjustments by and
              among Venture Funding, Ltd., Boutine, LLC, Network
              Acquisitions, Inc., Cavion Technologies, Inc., Craig E. Lassen, David J. Selina and Jeff Marshall dated February 1, 1999

10.11         Share Allocation Agreement by and among Venture
              Funding Ltd., Boutine, LLC, Cavion Technologies, Inc., LanXtra, Inc., Craig E. Lassen, David J. Selina and Jeff Marshall, dated April 16, 1999

10.12         Office Lease Agreement with TTD Associates dated
              December 4, 1996 for the corporate offices located at 7475 Dakin Street, Denver, Colorado

10.13         Business Loan Agreement and Promissory Note with
              US Bank dated January 18, 1999, and First Amendment to Business Loan Agreement with US Bank dated March 24, 1999

10.14         Executive Employment Agreement with David J.
              Selina effective February 1. 1999

10.15         Executive Employment Agreement with Marshall E.
              Aster effective March 8, 1999

10.16 Executive Employment Agreement with Jeff Marshall effective February 1, 1999

10.17         Executive Employment Agreement with Craig E.
              Lassen effective February 1, 1999

10.18         Equity Incentive Plan dated March 19, 1999

10.19 Form of Indemnification Agreement with officers and directors

10.20         Agreement to Modify Deferred Obligations dated May
              28, 1999 with British Far East Holdings, Ltd., William M.B. Berger Living Trust, Martin Cooper, Fairway Realty
              Associates, David J. Selina, Jeff Marshall, Randal W. Burtis, Convergent Communications, Inc., Craig E. Lassen and Herman D. Axelrod

10.21         Form of Secure Network Services Agreement

*10.22 Form of Lock-up Agreements among the officers and directors of the Company, the 5% or more shareholders and other shareholders and the Representative

 23.1         Consent of Arthur Andersen LLP

*23.2 Consent of Gorsuch Kirgis LLP contained in its opinion filed as Exhibit 5

 27           Financial Data Schedule

*   To be filed by amendment

ITEM 28.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (1) To treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

     (2) To treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

          The undersigned Company hereby undertakes with respect to the securities being offered and sold in this offering:

     (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (c) to include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining liability under the Act, each such post- effective amendment shall be deemed to be a new registration statement of the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the end of the offering.

                                SIGNATURES

     In accordance with the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City and County of Denver, State of Colorado, on June 10, 1999.

                                   CAVION TECHNOLOGIES, INC.





                                   By:/s/David J. Selina
                                      David J. Selina, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




/s/David J. Selina                Date: June 10, 1999
David J. Selina,
Director, President, Chief Executive Officer,
Principal Executive Officer and Chief
Operating Officer


/s/Marshall E. Aster              Date: June 10, 1999
Marshall E. Aster, Chief Financial Officer
and Principal Financial and Accounting
Officer


/s/Andrew I. Telsey               Date: June 10, 1999
Andrew I. Telsey, Director


/s/Stephen B. Friedman            Date: June 10, 1999
Stephen B. Friedman, Director


/s/Jeffrey W. Marshall            Date: June 10, 1999
Jeffrey W. Marshall, Director


                               EXHIBIT INDEX


     All of the following exhibits were filed herewith electronically:


Exhibit No.   Description
----------    -----------

1.1           Form of Underwriting Agreement

1.2           Form of Agreement Among Underwriters

1.3           Representative's Warrant Agreement

2             Asset Purchase Agreement with Cavion Technologies, Inc.
              dated December 31, 1998

3.1a Amended and Restated Articles of Incorporation as filed with the Colorado Secretary of State on February 1, 1999

3.1b          Articles of Amendment to the Amended and Restated
              Articles of Incorporation setting forth Statement of Designation of Series and Determination of Rights and Preferences of convertible preferred stock, Series A, as filed with the Colorado Secretary of State on February 26, 1999

3.2 Amended and Restated Bylaws of the Company as adopted by its Board of Directors on March 22, 1999

4.1 Specimen Certificate for $.0001 par value Class A common stock of the Company

4.2 Specimen Certificate for $.0001 par value Class B common stock of the Company

4.3 Specimen Certificate for $.0001 par value Series A preferred stock of the Company

4.4           Form of Subscription Agreement in the Offering of
              Convertible preferred stock of the Company

4.5           Form of Preferred Stock Warrant issued to Neidiger,
              Tucker, Bruner, Inc.

10.1          Promissory Note to Herman D. Axelrod dated July 1, 1992

10.2          Promissory Note to Craig E. Lassen dated August 1, 1992

10.3          Factoring Agreements to Herman D. Axelrod dated
              September 8, 1997 and September 15, 1997

10.4          Factoring Agreement to Craig E. Lassen dated October
              15, 1997

10.5          Bridge Loan Agreement, Promissory Notes and Put
              Agreement with Far East Holdings, Ltd., Martin Cooper and Fairway Realty Associates with Sigmacom Corporation dated May 28, 1998

10.6 Additional Bridge Loan Agreement, Promissory Notes and Put Agreement with Jeff Marshall, David Selina and Randal Burtis dated May 28, 1998

10.7 Termination and Modification Agreement dated September 28, 1998, and Amendment to Termination and Modification Agreement dated January 15, 1999, with British Far East Holdings, Ltd., William M.B. Berger Living Trust, Martin Cooper, Fairway Realty Associates, Craig Lassen, Herman Axelrod and David Selina

10.8          Engagement Letter with First Capital Investments, Inc.
              dated September 20, 1998

10.9          Form of 15% Secured Promissory Notes due October 19,
              2000

10.10         Agreement for Post-Closing Adjustments by and
              among Venture Funding, Ltd., Boutine, LLC, Network
              Acquisitions, Inc., Cavion Technologies, Inc., Craig E. Lassen, David J. Selina and Jeff Marshall dated February 1, 1999

10.11         Share Allocation Agreement by and among Venture
              Funding Ltd., Boutine, LLC, Cavion Technologies, Inc., LanXtra, Inc., Craig E. Lassen, David J. Selina and Jeff Marshall, dated April 16, 1999

10.12         Office Lease Agreement with TTD Associates dated
              December 4, 1996 for the corporate offices located at 7475 Dakin Street, Denver, Colorado

10.13         Business Loan Agreement and Promissory Note with
              US Bank dated January 18, 1999, and First Amendment to Business Loan Agreement with US Bank dated March 24, 1999

10.14         Executive Employment Agreement with David J.
              Selina effective February 1. 1999

10.15         Executive Employment Agreement with Marshall E.
              Aster effective March 8, 1999

10.16 Executive Employment Agreement with Jeff Marshall effective February 1, 1999

10.17         Executive Employment Agreement with Craig E.
              Lassen effective February 1, 1999

10.18         Equity Incentive Plan dated March 19, 1999

10.19 Form of Indemnification Agreement with officers and directors

10.20         Agreement to Modify Deferred Obligations dated May
              28, 1999 with British Far East Holdings, Ltd., William M.B. Berger Living Trust, Martin Cooper, Fairway Realty
              Associates, David J. Selina, Jeff Marshall, Randal W. Burtis, Convergent Communications, Inc., Craig E. Lassen and Herman D. Axelrod

10.21         Form of Secure Network Services Agreement

23.1          Consent of Arthur Andersen LLP

27            Financial Data Schedule